Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 42

DATED JUNE 24, 2008

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 41 thereto dated June 6, 2008, Supplement No. 40 thereto dated May 16, 2008, Supplement No. 39 thereto dated April 21, 2008, Supplement No. 38 thereto dated April 17, 2008, Supplement No. 37 thereto dated February 15, 2008, Supplement No. 36 thereto dated February 7, 2008, Supplement No. 35 thereto dated January 28, 2008, Supplement No. 34 thereto dated January 23, 2008, Supplement No. 33 thereto dated December 31, 2007, Supplement No. 32 thereto dated December 11, 2007, Supplement No. 31 thereto dated November 2, 2007, Supplement No. 30 thereto dated October 26, 2007, Supplement No. 29 thereto dated October 25, 2007, Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 41 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 41.

This prospectus supplement includes the attached Form 8-Ks filed on June 18, 2008 and June 20, 2008, by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 24, 2008.

* The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008 (June 16, 2008)

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

8% Original Issue Discount Secured Convertible Debenture

On June 17, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements which remains subject to certain closing conditions relating to a private placement (the “Private Placement”) of $8,797,469 in principal amount of 8% Original Issue Discount Secured Convertible Debentures due June 17, 2011 (the “Debentures”) together with warrants. The Private Placement has not closed and the Private Placement remains subject to certain closing conditions. The Agreement and related agreements are attached as Exhibits to this Current Report on Form 8-K.

The Debentures are to be issued at an 8% original issue discount with monthly interest commencing one year from closing and will bear interest at an annual rate of 8%. After transaction costs, fees and the 8% original issue discount, the net proceeds to the Company are estimated to be $7.5 million which will be used to support development, regulatory and partnering strategies for SinuNase™ and Revimmune™ and support general operations.

The Debentures are convertible into the Company’s common stock at $1.10 per share (the “Conversion Price”) and, provided certain conditions are satisfied, the Company may, at its option, redeem the Debentures for an amount equal to 110% of the then outstanding principal. Commencing six months after closing, the Debentures will be amortized through thirty equal monthly payments. All principal amortization payments and monthly interest payments will be made in cash or the Company may elect if certain conditions are met to make the payments in shares of it s common stock. The Company’s ability to pay principal or interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of redemption amount unless the shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements. Any payment in common stock may not exceed 15% of the total dollar traded volume in the applicable stock for the 20 days trading days prior to the amortization payment. Any common stock delivered in satisfaction of an amortization payment or payment of will be valued at the lesser of (i) the conversion price or the exchange price, as the case may be, in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date.

As a part of the Private Placement, the Company will issue Warrants to the purchasers of the Debentures giving them the right to purchase 2,943,131 shares of the Company’s common stock at an exercise price of $1.21 per share. The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase 367,892 shares of Company common stock at an exercise price of $1.21 per share. All of the Warrants (including the warrants granted to the Placement Agent) will expire on June 17, 2014.

2

As a part of the Private Placement, the Company will enter into agreements with purchasers who are also investors in the Company’s private placements dated September 29, 2006, February 28, 2007, and January 18, 2008 (the “Prior Financings”), whereby the conversion price of any 8% Convertible Debenture and/or Preferred Series A-1 held by such purchaser stock was adjusted to $1.25 per share. The exercise price of any warrant issued to any such Purchaser in any Prior Financing was adjusted to $1.50 per share. Additional, the purchasers have agreed that the securities issued and issuable in this transaction will not further adjust the conversion/exercise price of the securities issued in the prior financings.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 110% of par plus accrued and unpaid interest on the Debentures to be redeemed.

In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the Conversion Price or in the instance of warrants the Exercise Price then in effect, the conversion price of all unconverted Debentures and the Exercise Price of all unexercised Warrants will be decreased to equal such lower price. The above-described adjustments to the Conversion Price and Exchange Price for future stock issuances by the Company will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Additional penalties and liquidated damages will be due in the event the Company breaches certain provisions of the documents including failure to file and effect a registration statement required.

In connection with the Private Placement, the Company and the purchasers of the Debentures will enter into a Security Agreement under which the obligations pursuant to the Debentures and other transaction documents are secured by a first lien in the Company’s SinuNase and Revimmune products, including intellectual property.

Unless and until shareholder approval of the Private Placement is obtained by the Company, the aggregate number of shares of the Common Stock of the Company issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Company common stock outstanding on the date of the closing of the Private Placement. The Company has agreed to schedule a Special Meeting of Shareholders to make a proposal for shareholder approval of the Private Placement no later than September 1, 2008.

3

In connection with the Private Placement, the Company and the purchasers of the Debentures will enter into a Registration Rights Agreement under which the Company is required, on or before July 18, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants, or the maximum portion of such issuable shares allowable pursuant to SEC Guidance, and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 60 days after filing if there is no SEC review of the registration statement, or 180 days after filing if there is an SEC review). The Company shall not be required to maintain the effectiveness, or file another Registration Statement pursuant to the Registration Rights Agreement with respect to any shares that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

•

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Southwest Bank of St. Louis

On June 16, 2008, the Company entered into an Amendment to Revolving Credit Agreement (the “SWB Amendment”) regarding its credit facility with Southwest Bank of St. Louis (“SWB”). Pursuant to the SWB Amendment, the total amount of the revolving debt will increase to $4.085 million, and SWB has agreed to extend the maturity date of the Revolving Credit Agreement through July 15, 2008 SWB has agreed to release its security interest in all Company assets previously subject to its existing subordinated Security Agreement, with the exception of a first lien in the inventory and accounts receivable of the Company’s subsidiary, TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals. Also on June 16, 2008, the Company and SWB entered into a Stock Pledge Agreement whereby the Company has agreed to pledge to SWB 15 million shares of Company-owned common stock in Biovest. In connection with the restructure of this SWB credit facility, all existing guarantors, including without limitation the Company’s CEO & Chairman Frank O’Donnell, M.D. have executed a Reaffirmation Agreement to affirm that these Guarantees continue with respect to the restructured debt to SWB. The SWB Amendment and related agreements are attached as Exhibits to this Current Report on Form 8-K.

4

McKesson Corp.

On June 17, 2008, the Company and McKesson Corp. (“McKesson”) entered into an Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement (the “Termination Amendment”). The Termination Amendment provides that the “Put” option in the existing agreement, which allows McKesson to “put” shares of Company stock back to the Company on August 22, 2008 in the event that McKesson has not realized a defined minimum return on sale of those shares, is replaced by a mandatory redemption by the Company, upon request by McKesson, in the initial month of up to 74,907 shares at $2.67 per share ($200,001.69 for the first month), then up to 40,000 shares per month at $2.67 per share ($106,800 per month) for the second through twelfth month; after 12 months the amount of mandatory monthly redemption which may be requested by McKesson shall increase from 40,000 shares to up to 80,000 shares being redeemed. The Termination Amendment and related agreements are attached as Exhibits to this Current Report on Form 8-K.

Pursuant to the Termination Amendment, McKesson has released its security interest in all Company assets. The Company has agreed to pledge to McKesson a number of shares of Company-owned common stock of Biovest with a market value equal to twice the remaining amount due to McKesson less the market value of the Company common stock held by McKesson, with the requirement that the number of pledged Biovest shares be subject to quarterly adjustment so at all times McKesson is secured with Biovest shares on a “2X” basis based on the difference between the remaining amount owed and the market value of McKesson-owned Company common stock.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated June 17, 2008, by Accentia Biopharmaceuticals, Inc. (the “Company”) entitled “Accentia Biopharmaceuticals Announces $8.5 Million Financing to Advance Key Strategies for SinuNase™ and Revimmune™”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

5

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: June 18, 2008

6

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated June 17, 2008, among Accentia Biopharmaceuticals, Inc. (“Accentia”) and each of the purchasers of the Private Placement.

10.2	Registration Rights Agreement, dated June 17, 2008, among Accentia and each of the purchasers of the Private Placement

10.3	8% Original Issue Discount Secured Convertible Debenture, dated June 17, 2008, among Accentia and each of the purchasers of the Private Placement.

10.4	Security Agreement, dated June 17, 2008, among Accentia and its subsidiaries, Accentia Specialty Pharmacy, Inc. and AccentRX, Inc. and each of the purchasers of the Private Placement.

10.5	Common Stock Purchase Warrant dated June 17, 2008

10.6	Subsidiary Guarantee dated June 17, 2008 among Accentia Specialty Pharmacy, Inc. and AccentRX, Inc. and each of the purchasers of the Private Placement.

10.7	Third Amendment to Revolving Credit Agreement dated June 17, 2008, among Southwest Bank of St. Louis (“Southwest”) and Accentia.

10.8	Revolving Credit Note Modification Agreement dated June 17, 2008, among Southwest and Accentia.

10.9	Stock Pledge Agreement dated June 17, 2008, among Southwest and Accentia.

10.10	Reaffirmation of Guaranty dated June 17, 2008, among Southwest and Accentia.

10.11	Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement dated June 17, 2008, among McKesson Corporation (“McKesson”) and Accentia.

10.12	Stock Pledge Agreement dated June 17, 2008, among McKesson and Accentia.

99.1	Accentia’s Press Release dated June 17, 2008 titled “Accentia Biopharmaceuticals Announces $8.5 Million Financing to Advance Key Strategies for SinuNase™ and Revimmune™”

7

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 17, 2008, between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Statement” means the Closing Statement in the form Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, NY 10024.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 8% Original Issue Discount Secured Convertible Debentures due, subject to the terms therein, three years from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(f).

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (including shares of Common Stock issued in lieu of a cash payment on such securities, and in satisfaction of certain amortization and redemption rights under the 2006 Debentures, the 2007 Debentures and the 2008 Preferred Stock, in each case pursuant to the terms thereof as in effect on the date hereof), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is either an individual owner of, or itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FDA” shall have the meaning ascribed to such term in Section 3.1(kk).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(kk).

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(kk).

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount multiplied by 1.086956.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit F attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer and Trust, the current transfer agent of the Company, with a mailing address of 1050 Mallard Creek Road, Suite 307, Charlotte, NC 28262 and a facsimile number of 704.590.7599, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“Voting Agreement” means the written agreement, in the form of Exhibit G attached hereto, of all of the officers, directors and stockholders holding more than 10% of the issued and outstanding shares of Common Stock on the date hereof to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Shareholder Approval, amounting to, in the aggregate, at least 50% of the issued and outstanding Common Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 6 years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $10,000,000 in principal amount of the Debentures. Each Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii) a Debenture with a Principal Amount equal to such Purchaser’s Subscription Amount multiplied by 1.086956, registered in the name of such Purchaser;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 40% of such Purchaser’s Subscription Amount divided by the initial Conversion Price, with an exercise price equal to $1.21, subject to adjustment therein;

(v) the Security Agreement, duly executed by the Company and each Subsidiary (other than Analytica, Inc. and TEAM Pharmaceuticals, Inc.), along with all of the Security Documents, duly executed by the parties thereto;

(vi) the Subsidiary Guarantee, duly executed by each Subsidiary (other than Analytica, Inc. and TEAM Pharmaceuticals, Inc.);

(vii) the Voting Agreements; and

(viii) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii) the Security Agreement duly executed by such Purchaser; and

(iv) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv) the restructuring of the Company’s agreements with McKesson Corporation and Southwest Bank as described on Schedule 3.1(n) hereto shall have occurred; and

(iv) the debt repayment transaction with Laurus including the Assignment of Proceeds From Sale of Analytical and the assignment of Interest under Royalty Agreement (the “Laurus Payoff Transaction”) shall have been consummated.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the restructuring of the Company’s agreements with McKesson Corporation and Southwest Bank as described on Schedule 3.1(n) hereto shall have occurred;

(iv) the Laurus Payoff Transaction shall have been consummated;

(v) the delivery of a waiver and amendment agreement from all Non-Participating Prior Purchasers, containing the waivers and amendments set forth in Sections 4.18(a)(ii), (iv) and (v) hereof (provided, however, the Company shall not be requried to deliver a waiver and amendment agreement from Non-Participating Prior Purchasers whose subscription amounts under the 2006 Purchase Agreement, 2007 Purchase Agreement and 2008 Purchase Agreement are, in the aggregate, less than $700,000);

(vi) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(viii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it to which it is a party of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of

Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, including interest payments on Common Stock Equivalents in lieu of cash. Except as provided in Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as provided in Schedule 3.1(g)(i) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in Schedule 3.1(g)(ii) the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and the Laurus Payoff Transaction as described on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company other than as described on Schedule 3.1(j). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens described on Schedule 3.1(n) and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers will be required to have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal year ended September 30, 2008 (such date, the “Evaluation Date”). The Company was not required to present in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s) Certain Fees. Except as set forth in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of,

an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth in Schedule 3.1(v) and other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the

Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending September 30, 2008.

(ff) Seniority. Except as set forth in Schedule 3.1(ff), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no

Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchasers’ Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked to agree by the Company, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Except as set forth in Schedule 3.1(kk) there is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Except as set forth in Schedule 3.1(kk), the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ll) Form S-3 Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

(mm) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public

Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder or securityholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or (B) any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date the number of shares of Common Stock issuable pursuant to this Agreement on a fully converted or exercised basis (ignoring for such purposes any conversion or exercise limitations therein) exceeds 15% of the issued and outstanding shares of Common Stock on the Closing Date for the purpose of obtaining Shareholder Approval, and in any event on or before September 1, 2008, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every two months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding.

4.12 [RESERVED]

4.13 Subsequent Equity Sales.

(a) From the date hereof until the earlier of (i) 180 days following the Closing Date or (ii) 60 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, that the 60 day period set forth in this Section 4.13 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.

(b) From the date hereof until such time as no Purchaser holds any of the Debentures or Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security (but not including customary full ratchet or weighted average anti-dilution provisions) or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Debentures would not be permitted, pursuant to Section 4(c)(i) of the Debentures, to convert their respective outstanding Debentures and exercise their respective Warrants in full, ignoring for such purposes the conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) issuances of Common Stock pursuant to certain redemption and amortization rights under the 2006 Debentures, the 2007 Debentures and the 2008 Preferred Stock pursuant to the terms thereof as in effect on the date hereof (even if such issuances constitute a Variable Rate Transaction), (ii) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance and (iii) an offering of Common Stock pursuant to a registered direct offering by the Company off of a “shelf” registration statement at a price equal to or greater than $1.50 per share (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and other similar transactions affecting the Common Stock after the Closing Date).

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

4.18 Certain Amendments.

(a) The Company entered into the following agreements: (i) the Securities Purchase Agreement, dated September 29, 2006 by and among the Company and the purchasers signatory thereto (the “2006 Purchase Agreement”) for the issuance of convertible debentures (the “2006 Debentures”) and common stock purchase warrants (the “2006 Warrants”), (ii) the Securities Purchase Agreement, dated February 27, 2007 by and among the Company and the purchasers signatory thereto (the “2007 Purchase Agreement”) for the issuance of convertible debentures (the “2007 Debentures”, and together with the 2006 Debentures, the “Prior Debentures”) and common stock purchase warrants (the “2007 Warrants”), and (iii) the Securities Purchase Agreement, dated January 18, 2008 by and among the Company and the purchasers signatory thereto (the “2008 Purchase Agreement”, collectively with the 2006 Purchase Agreement and the 2007 Purchase Agreement, the “Prior Purchase Agreements”) for the issuance of convertible preferred stock (the “2008 Preferred Stock”, having the rights privileges and preferences set forth in the Certificate of Designation (as defined in the 2008 Purchase Agreement) (the “2008 Certificate of Designation”)), and common stock purchase warrants (the “2008 Warrants”, together with the 2006 Warrants and the 2007 Warrants, the “Prior Warrants”). The Prior Purchase Agreements, Prior Debentures, the 2008 Certificate of Designation, the Prior Warrants are hereinafter collectively referred to as the “Prior Transaction Documents.” In connection with the transactions contemplated by the Transaction Documents, and, if and only if, (y) a purchaser from a Prior Purchase Agreement (“Prior Purchaser”) is also a Purchaser and (z) such Purchaser still holds the Prior Debentures, the 2008 Preferred Stock or the Prior Warrants, the Company and such Purchasers hereby agrees to amend and waive certain terms of the applicable Prior Transaction Documents as follows:

(i) The “Conversion Price” of the Prior Debentures and the 2008 Preferred Stock of Purchasers who participated in either the 2006 Purchase Agreement, the 2007 Purchase Agreement and/or the 2008 Purchase Agreement (but not the Prior Debentures or 2008 Preferred Stock held by non-participating Prior Purchasers (the “Non-Participating Prior Purchasers”)) is hereby reduced to equal $1.25, subject to further adjustment therein.

(ii) The Prior Purchasers that are parties to the 2008 Purchase Agreement hereby consent to the reduction to the “Conversion Price” described in Section 4.18(i) above, and hereby agree that, beginning thirty (30) days from the date hereof, the Company may redeem the Preferred Stock on pro rata basis in equal monthly installments, on the fifteenth day of each month (each such date, a “Monthly Preferred Redemption Date”) up and until March 15, 2011 (the “Redemption”) in Common Stock, valued at ninety percent (90%) of the 20 day VWAP prior to each Monthly Preferred Redemption Date, unless and until a Prior Purchaser objects to such Redemption.

(iii) The “Exercise Price” of the Prior Warrants held by Purchasers who participated in either the 2006 Purchase Agreement, the 2007 Purchase Agreement and/or the 2008 Purchase Agreement (but not the Prior Warrants held by Non-Participating Prior Purchasers) is hereby reduced to equal $1.50, subject to further adjustment therein.

(iv) The definition of “Exempt Issuance” in each of the Prior Purchase Agreements shall include (in addition to existing Exempt Issuances under such Prior Purchase Agreements), and shall be deemed to have included from the date of such Prior Purchase Agreement: (i) the issuance of the Debentures, Warrants and Underlying Shares pursuant to [this Agreement] and the Transaction Documents (including as payment of interest under the Debentures) (provided that such securities are not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities), (ii) for purposes of the 2006 Purchase Agreement, the issuance of shares of Common Stock pursuant to the terms of the 2007 Debentures as in effect on June 16, 2008 and (iii) the issuance of Common Stock upon conversion of the Prior Debentures and the 2008 Preferred Stock at the adjusted conversion price pursuant to Section 4.18(a)(i) above and upon the exercise of the Prior Warrants pursuant to the adjusted exercise price pursuant to Section 4.18(iii) above.

(v) Subject to the terms and conditions hereunder, each Prior Purchaser hereby waives compliance with the Company’s obligation to provide, and the Prior Purchasers right to receive, notice of the transactions contemplated hereby in accordance with the time frames set forth in Section 4.13(b) of the 2006 Purchase Agreement and 2007 Purchase Agreement, and Section 4.12(b) of the 2008 Purchase Agreement) (it being understood that the waiver in this sentence shall in no way limit a Prior Purchaser’s right to participate in the transactions contemplated hereby). In addition, subject to the terms and conditions hereunder, each Prior Purchaser party to the Prior Purchase Agreements (a) hereby waives the restrictions set forth in Section 4.14(b) of the 2006 Purchase Agreement and 2007 Purchase Agreement and Section 4.13(b) of the 2008 Purchase Agreement solely in respect of the Company’s right to make Monthly Redemption payments under the Debentures, (b) hereby waives the restrictions in Sections 7(a), 7(b) and 7(e) of the 2006 Debentures and (c) each Prior Purchaser party to the 2007 Purchase Agreement hereby waives Sections 7(a), 7((b) and 7(g) of the 2007 Debentures with respect to the transactions contemplated hereby and agrees that such restrictions shall not apply to this transaction. Each Prior Purchaser hereby agrees that Sections 7(a), 7(b), 7(d) and 7(e) of the September Debentures, Sections 7(a), 7(b), 7(d) and 7(e) of the February Debentures, and Section 3(b), 9 and 10 of the 2008 Preferred Stock shall not apply to the Laurus Payoff Transaction (as described in the New Financing), and the McKesson Corporation Amendment to Termination Agreement and related amendments to collateral and security agreements (as described in Schedules 3.1(n) and 3.1 (ff) of the Disclosure Schedules by the New Financing); and the amendment to the Revolving Note between the Company and Southwest Bank related security agreements (as described in Schedules 3.1(n) and 3.1(ff) and of the Disclosure Schedules).

(vi) Subject to the amendments provided in this Section 4.18, all of the terms and conditions of the Prior Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the purchasers under the Prior Purchase Agreements. Except as expressly set forth herein, this Section 4.18 shall not be deemed to be a waiver, amendment or modification of any provisions of the Prior Purchase Agreements or the respective transaction documents or of any right, power or remedy of the purchasers, or constitute a waiver of any provision of the Prior Purchase Agreements or the respective transaction documents (except to the extent set forth in this Section 4.18), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

(b) The Purchasers and the Company agree that the Prior Transaction Documents are hereby amended to provide that if a Prior Purchaser is not a Purchaser pursuant to this Agreement, such Prior Purchaser shall be deemed to have consented to the consummation of the transaction contemplated pursuant to this Agreement.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 19, 2008; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse Midsummer Capital, LLC (“Midsummer”) the non-accountable sum of $25,000 for its legal fees and expenses, none of which has been paid prior to the Closing. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Purchasers but only Midsummer. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCENTIA BIOPHARMACEUTICALS, INC.		Address for Notice: 324 South Hyde Park Ave Suite 350 Tampa, Florida 33606
By:	/s/Francis E. O’Donnell, Jr.	Fax: 813-258-6912
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

With a copy to (which shall not constitute notice):
Samuel S. Duffey, Esq. General Counsel 324 South Hyde Park Avenue, Suite 350 Tampa, Florida 33606

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:

Principal Amount: (Subscription Amount multiplied by 1.086956) :$

Warrant Shares:

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $10,000,000 of Debentures and Warrants from Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: June     , 2008

I. PURCHASE PRICE

Gross Proceeds to be Received	$

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

To:

To:

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 17, 2008, between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 180th calendar day following the date hereof) and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

1

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Initial Shares” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) all of the shares of Common Stock issuable upon conversion in full of the Debentures (assuming on the date of determination the Debentures are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issuable as interest or principal on the Debentures assuming all permissible interest and principal payments are made in shares of Common Stock and the Debentures are held until maturity, (c) all Warrant Shares (assuming on the date of determination the Warrants are exercised in full without regard to any exercise limitations therein), (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debentures or limitations on exercise set forth in the Warrants) and (e) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that the Company shall not be required to maintain the effectiveness, or file another Registration Statement hereunder with respect to any Registrable Securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders.

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“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance, policies, comments, requirements or requests of the Commission staff, whether or not specifically related to the Registration Statement or the transaction contemplated by the Purchase Agreement and (ii) the Securities Act.

2. Shelf Registration

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least an 85% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be

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sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b). Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(b), if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders), and second by Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders); provided, however, that, prior to any reduction in the number of Registrable Securities included in a Registration Statement as set forth in this sentence, all shares of Common Stock set forth on Schedule 6(b) hereto shall be reduced first. In the event of a cutback hereunder, the Company shall give the Holder at least 5 Trading Days prior written notice along with the calculations as to such Holder’s allotment.

(b) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order

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for such Registration Statement to be declared effective, or (iv) as to, in the aggregate among all Holders on a pro-rata basis based on their purchase of the Securities pursuant to the Purchase Agreement, a Registration Statement registering for resale all of the Initial Shares is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) all of the Registrable Securities are not registered for resale pursuant to one or more effective Registration Statements on or before December 31, 2008, or (vi) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive calendar days) during any 12-month period, or (vii) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Securities (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i), (iv), (v) and (vii), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 10 calendar day period is exceeded, and for purpose of clause (vi) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The parties agree that the Company shall not be liable for liquidated damages under this Agreement with respect to any unexercised Warrants or Warrant Shares. In addition, liquidated damages under this Section 2(b) shall cease to accrue as to any Registrable Securities that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (it being understood that this sentence shall not relieve the Company of any liquidated damages accruing prior to the date such Registrable Securities are eligible for resale pursuant to Rule 144, and for purposes of the legal opinion described in this sentence, if requested, the affected Holders agree to provide a customary representation letter that they are not an affiliate of the Company). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

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3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three (3) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)(i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company), and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

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(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

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(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to NASD Rule 2710, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or if such qualification would subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by a Holder, cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

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(k) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications

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or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the FINRA pursuant to NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such

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Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to

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give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to

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information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until the earlier of (i) the date the initial Registration Statement is declared effective (provided that the number of shares included on such Registration Statement are included pro-rata for all of the Holders) or (ii) the date that all Registrable Securities are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, provided that this Section 6(b) shall not prohibit the

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Company from filing (x) amendments to registration statements filed prior to the date of this Agreement and (y) a registration statement for a registered direct offering of Common Stock by the Company, provided such registration statement is not filed prior to the date the initial Registration Statement is first filed with the Commission.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall, subject to SEC Guidance, include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (including, for this purpose any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the

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foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f).

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to

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achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

ACCENTIA BIOPHARMACEUTICALS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐            No  ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No  ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 18, 2008

Original Conversion Price (subject to adjustment herein): $1.10

$

8% ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE DEBENTURE

DUE JUNE 17, 2011

THIS 8% SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 8% Secured Convertible Debentures of Accentia Biopharmaceuticals, Inc., a Florida corporation, (the “Company”), having its principal place of business at 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606, designated as its 8% Secured Convertible Debenture due June 16, 2011 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to                      or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $             on June 16, 2011 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

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“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c)(ii).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company

2

immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, or (iii) for purposes of Section 2 only with respect to the Company’s ability to pay interest in shares of Common Stock, there is

3

an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the applicable interest payment (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption or Monthly Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount or Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(c)(i) and Section 4(c)(ii) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 75,000 shares (subject to adjustment for forward and reverse stock splits and the like) per Trading Day.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 4(c)(i).

“Late Fees” shall have the meaning set forth in Section 2(d).

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“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Monthly Conversion Period” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Conversion Price” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption” means the redemption of this Debenture pursuant to Section 6(b) hereof.

“Monthly Redemption Amount” means, as to a Monthly Redemption, $[            1, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon January 1, 2009, and terminating upon the full redemption of this Debenture.

“Monthly Redemption Notice” shall have the meaning set forth in Section 6(b) hereof.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (a) 110% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

[1]	1/30th of the original principal amount of this Debenture.

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“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, (c) lease obligations and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, and (d) up to $7,209,958 of additional Indebtedness incurred directly by the Company (provided, however, if such Indebtedness is equity-linked, the conversion price of such Indebtedness shall not be less than $1.50 per share (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and similar transactions effecting the Common Stock after the Original Issue Date), and shall include no other equity components other than up to 40% warrant coverage (with a strike price not less than $1.50 per share (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and similar transactions effecting the Common Stock after the Original Issue Date).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder; (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased; and (e) Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries that are subject to an existing security interest pursuant to the Security Agreement or in favor of any other third-party.

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“Pre-Redemption Conversion Shares” shall have the meaning set forth in Section 6(b) hereof.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June 16, 2008 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of all Conversion Shares and Interest Conversion Shares of the Holder, names the Holder as a “selling stockholder” therein, and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Shareholder Approval” shall have the meaning set forth in the Purchase Agreement.

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if

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prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, which interest shall begin accruing on the one year anniversary of the Original Issue Date, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the one year anniversary of the Original Issue Date, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”). In addition to the payment of interest as herein provided, the Company acknowledges that this Debenture was issued at an original issue discount.

b) Company’s Election to Pay Interest in Cash or Shares of Common Stock. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a

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combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the one year anniversary of the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection

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with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an

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amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.10, subject to adjustment herein (the “Conversion Price”).

c) Conversion Limitations.

i. Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (A) in connection with the conversion of any Debentures issued pursuant to the Purchase Agreement, (B) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement and (C) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Purchase Agreement, would exceed 9,532,009 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder’s Debenture by (y) the aggregate original principal amount of all Debentures issued on the Original Issue Date to all Holders. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Debentures or Warrants and the amount of shares issued to the Holder pursuant to the Holder’s Debentures and Warrants was less than the Holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreement as described in (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

ii. Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert

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any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c)(ii) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number

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of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c)(ii), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c)(ii) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or

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after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for

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each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth (5th) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

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vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest or

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dividends on, the Debentures, the 2006 Debentures, the 2007 Debentures or the 2008 Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that

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would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the

19

Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the 12-month anniversary of the Original Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated

20

to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

b) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the “Monthly Redemption”). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon 30 Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the price calculated during the 20 Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” and such 20 Trading Day period, the “Monthly Conversion Period”); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder, and (z) as to such Monthly Redemption, prior to such Monthly Conversion Period (but not more than 5 Trading Days prior to the commencement of the Monthly Conversion Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Monthly Redemption Amount equal to the quotient of (x) the applicable Monthly Redemption Amount divided by (y) the lesser of (A) the Conversion Price and (B) 90% of the average of the 20 VWAPs during the period ending on the 3rd Trading Day immediately prior to the date of the Monthly Redemption Notice (the “Pre-Redemption Conversion Shares”). The Holder may convert, pursuant to Section 4(a), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Conversion Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Amount payable in Conversion Shares. Any principal amount of this Debenture

21

converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied against such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion. The Company covenants and agrees that it will honor all Notices of Conversion tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

c) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption or a Monthly Redemption shall be payable on the Optional Redemption Date or Monthly Redemption Date. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount or Monthly Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption or Monthly Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the Holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

f) pay cash dividends or distributions on any equity securities of the Company;

g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable

23

(whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 40% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

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ix. [RESERVED];

x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xii. any Person shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement; or

xiii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the

25

Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this

26

Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount

27

deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by certain assets of the Company and certain Subsidiaries pursuant to the Security Agreement, dated as of June 17, 2008 between the Company, the Subsidiaries of the Company signatory thereto and the Secured Parties (as defined therein).

k) Waivers and Amendments. This Debenture and all other Debentures issued pursuant to the Purchase Agreement may be modified or amended or the provisions hereof waived with the prior written consent of the Company and the holders of 67% or more of the aggregate principal amount of all Debentures then outstanding

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO
Facsimile No. for delivery of Notices: 813-258-6912

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Secured Convertible Debenture due June 16, 2011 of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock yes no
If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

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Schedule 1

CONVERSION SCHEDULE

The 8% Secured Convertible Debenture due on June 16, 2011 in the original principal amount of $             is issued by Accentia Biopharmaceuticals, Inc., a Florida corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 17, 2008 (this “Agreement”), is among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company” or the “Debtor”) “), and Accentia Specialty Pharmacy, Inc. and AccentRX, Inc., subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders of the Company’s 8% Original Issue Discount Secured Convertible Debentures due 3 years following their issuance, in the original aggregate principal amount of $8,467,432 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent (as defined in Section 18 hereof), a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the Debtors’ rights, titles and interest in the Debtors’ SinuNase and Revimmune assets including Debtor’s Intellectual Property and assets related to SinuNase and Revimmune, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, including:

(i) All contract rights and license rights and other general intangibles related to SinuNase and Revimmune, including, without limitation, all licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

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(ii) All accounts, together with all instruments, all documents of title representing SinuNase and Revimmune;

(iii) All commercial tort claims related to SinuNase and Revimmune;

(iv) All deposit accounts and all cash (whether or not deposited in such deposit accounts) relating to or resulting from SinuNase and Revimmune;

(vi) All supporting obligations related to SinuNase and Revimmune; and

(vii) All files, records, books of account, business papers, and computer programs related to the Intellectual Property of SinuNase and Revimmune; and

(viii) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(viii) above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other

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country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or owing to, of any Debtor to the Secured Parties under this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

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(f) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Agent any and all certificates and other instruments or documents representing any of the applicable Collateral, in each case, together with all Necessary Endorsements.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

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(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Debentures). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except for Permitted Liens (as defined in the Debentures) and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for licenses granted by any Debtor in the ordinary course of its business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens (as defined in the Debentures)

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securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder.

(g) Each Debtor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) [RESERVED]

(j) [RESERVED]

(k) Except for Permitted Liens (as defined in the Debentures), each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be

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terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent, each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, license pledge, hypothecate, encumber, sell or otherwise dispose of any of the Collateral (except for licenses or sublicenses granted or that may be granted by a Debtor in the ordinary course of its business) without the prior written consent of a Majority in Interest.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage

(n) [RESERVED].

(o) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Debentures) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or

7

the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(p) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Agent, therein.

(q) Each Debtor shall promptly execute and deliver to the Agent such further security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(r) Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(s) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(t) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(u) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

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(v) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(w) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(y) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(z) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(aa) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(bb) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(cc) [RESERVED].

(dd) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

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(ee) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties.

(ff) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(gg) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(hh) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(ii) Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(jj) Each Debtor shall cause each subsidiary of such Debtor that has any interest in the Collateral to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights

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and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(kk) [RESERVED].

(ll) [RESERVED].

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, except where Debtor decides not to register such copyrights for business or legal reasons on the advice of counsel, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, except for intent-to-use trademark applications in which no statement of use has yet been filed, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors and related to SinuNase and Revimmune, as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been filed at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office, except where the Debtor has decided, for business or legal reasons on the advice of counsel, that a copyright registration shall not be filed.

(pp) Except as set forth on Schedule pp attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the

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occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) business days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

(b) [RESERVED].

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8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral (except with respect to any license, subject to the terms of such license), at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, or by the applicable license or agreement, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

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(iv) The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi) The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based

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on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. [RESERVED].

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to

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perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

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15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action, as may reasonably be deemed necessary or advisable, and reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to

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accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. Appointment of Agent. The Secured Parties hereby appoint Midsummer Investment Ltd. to act as their agent (“Midsummer” or “Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent, provided that Midsummer may not be removed as Agent unless Midsummer shall then hold less than $250,000 in principal amount of Debentures; provided, further, that such removal may occur only if each of the other Secured Parties shall then hold not less than an aggregate of $500,000 in principal amount of Debentures. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Miscellaneous.

(a) Notwithstanding anything to the contrary in this Agreement, the right of the Secured Parties, upon default, to effect any sublicense or assignment of any license is subject to the terms of such license. Nothing in this Agreement creates or permits any assignment of any “intent-to-use” trademark application. This agreement constitutes a first lien in the Collateral and shall not be construed as a current assignment.

(b) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

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(d) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(h) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning

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the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(l) Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

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(m) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(n) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(o) The provisions of this Agreement may be amended, or the provisions hereof waived, with the prior written consent of the Debtors and the Secured Parties holding 67% or more of the aggregate principal amount of all Debentures then outstanding.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

ACCENTIA SPECIALTY PHARMACY, INC.

By:	Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

ACCENTRX, INC.

By:	Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI SA]

Name of Investing Entity:

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored:

SCHEDULE B

SCHEDULE C

SCHEDULE D

Legal Names and Organizational Identification Numbers

SCHEDULE E

Names; Mergers and Acquisitions

SCHEDULE F

Intellectual Property

SCHEDULE G

Account Debtors

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ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of June     , 2008 made by

Accentia Biopharmaceuticals, Inc.

and its subsidiaries party thereto from time to time, as Debtors to and in favor of

the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:

Name:
Title:

Address:

Dated:

ANNEX B

to

SECURITY

AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Midsummer Investment Ltd. (“Midsummer” or “Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ACCENTIA BIOPHARMACEUTICALS, INC.

Warrant Shares: [ ]	Initial Exercise Date: June 18, 2008

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                              (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 6 year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), up to              shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 17, 2008, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to

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the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.21, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of such election;

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d) Exercise Limitations.

i.

Holder’s Restrictions. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Transfer Agent setting forth

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the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d)(i), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d)(i) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii.

Issuance Restrictions. If the Company has not obtained Shareholder Approval, then the Company may not issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued (A) pursuant to the conversion of any Debentures issued pursuant to the Purchase Agreement, (B) upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the issuance of Securities pursuant to the Purchase Agreement, would exceed                             [1], subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Purchase Agreement (such number of shares, the “Issuable Maximum”). The Holder and the holders of the other Warrants issued pursuant to the Purchase Agreement shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the Holder’s original Subscription Amount by (y) the

[1]	19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date

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aggregate original Subscription Amount of all holders pursuant to the Purchase Agreement. In addition, the Holder may allocate its pro-rata portion of the Issuable Maximum among Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Purchaser no longer holds any Warrants and the amount of shares issued to such Purchaser pursuant to its Warrants was less than such Purchaser’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreement as described in (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

e) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the second Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day following the Warrant Share Delivery Date until such certificates are delivered.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to

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the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record

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date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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d) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which

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a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (A) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (B) the risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (C) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of such transaction and the Termination Date.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any

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class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a

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written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

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f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to 67% of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

TO:    ACCENTIA BIOPHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase              Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [        ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.6

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of June 17, 2008 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the purchasers signatory (together with their permitted assigns, the “Purchasers”) to that certain Securities Purchase Agreement, dated as of the date hereof, between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the Purchasers.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Debentures, subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Debentures; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, including, without limitation, all obligations under this Guarantee, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed

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with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2. Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

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(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers,

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segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

(d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be

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asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Signature Pages to the Purchase Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a) Organization and Qualification. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The

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Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration

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with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

(f) Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. Such foreign counsel have advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel were provided with copies of this Subsidiary Guarantee and the Transaction Documents prior to rendering their advice.

4. Covenants.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Debentures) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 67% of the aggregate principal amount of the then outstanding Debentures shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

i. enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii. enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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iii. amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser;

iv. repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

v. pay cash dividends on any equity securities of the Company;

vi. enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

vii. enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers.

(b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

(ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on

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account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

(g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and the Guarantors hereby

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irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Debentures and the other Transaction Documents.

(o) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

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(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

ACCENTIA SPECIALTY PHARMACY, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

ACCENTRX, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	CEO

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SCHEDULE 1

GUARANTORS

The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

NAME & NOTICE ADDRESS	JURISDICTION OF INCORPORATION	COMPANY OWNED BY PERCENTAGE
Accentia Specialty Pharmacy, Inc. 324 South Hyde Park Avenue, Suite 350 Tampa, Florida 33606	Florida	100% owned by Accentia Biopharmaceuticals, Inc.

AccentRx, Inc. 324 South Hyde Park Avenue, Suite 350 Tampa, Florida 33606	Florida	100% owned by Accentia Biopharmaceuticals, Inc.

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Annex 1 to

SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of                  ,                      made by                                         , a                                          corporation (the “Additional Guarantor”), in favor of the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H :

WHEREAS, Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the Purchasers have entered into a Securities Purchase Agreement, dated as of June     , 2008 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Subsidiaries of the Company (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of June     , 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

WHEREAS, the Purchase Agreement requires the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(m) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONALGUARANTOR]

By:
Name:
Title:

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Exhibit 10.7

THIRD AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (the “Amendment”) is dated as of June 16, 2008, between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (herein called the “Borrower”), and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation, successor by merger to Missouri State Bank and Trust Company, a Missouri banking corporation (herein called the “Lender”).

WHEREAS, the parties hereto entered into a Revolving Credit Agreement, dated December 30, 2005, as amended (the “Credit Agreement”), pursuant to which Borrower executed and delivered its Revolving Credit Note in the original amount of Three Million and no/100 Dollars ($3,000,000, which note was amended by that certain Revolving Credit Note Modification Agreement, dated March 29, 2006, to increase the principal amount available for borrowing to Four Million and No/100 Dollars ($4,000,000.00) (the note as from time to time amended being hereinafter referred to as the “Revolving Credit Note”); and

WHEREAS, Borrower is entering into a Debt Payoff Agreement with Laurus Master Fund, Ltd. and in connection therewith is restructuring its various credit facilities with Lender and other existing or future credit providers and has asked Lender to modify certain terms and conditions of the Credit Agreement and certain ancillary documents to facilitate such restructuring; and

WHEREAS, Lender has agreed to do so subject to terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Defined Terms. Terms defined in the Credit Agreement shall have the same meanings when used herein.

2. Amendment to Credit Agreement. The Credit Agreement is hereby amended, effective as of the date hereof, as follows:

A. The first recital is hereby amended by deleting therefrom the reference to “$4,000,000” in the first line thereof and substituting in lieu thereof the following: $4,085,000.”

B. The definition of Borrowing Base is hereby amended by deleting the reference to “$4,000,000” where it appears in the second line of said definition and substituting in lieu thereof: “$4,085,000”.

C. The term “Maturity Date” is hereby amended to be July 15, 2008:

D. The Security Agreement attached to the Credit Agreement as Exhibit C is hereby deleted and terminated in its entirety and the Security Agreement attached to the Credit Agreement as Exhibit D shall be amended in accordance with the terms and provisions of that certain Second Amendment to Security Agreement attached hereto as Exhibit 2B:

E. Section 4.15 (Financial Covenants) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following:

“Intentionally Deleted.”

F. Except as hereby amended, all other terms and conditions of the Credit Agreement shall remain the same and the Credit Agreement is in full force and effect.

3. Ancillary Actions. In addition to amending the Credit Agreement, Borrower has asked Lender and Lender and Borrower hereby agree to modify and amend the Security Agreement of TEAMM Pharmaceuticals, Inc. to revise the description of the collateral secured thereby and release the existing UCC-1 filings and to refile UCC-1’s to conform to the revised collateral description and Lender has so agreed. In consideration of the foregoing, Borrower has agreed to pledge to Lender 15,000,000 shares of the stock of Biovest International, Inc.

4. Conditions Precedent. The amendments provided for above shall become effective upon fulfillment of the following conditions precedent:

A. The Lender shall have received fully executed copies of each of the following:

1.	Two (2) counterparts of this Amendment; and

2.	Revolving Credit Note Modification Agreement; and

3.	Second Amendment to Security Agreement of TEAMM Pharmaceuticals, Inc.; and

4.	Stock Pledge Agreement of Borrower pledging 15,000,000 shares of Biovest International, Inc. together with stock powers signed in blank; and

5.	Guarantors’ reaffirmation of the Guaranty.

B. The Lender shall have received, in form and substance satisfactory to it, certified copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Amendment.

C. No Event of Default as specified in Section V of the Credit Agreement or in any of the other documents executed in connection with the Credit Agreement and no event which, with notice or lapse of time or both, would become such an Event of Default, shall have occurred and be continuing as of the date of this Amendment, the representations and warranties contained in Section III of the Credit Agreement shall be true on and as of said date with the same force and effect as if made on and as of said date; and the President of Borrower by executing this Amendment does so certify.

D. An updated list of all locations at which any of the Collateral is kept.

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4. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Missouri.

5. Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

6. Ratification. Except as amended hereby the Credit Agreement is in all respects ratified, approved and confirmed.

7. Writing Required. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

BY:	/S/ FRANCIS E. O’DONNELL, JR.
Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and CEO

SOUTHWEST BANK OF ST. LOUIS

BY:	/S/ SCOTT Z. LARSON
Name:	Scott Z. Larson
Title:	Senior Vice President

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Exhibit 10.8

REVOLVING CREDIT NOTE MODIFICATION AGREEMENT

THIS REVOLVING CREDIT NOTE MODIFICATION AGREEMENT (the “Amendment”) is dated as of May 15, 2008, between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (herein called the “Borrower”), and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation, successor by merger to Missouri State Bank and Trust Company, a Missouri banking corporation (herein called the “Lender”).

WHEREAS, Borrower and Lender entered into a Revolving Credit Agreement dated December 30, 2005, as amended (the “Credit Agreement”), pursuant to which Borrower executed and delivered its Revolving Credit Note originally in the amount of Three Million and no/100 Dollars ($3,000,000), which note was amended by that certain Revolving Credit Note Modification Agreement, dated March 29, 2006, to increase the principal amount available for borrowing to Four Million and No/100 Dollars ($4,000,000) (the “Revolving Credit Note”) and that certain Revolving Credit Note Modification Agreement, dated January 15, 2007, which extends the maturity date of the Revolving Credit Note to January 15, 2008, and that certain Revolving Credit Note Modification Agreement, dated January 15, 2008, which extends the maturity date of the Revolving Credit Note to March 31, 2008, and that certain Revolving Credit Note Modification Agreement, dated January 15, 2008, which extends the maturity date of the Revolving Credit Note to May 15, 2008; and

WHEREAS, the Revolving Credit Note matures on May 15, 2008, and lender has not demanded payment while the parties seek to negotiate an extension, and Borrower has asked Lender to extend the maturity thereof to July 15, 2008, and to increase the amount available for borrowing under the Credit Agreement to Four Million Eighty-Five Thousand and no/100 Dollars ($4,085,000); and

WHEREAS, Lender has agreed to do so subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Defined Terms. Terms defined in the Credit Agreement and the Revolving Credit Note shall have the same meanings when used herein.

2. Amendment to Revolving Credit Note.

A. The Revolving Credit Note is hereby amended, effective as of the date hereof, to delete all references to “$4,000,000” wherever they may appear and substitute in lieu thereof the following: “$4,085,000”.

B. The Revolving Credit Note is hereby amended, effective as of the date hereof, to provide for a maturity date of July 15, 2008 (the “Maturity Date”).

C. Except as hereby amended, all terms and conditions of the Note remain the same and the Note is in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Missouri.

4. Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

5. Ratification. Except as amended hereby the Credit Agreement and the Revolving Credit Note are in all respects ratified, approved and confirmed.

6. Writing Required. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

BY:	/S/ FRANCIS E. O’DONNELL, JR.
Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and CEO

SOUTHWEST BANK OF ST. LOUIS

BY:	/s/ Scott Z. Larson
Name:	Scott Z. Larson
Title:	Senior Vice President

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Exhibit 10.9

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement”), dated as of the 16th day of June, 2008, by ACCENTIA BIOPHARMACEUTICALS, INC. (“Pledgor”), to SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation (“Secured Party”).

WHEREAS, Pledgor, is indebted to Secured Party for borrowed money evidenced by its promissory note dated as of December 30, 2005, as amended from time to time (the “Note”), issued pursuant to a Revolving Credit Agreement, dated December 30, 2005, as from time to time amended (the “Loan Agreement”); and

WHEREAS, Pledgor is the owner of those securities more particularly described on Schedule 1 hereto (the “Pledged Securities”), and has agreed to pledge the same to secure the obligation of Pledgor under the Note; and

WHEREAS, capitalized terms used herein which are defined in the Loan Agreement shall have the meanings when used herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Pledge. Pledgor hereby pledges to Secured Party and grants to Secured Party a security interest in the Pledged Securities and the instruments, if any, at any time representing the Pledged Securities, and all dividends and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities (collectively, the “Collateral”).

SECTION 2. Security for Obligations. This Agreement, and the Collateral, secures (a) payment and performance of all obligations of Pledgor now or hereafter existing under the Note and (b) all obligations of Pledgor now or hereafter existing under this Agreement and the Loan Agreement (all such obligations being hereinafter referred to as the “Obligations”).

SECTION 3. Delivery of Collateral. All certificates or instruments, if any, from time-to-time representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Any Collateral that is not represented by a certificate or other instrument and is reflected solely in book entry form shall be transferred to and maintained in an account with Secured Party, and Secured Party shall be entitled at any time to register such non-certificate Collateral in the name of Secured Party or its nominee or nominees.

SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

(a) Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option, or other charge or encumbrance, except for the security interest created by this Agreement.

(b) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

(c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor or (ii) for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

SECTION 5. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

SECTION 6. Dividends; Distributions; Voting Rights.

(a) So long as no “Event of Default” (as that term is hereinafter defined) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, Pledgor shall be entitled, except as otherwise provided in subsection (b) below, (i) to receive and retain all cash dividends and distributions in respect of the Collateral, other than cash dividends or distributions in connection with a partial or complete liquidation or dissolution, and (ii) to exercise all voting and consensual rights pertaining to the Collateral for any purpose not inconsistent with this Agreement. Secured Party shall either pay over to Pledgor the amounts paid in respect of the Pledged Collateral or deposit the same in Pledgor’s account with Secured Party, as directed by Pledgor.

(b) If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution for or in exchange for any shares of any of the Pledged Securities, Pledgor shall accept the same as agent for Secured Party and shall immediately deliver the same to Secured Party in the exact form received, with the endorsement of Pledgor when necessary or with appropriate undated stock transfer powers duly executed in blank, to be held by Secured Party as additional Collateral subject to the terms of this Agreement.

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(c) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, Secured Party shall be entitled to receive all cash dividends and distributions in respect of the Collateral, shall be entitled to vote the Collateral and give consents, waivers and ratifications in respect of the Collateral, and shall be entitled to exercise all rights of conversion, exchange or subscription, and all other rights, privileges and options pertaining to any of the Collateral, as if it were the absolute owner thereof, and in connection therewith, shall have the right to deposit and deliver any or all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise, and Pledgor shall have no duty to request the exercise of, any of the aforesaid rights, privileges or options, and Secured Party shall have no responsibility whatsoever for any failure to do so or any delay in doing so.

(d) Pledgor shall execute and deliver or cause to be executed and delivered to Secured Party all proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which Secured Party is entitled to exercise and to receive all dividends which Secured Party is entitled to receive and retain pursuant to this Section 6.

(e) All payments which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as additional Collateral in the same form as so received (with any necessary endorsement).

SECTION 7. Transfers and Other Liens. Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

SECTION 8. Secured Party Appointed Attorney-in-Fact. Pledgor hereby appoints Secured Party Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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SECTION 9. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13.

SECTION 10. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

SECTION 11. Events of Default. For purposes of this Agreement, the following shall be Events of Default:

(a) any representation made by Pledgor in this Agreement or in any other document or instrument delivered to Secured Party in connection with the Note is untrue in any respect which in the reasonable judgment of Secured Party is material, or any warranty herein by Pledgor is not fulfilled in any material respect;

(b) Borrower defaults in the due and punctual payment of any amount due under the Note as and when the same becomes due and payable as therein provided, and such default remains uncorrected after any applicable cure period;

(c) Pledgor defaults in the due and punctual performance of any of the other covenants or agreements contained in this Agreement, and such default is not remedied to the satisfaction of Secured Party within twenty (20) days after written notice by Secured Party to Pledgor to remedy the same, or Pledgor defaults in the due and punctual performance of the covenants and agreements contained in the Loan Agreement or any other instrument delivered in connection with the Note and such default is not cured within the applicable cure period.

SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Missouri at that time (the “Code”), and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law,

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at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any of the Collateral that consists of securities not registered under the securities laws of the United States or any state, Pledgor agrees that it shall be commercially reasonable for Secured Party to sell the Collateral to a buyer who will represent that he is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for Secured Party may require to comply with applicable securities laws.

(b) Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 12) in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) The rights and remedies provided to Secured Party under this Agreement are cumulative, and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law or equity.

SECTION 13. Expenses. Pledgor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of Secured Party hereunder or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 14. Intentionally Deleted.

SECTION 15. Amendments, Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the manner set forth in the Loan Agreement.

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SECTION 17. Continuing Security Interest; Transfer of Rights. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Pledgor and its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may assign or otherwise transfer its rights hereunder, under the Note or under the Loan Agreement, or grant participating interests therein, to any other person or entity, and such person or entity shall thereupon become vested with the benefits in respect thereof granted to Secured Party herein or otherwise. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

SECTION 18. Revival of Obligations. To the extent that Pledgor makes a payment or payments to Secured Party or Secured Party enforces its security interest and lien or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or other party under Bankruptcy Code, state or federal law, common law or equitable cause, then, to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and shall be part of the obligations secured by the Collateral.

SECTION 19. Termination. Upon payment in full of the Obligations in accordance with their terms, and all other sums secured by this Agreement, this Agreement shall terminate and Pledgor shall be entitled to the return of all Collateral not theretofore sold pursuant to the provisions hereof, together with all money at the time held by Secured Party as additional security hereunder.

SECTION 20. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. Unless otherwise defined herein, terms defined in Article 9 of the Uniform Commercial Code in the State of Missouri are used herein as therein defined.

[Remainder of Page Intentionally Left Blank –

Signatures on Following Page]

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IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the date first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

BY:	/S/ FRANCIS E. O’DONNELL, JR.
Name:	Francis E. O’Donnell, Jr.
Title:	CEO

SOUTHWEST BANK OF ST. LOUIS

BY:	/S/ SCOTT Z. LARSON
Name:	Scott Z. Larson
Title:	Senior Vice President

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SCHEDULE 1

Exhibit 10.10

REAFFIRMATION OF GUARANTY

The undersigned (each hereinafter referred to as the “Guarantor”), as an inducement to Southwest Bank of St. Louis, as successor by merger with Missouri State Bank and Trust Company (the “Bank”) to enter into a Third Amendment dated as of June 16, 2008, to the Credit Agreement described below, which amendment in part increases the amount available to “Borrower” (as that term is hereinafter defined) from $4,000,000 to $4,085,000, does hereby reaffirm and acknowledge such Guarantor’s continuing obligations under the Continuing Contract of Guaranty, originally dated as of December 30, 2005, and amended and restated on March 29, 2006 (the “Guaranty”), pursuant to which such Guarantor guaranteed to Bank the full and prompt payment and performance, when due, whether at stated maturity, acceleration or otherwise, of all obligations of Accentia Biopharmaceuticals, Inc. (the “Borrower”) under: (i) that certain Revolving Credit Agreement dated as of December 30, 2005, as from time to time amended, whether for principal, interest, fees, expenses or otherwise, and (ii) any other loan agreement, note, mortgage, deed of trust, collateral assignment, security agreement, guaranty or other document or instrument executed in connection therewith (collectively, the “Obligations”). The Guaranty also guarantees payment of all expenses incurred in enforcing the Guaranty. All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the aforesaid Credit Agreement.

The undersigned Guarantor does hereby acknowledge that Bank relied upon the Guaranty in extending the credit to Borrower evidenced by the Obligations. The undersigned Guarantor further acknowledges that Bank may, but shall be under no obligation to, obtain from the undersigned from time to time further acknowledgment of such Guarantor’s continuing obligation under the Guaranty or with respect to any extension of the time for payment of the Obligations or of any amendment of the terms thereof, waiver of any default, or forbearance in the exercise of any remedy afforded Bank by the terms of such Obligations or by law.

The Guaranty shall continue in full force and effect until (a) the Obligations have been satisfied in full, and (b) a period of ninety (90) days shall have elapsed during which no proceedings under the U.S. Bankruptcy Code shall have been instituted by or against Borrower.

[Remainder of Page Intentionally Left Blank –

Signatures on Following Pages]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this instrument as of June 16, 2008.

THE INDIVIDUAL GUARANTORS

/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr.

/s/ Kathleen M. O’Donnell
Kathleen M. O’Donnell, as Trustee, and not individually, of The Francis E. O’Donnell, Jr. Irrevocable Trust Number 1 dated May 25, 1990

/s/ Kathleen M. O’Donnell
Kathleen M. O’Donnell, as Trustee, and not individually of The Francis E. O’Donnell, Jr. Descendants’ Trust, dated November 22, 1991

/s/ Dennis Ryll
Dennis Ryll

THE ENTITY GUARANTORS

TEAMM Pharmaceuticals, Inc.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Acting COO

Hopkins Capital Group, L.L.C.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	Managing Member

2

MOAB Investments, L.P.

By:	MOAB Management Company, Inc.,
its General Partner

	By:	/s/ David F. Sabino
	Name:	David F. Sabino
	Title:	President

3

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

On this 16TH day of June, 2008, before me personally appeared Francis E. O’Donnell, Jr., to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Michelle L. Brown
Notary Public

My commission expires: 05/19/2012

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On this 17th day of June, 2008, before me personally appeared Kathleen M. O’Donnell, as trustee, and not individually, of The Francis E. O’Donnell, Jr. Irrevocable Trust No. 1 dated May 25, 1990, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Shelley Salvagni
Notary Public

My commission expires: 04/21/2009

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STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On this 17th day of June, 2008, before me personally appeared Kathleen M. O’Donnell, as trustee, and not individually, of The Francis E. O’Donnell, Jr. Descendants’ Trust, dated November 22, 1991, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Shelley Salvagni
Notary Public

My commission expires: 04/21/2009

STATE OF MISSOURI	)
) ss.
COUNTY OF ST. LOUIS	)

On this 16th day of June, 2008, before me personally appeared Dennis Ryll, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Gary R. Heitz
Notary Public

My commission expires: 07/11/2011

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STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

On this 16th day of June, 2008, before me appeared Alan M. Pearce, to me personally known, who, being by me duly sworn did say that he is the Acting COO of TEAMM Pharmaceuticals, Inc., a Florida corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Martin G. Baum acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Michelle L. Brown
Notary Public

My commission expires: 05/19/2012

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

On this 16th day of June, 2008, before me appeared Francis E. O’Donnell, Jr., to me personally known, who, being by me duly sworn did say that he is the Managing Member of Hopkins Capital Group, LLC, a Virginia limited liability company, and that said instrument was signed on behalf of said limited liability company by authority of its Member, and said Francis E. O’Donnell, Jr. acknowledged said instrument to be the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Michelle L. Brown
Notary Public

My commission expires: 05/19/2012

6

STATE OF MISSOURI	)
) ss.
COUNTY OF ST. LOUIS	)

On this 16th day of June, 2008, before me appeared David F. Sabino, to me personally known, who, being by me duly sworn did say that he is the President of MOAB Management Company, Inc., a Missouri corporation which is the general partner of MOAB Investments, L.P., a Missouri limited partnership, and that said instrument was signed on behalf of said limited partnership by authority of its general partner, and said David F. Sabino acknowledged said instrument to be the free act and deed of said limited partnership.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Gary R. Heitz
Notary Public

My commission expires: 07/11/2011

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Exhibit 10.11

AMENDMENT NO. 1

TO

TERMINATION AGREEMENT RE BIOLOGICS DISTRIBUTION

AGREEMENT

This “Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement” (this “Agreement”) is executed as of this 18th day of June, 2008 by and between McKESSON CORPORATION, a Delaware corporation (“McKesson”) and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (“Accentia”) based on the following facts and understandings:

RECITALS

A. McKesson and Accentia are parties to that certain “Termination Agreement Re Biologics Distribution Agreement” (the “Termination Agreement”) dated as of August 22, 2007 which set forth the terms of the termination of that certain “Biologics Distribution Agreement” (the “BDA”) dated as of February 27, 2004 and executed by McKesson and Accentia. All capitalized terms not otherwise defined herein will have the meanings assigned to them in the Termination Agreement.

B. Pursuant to the Termination Agreement, McKesson agreed to (i) convert the indebtedness owing by Accentia to McKesson under the BDA into $4,000,000 worth of Accentia common stock valued at the greater of $2.67 per share or the volume weighted average closing price per share 5 calendar days before closing of the conversion transaction; (ii) terminate the BDA; (iii) release Francis E. O’Donnell, Jr., M.D. and Dennis L. Ryll, M.D. from their respective obligations under the Principal Guaranty; and (iv) release its liens upon and security interests in certain shares of capital stock in BioDelivery Sciences International, Inc. (the “BDSI Stock”) and in Star Scientific, Inc. (the “SSI Stock”) subject to the terms and conditions of the Termination Agreement.

C. Under the Termination Agreement, the amount of stock what McKesson was to receive was to increase if certain “Salability Steps” described in the Termination Agreement were not satisfied by the date required in the Termination Agreement. Such additional shares of stock issued to McKesson any time a deadline for completion of a Salability Step was missed was referred to as the “Additional Stock” and the Additional Stock plus the original stock issued in connection with the conversion was collectively defined in the Termination Agreement and is defined in this Agreement as the “Converted Stock.”

D. As of August 22, 2007 which is agreed to be the “Closing Date” under the Termination Agreement, Accentia issued 1,498,136 shares of stock to McKesson. Since that time the parties agree that Additional Stock should have been issued although the parties disagree how many Additional Shares should have been issued and delivered to McKesson.

E. Pursuant to the Termination Agreement, Accentia guaranteed to McKesson that by the date that was the first anniversary of the Closing Date, that is, by August 22, 2008, McKesson will receive proceeds from the disposition of the Converted Stock (including all Additional Stock issued or required to be issued to McKesson under the Termination Agreement) equal to the “Guaranteed Return” described in Paragraph 5 of the Termination Agreement. Said Guaranteed Return was calculated at $2.67 per share to arrive at a Guaranteed Return of $4,000,000 plus $2.67 for each share of Additional Stock that was to be delivered to McKesson under the Termination Agreement.

F. Accentia has advised McKesson that it has some financing needs that require it to be able to borrow new funds secured by its assets that currently serve as collateral for the payment of the Guaranteed Return. Accentia has therefore offered substitute collateral McKesson in exchange for a release of McKesson’s security interests in the assets of Accentia. Accentia has also offered to amend the “Put” right set forth in the Termination Agreement to make payments against the Guaranteed Return and to redeem Converted Stock on a monthly basis in accordance with a set schedule. Although it had no and has no obligation to do so, McKesson is willing to make certain accommodations to Accentia, subject to the terms and conditions of this Amendment.

AGREEMENT

NOW THEREFORE, for fair and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgements by Accentia. As a material inducement to McKesson to enter into this Amendment, Accentia acknowledges and agrees as follows:

a)	Each and all of the Recitals set forth above is true and correct.

b)	The Termination Agreement remains in full force and effect in accordance with its express written terms except as expressly modified by this Amendment.

2. Amendments to Termination Agreement. Effective upon the date that all conditions precedent set forth in Paragraph 4 below are satisfied, the Termination Agreement shall be modified as follows:

a. The parties acknowledge and agree that the total number of shares of Converted Stock that are either held by McKesson or should have been delivered to McKesson is 1,548,136 shares, consisting of 1,498,136 initially-delivered shares and an additional 50,000 shares to be delivered following execution of this Agreement. Consequently, the Guaranteed Return to which McKesson is entitled is $4,133,523.12.

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b. Paragraph 5 of the Termination Agreement shall be deleted and replaced by the following:

“5. Put and Call Rights.

a. Put. If as of the date of this Amendment, McKesson has not realized gross proceeds from the disposition of the Converted Stock (which term includes all Additional Stock issued and delivered or required to be issued and delivered to McKesson as of such date) at least equal to the Guaranteed Return described in Paragraph 2.a of this Amendment, then:

i. At the closing of this Amendment, Accentia shall redeem from McKesson 74,907 shares of the Converted Stock for a payment in cash from Accentia of $200,001.69 (the “Closing Date Redemption Payment”).

ii. On June 15, 2008 and thereafter monthly commencing with July, 2008, and in each calendar month thereafter through and including May, 2009, McKesson shall have the right, but not the obligation, to demand that Accentia redeem as many as 40,000 shares of the Converted Stock (the “Shares Redeemed”), and in exchange for each such monthly redemption of 40,000 shares Accentia shall pay to McKesson $106,800 or such lesser amount calculated by multiplying the Shares Redeemed by $2.67 if McKesson demands redemption of fewer than 40,000 shares (each called a “Put Payment”) within 3 business days of the applicable demand. Upon receipt of the Put payment, McKesson shall within three (3) business days after such payment deliver to Accentia the Shares Redeemed. , or if such shares are uncertificated, deliver the appropriate authorization to Accentia’s registration agent to effect the redemption of the Shares Redeemed, or if such shares are uncertificated, deliver the appropriate authorization to Accentia’s registration agent to effect the redemption of the Shares Redeemed, or if such shares are uncertificated, deliver the appropriate authorization to Accentia’s registration agent to effect the redemption of the Shares Redeemed.

iii. From and after June, 2009 and in each calendar month thereafter until all Converted Stock has either been redeemed by Accentia or otherwise sold by McKesson, McKesson shall have the right, but not the obligation, to demand that Accentia redeem as many as 80,000 shares of the Converted Stock, and in exchange for each such monthly redemption of 80,000 shares Accentia shall pay to McKesson $213,600 or such lesser amount calculated by multiplying the Shares Redeemed by $2.67 if McKesson demands redemption of fewer than 80,000 shares (each of which is also included in the definition of “Put Payment”) within 3 business days of the applicable demand. Upon receipt of the Put payment, McKesson shall within three (3) business days after such payment deliver to Accentia the Shares Redeemed, , or if such shares are uncertificated, deliver the appropriate authorization to Accentia’s registration agent to effect the redemption of the Shares Redeemed.

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It shall not be required that McKesson own or have possession of any Converted Stock in order to exercise its rights under this Paragraph 5.a. Each demand by McKesson that Accentia redeem a certain number of shares of Converted Stock as described in this Paragraph 5.a shall be in writing and may be mailed, emailed or sent by facsimile to:

Accentia Biopharmaceuticals, Inc.

324 S. Hyde Park Avenue

Suite 350

Tampa FL 33606

Attn: Alan Pearce

Fax: 813-287-6642

email: alan.pearce@accentia.net

Within three (3) business days after receiving good funds from Accentia on account of any Put Payment as set forth herein, McKesson shall deliver the applicable number of shares redeemed by Accentia to the extent McKesson has such Converted Shares in its custody or control to Accentia at the foregoing address, or alternatively shall execute and deliver such other documentation as is reasonable or appropriate to evidence the redemption of the Converted Stock in exchange for which a Put Payment was made in good funds by Accentia.”

b. Call. Accentia shall have the right upon 10 days’ written notice to McKesson to purchase all (but not less than all) of the Converted Stock (which term includes any Additional Stock issued or required to be issued to McKesson) still held by McKesson as of the date (the “Call Date”) that is 10 days after such notice is received by McKesson for a price equal to the greater of

(i) the Guaranteed Return less any actual proceeds from the disposition of any portion of the Converted Stock (which term includes any Additional Stock held by McKesson) received by McKesson prior to the Call Date, and

(ii) the weighted average closing price for Accentia common stock as listed on the New York Stock Exchange on the date that is five (5) calendar days before the Call Date multiplied by the number of shares of Converted Stock (which term includes any Additional Stock held by McKesson) still held by McKesson as of the Call Date.

After receiving notice from Accentia of Accentia’s desire to purchase the Converted Stock as described in this Paragraph 5, McKesson shall have no obligation to restrict itself from selling or disposing of the Converted Stock (which term includes any Additional Stock held by McKesson) for more than $2.67 per share before the Call Date except as may be imposed by applicable law other than this Agreement.”

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c. Should Accentia fail to pay in full any Put Payment as and when required in this Amendment after McKesson has sent written demand as described in new Paragraph 5.a of the Termination Agreement (i.e., as modified by Paragraph 2.b of this Amendment) then McKesson may either (i) resort to its “Replacement Collateral” described below to generate sufficient proceeds to pay the missed Put Payments, or (ii) demand that Accentia redeem all the remaining Converted Stock still owned by McKesson and/or required to be delivered to McKesson at a price of $2,67 per share and if Accentia is unable to pay the amount thus demanded within three (3) business days of such demand, McKesson may resort to any and all collateral it holds to secure the Guaranteed Return and may otherwise exercise any and all rights and remedies available to McKesson under any of its agreements with Accentia or applicable law. In addition, interest shall accrue on the unpaid balance of the Guaranteed Return from the date that is three (3) business days after such demand to redeem all Converted Stock not yet sold by McKesson at a rate per annum of 10%.

d. Because McKesson is free to sell any of the Converted Stock at any time for any price to any third party and still look to Accentia to make up the shortfall between the purchase price received by McKesson for any Converted Stock that is sold, McKesson agrees that should it wish to sell any portion of the Converted Stock to a third party for less than $2.67 per share, McKesson shall give Accentia one (1) business day’s notice of McKesson’s intent to sell Converted Stock for less than $2.67 per share and Accentia may then elect to acquire such Converted Stock at $2.67 per share by paying $2.67 per share for all Converted Stock still held by McKesson within one (1) additional business day. In effect, Accentia will be effecting a “Call” for all such outstanding Converted Stock.

3. Replacement of Collateral. Effective upon the satisfaction of all conditions precedent set forth in Paragraph 4 below, all liens and security interests of McKesson in all of the personal property of Accentia will automatically be released; all Security Agreements and amendments and modifications thereto between Accentia and/or any of its subsidiaries and McKesson shall automatically terminate and McKesson shall file at the expense of Accentia UCC 3 termination statements in all locations where UCC financing statements were previously filed (the “Collateral Release and Termination of Security Agreements”). McKesson shall execute such additional documents as may be necessary to effect the Collateral Release and Termination of Security Agreements at the expense of Accentia. In consideration of the Collateral Release and Termination of Security Agreements, McKesson shall receive a duly perfected security interest of no less than first priority in 18,000,000 shares of common stock of Biovest International, Inc. (“BVTI”) owned by Accentia (the “Replacement Collateral” or the “BVTI Shares”). Should the value of the Replacement Collateral at any time fall below the unpaid amount of the Guaranteed Return, Accentia agrees to provide additional stock in BVTI or other collateral to McKesson (all of which shall be included in the definitions of “Replacement Collateral” and “BVTI Shares”) in an amount sufficient that the unpaid portion of the Guaranteed Return is fully secured by the Replacement Collateral. Should Accentia fail to do so, then McKesson may demand that Accentia redeem all the remaining Converted Stock still owned by McKesson and/or required to be delivered to McKesson at a price of $2.67 per share and if Accentia is unable to pay the amount thus demanded within three

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(3) business days of such demand, McKesson may resort to any and all collateral it holds to secure the Guaranteed Return (including the Replacement Collateral) and may otherwise exercise any and all rights and remedies available to McKesson under any of its agreements with Accentia or applicable law. In addition, interest shall accrue on the unpaid balance of the Guaranteed Return from the date that is three (3) business days after such demand to redeem all Converted Stock not yet sold by McKesson at a rate per annum of 10%.

4. Conditions Precedent. It shall be a condition precedent to each and every obligation of McKesson hereunder that each of the following events shall have occurred unless waived in writing by McKesson:

a. McKesson shall have received an original counterpart of this Amendment, duly executed by Accentia and enforceable by McKesson;

b. McKesson shall have received a duly executed “Pledge Agreement” in substantially the form of Exhibit A attached hereto granting to McKesson a security interest of no less than first priority in the Replacement Collateral, and shall have also delivered to McKesson such stock powers executed in blank and such other instruments or documents as necessary or appropriate to ensure the perfection of McKesson’s security interest in the BVTI Shares, all as may be requested by McKesson.

c. Accentia shall have delivered to McKesson (or shall have caused its registration agent to issue to McKesson) 1,548,136 shares of stock in Accentia in replacement of or in order to evidence all the Converted Stock that McKesson was entitled to receive as confirmed in this Amendment. McKesson represents and warrants to Accentia that if Accentia previously sent certificates evidencing any of the Converted Stock to McKesson, it did not transfer any of said Converted Stock to any person or entity but believes them to be lost or never delivered to McKesson.

d. Any and all consents as may be necessary or appropriate to the enforceability of this Amendment by McKesson against Accentia shall have been duly executed and delivered to McKesson, including any consent as may be required by contract or applicable law to be given to Accentia by Midsummer Investment, Ltd., Laurus Master Fund, Ltd., or any shareholder of Accentia;

e. An opinion of counsel for Accentia stating that each of the foregoing conditions precedent and each of the conditions precedent to the original Termination Agreement has been satisfied; and

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f. Payment to McKesson of (i) the Closing Date Redemption Payment, and (ii) all attorneys’ fees and costs associated with negotiating and documenting this Amendment and the documents executed pursuant hereto, and payment of any and all outstanding fees, costs and expenses as Accentia may owe to McKesson under any or all of its agreements with McKesson.

5. Release. In further consideration of McKesson’s willingness to enter into this Amendment, and as a material inducement to McKesson to do so, Accentia hereby forever releases and discharges McKesson and its predecessors-in-interest, and their respective officers, directors, shareholders, employees, agents, attorneys, advisors, and successors-in-interest from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, expenses, costs, attorneys’ fees and damages of any nature or character, or any kind, at law or in equity, past, present, or future, known or unknown, suspected or unsuspected, now owned or hereafter acquired, arising out of or relating in any way to Accentia, American Prescription Providers, Inc., American Prescription Providers of New York, Inc., American Prescription Providers of Pennsylvania, Inc., Accent Rx, Inc., Teamm Pharmaceuticals, Inc., The Analytica Group, Inc., BioVest Inc., Regent Court Technologies, Hopkins Capital Group, LLC, Hopkins Capital Group II, LLC, Moab Investments, LP, Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., Alan Pearce, any affiliates of any of the foregoing, any and all obligations of any of the foregoing persons and entities (or their affiliates) owing to McKesson or to any other person or entity, or any other matter whatsoever, save and except only McKesson’s obligations to be performed after the date hereof under Termination Agreement as amended by this Amendment. It is the intention of Accentia that the foregoing release shall be effective as a bar to all actions, fees, damages, losses, claims, liabilities, demands or debts whatsoever, of any kind or nature, known or unknown, suspected or unsuspected. Accentia expressly waives any and all rights and benefits conferred upon it by virtue of California Code of Civil Procedure section 1542 (or any similar law) which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Accentia expressly acknowledges that McKesson has separately bargained for the foregoing waiver of the provisions of California Code of Civil Procedure section 1542 and has been advised by its own counsel of the full legal consequences of this release and waiver.

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6. Miscellaneous.

a) Governing Law. The Termination Agreement as amended by this Amendment shall be governed by, and construed in accordance with, the law of the State of California.

b) Entire Agreement: Agreement. The Termination Agreement as amended by this Amendment contains the entire agreement of the parties with respect to the subject matter hereof.

c) Fees. Accentia agrees to pay on demand (i) the out-of-pocket costs and expenses of McKesson and the fees and disbursements of counsel to McKesson (including allocated costs and expenses of internal legal services), in connection with the negotiation, preparation, execution and delivery of this Amendment, and any other agreements executed in connection herewith or pursuant hereto; and (ii) all costs and expenses of McKesson and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with any amendments, modifications or waivers of the terms of the Termination Agreement as amended by this Amendment, any default, the enforcement or attempted enforcement of, and preservation of any rights or interests under the Termination Agreement as amended by this Amendment, including any fees incurred n connection with any bankruptcy proceeding of Accentia or any of its affiliates.

d) Acknowledgement. In granting the accommodations set forth in this Agreement, McKesson is not establishing (and has not established) a pattern and practice or course of dealing of (i) granting accommodations requested by Accentia or any other person or entity, (ii) terminating or amending agreements which it has the full power and authority to enforce, nor (iii) releasing collateral or guarantors from their obligations under duly executed security agreements and/or guaranties. Except as expressly set forth in the Termination Agreement as amended by this Amendment or in another writing signed by McKesson, each and all of the agreements between McKesson and Accentia (and any other person or entity) remains in full force and effect in accordance with their express written terms.

e) Time. Time is of the essence of each term of the Termination Agreement as amended by this Amendment.

f) Third Party Beneficiaries. There are no third party beneficiaries of the Termination Agreement as amended by this Amendment.

g) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

8

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Title:	CEO

Accentia Biopharmaceuticals, Inc.
324 S. Hyde Park Avenue
Suite 350
Tampa FL 33606
Attn:	Alan Pearce
Fax:	813-287-6642
email:	alan.pearce@accentia.net

McKESSON CORPORATION

By:	/s/ Jenifer Schineller
Jenifer Schineller
Title:	VP Financial Services

McKesson Corporation
One Post Street, 20th Floor
San Francisco, CA 94104
Attn:	Ms. Jenifer Schineller
Fax:	(415) 732-2967
email:	jenifer.schineller@mckesson.com

9

Exhibit 10.12

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of June 16, 2008, is made between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (“Pledgor”) and McKESSON CORPORATION, a Delaware corporation (“McKesson” or “Secured Party”).

Pledgor and Secured Party hereby agree as follows:

SECTION 1. Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in that certain “Termination Agreement Re Biologics Distribution Agreement” (the “Termination Agreement”) dated as of August 22, 2007 as amended by that certain “Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement” dated on or about the date hereof (as amended, the “Amended TA”).

(b) As used in this Agreement, the following terms shall have the following meanings:

“Additional Pledged Collateral” means any and all (i) additional capital stock or other equity securities issued by, or interests in, the Company, whether certificated or uncertificated in which Secured Party is to obtain a security interest as set forth in the Amended TA, (ii) warrants, options or other rights entitling Pledgor to acquire any interest in capital stock or other equity securities of or other interests in the Company, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other equity securities or other interests, and (iv) cash and non-cash proceeds of the Pledged Shares, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by Pledgor.

“Amended TA” means that certain “Termination Agreement Re Biologics Distribution Agreement” (the “Termination Agreement”) dated as of August 22, 2007 and executed by Secured Party and Pledgor as amended by that certain “Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement” dated on or about the date hereof.

“Company” means BIOVEST INTERNATIONAL, INC., a Delaware corporation.

“Documents” means this Agreement, the Amended TA, and all other certificates, documents, agreements and instruments delivered to Secured Party under or in connection with any of them.

“Event of Default” has the meaning set forth in Section 6.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

1.

“Obligations” means all indebtedness, liabilities and other obligations of Pledgor to Secured Party under or in connection with this Agreement, the Amended TA, or another document signed by Pledgor confirming that the Pledged Collateral secures such obligations, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Pledgor or the Company of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in Section 2.

“Pledged Shares” means the issued and outstanding shares of the capital stock, whether certificated or uncertificated, of the Company now owned by Pledgor and more specifically described in Schedule 1.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, except to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; and (viii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

2.

SECTION 2. Security Interest.

(a) As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Pledged Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Pledged Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Pledged Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Shares and Additional Pledged Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(b) Pledgor hereby agrees to deliver to or for the account of Secured Party, at the address and to the Person or Persons to be designated by Secured Party, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(c) If Pledgor shall become entitled to receive or shall receive any Additional Pledged Collateral, Pledgor shall accept any such Additional Pledged Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Pledged Collateral and all certificates, instruments and other writings representing such Additional Pledged Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Pledged Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Pledged Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(d) Pledgor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Pledgor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that is holding the Collateral for the benefit of Secured Party. Pledgor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

3.

(e) This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until terminated in accordance with Section 15 hereof.

(f) In addition to any liability that Pledgor may have or owe to Secured Party under the Amended TA or any other agreement between Secured Party and Pledgor, Pledgor shall have personal liability to Secured Party for (i) any damages, costs or other expense suffered by Secured Party as a result of the lack of authenticity or genuineness of the Pledged Collateral delivered to Secured Party hereunder or the failure of Pledgor to deliver the items specified in Section 3(a)(ii) (including, without limitation, the first proviso thereof), Section 3(b)(i) or Section 3(c), or otherwise perform its obligations hereunder; (ii) the payment of expenses hereunder or under any other Documents to which it is a party; or (iii) the breach of any representation, warranty or other covenant contained herein or made in connection herewith or failure otherwise to perform its obligations hereunder or under any other Documents to which it is a party (including any indemnity obligations).

SECTION 3. Administration of the Pledged Collateral.

(a) Unless an Event of Default shall have occurred and be continuing: (i) Pledgor shall be entitled to receive and retain for its own account any cash dividend in amounts consistent with past practices in respect of the Pledged Collateral, to the extent consistent with the Amended TA; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Company to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Secured Party shall receive, and Pledgor shall not be entitled to receive, (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Company; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of the Company or be inconsistent with or violate any provision of this Agreement or any other Documents or which would permit or direct the Borrower to breach its agreements with Secured Party. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).

4.

(b) Upon and after the occurrence of, and during the continuance of, any Event of Default: (i) Secured Party shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii) Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

(c) Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of subsection (A) or (B) shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.

(d) At any time and from time to time, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e) For the purpose of enabling Secured Party to exercise its rights under this Section 3 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints Secured Party as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section.

5.

(f) Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 4. Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement.

(b) All the Pledged Shares have been, and upon issuance any Additional Pledged Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

(c) With respect to the Pledged Shares, Pledgor is, and with respect to any Additional Pledged Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(d) Except as previously disclosed in writing to Secured Party, (i) no securities convertible into or exchangeable for any shares of capital stock of the Company, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of the Company, are issued and outstanding; (ii) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party (although Secured Party understands that Federal law might restrict the Company from selling its own shares although such restrictions would not apply to Secured Party should it exercise its remedies in the event of a default); and (iii) there are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

(e) As of the date of this Agreement, Pledgor’s principal residence and (if different) its principal place of business are, and all books and records concerning the Pledged Collateral are located at, its address set forth on the signature pages hereof; and Pledgor’s exact legal name is as set forth in the first paragraph of this Agreement.

(f) Other than (i) financing statements previously disclosed in writing to Secured Party and (ii) financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(g) Pledgor has rights in or the power to transfer the Pledged Collateral.

6.

(h) No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of Secured Party.

Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 5. Covenants. So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a) Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b) Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in Pledgor’s location of principal residence and (if different) its principal place of business; (ii) any change in the location of books and records pertaining to Pledged Collateral; and (iii) any change in its name.

(c) Pledgor will not surrender or lose possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d) Pledgor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e) Pledgor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f) Pledgor will deliver promptly to Secured Party all reports and notices received by Pledgor from the Company in respect of any of the Pledged Collateral, and make such demands and requests for information and reports as Pledgor is entitled to make in respect of the Pledged Collateral, in each case as Secured Party shall reasonably request.

(g) Pledgor shall give Secured Party immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

SECTION 6. Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Pledgor shall fail to timely perform any duty or obligation that it is required to perform under the Amended TA;

(b) Pledgor or Company shall become a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”), shall take any action seeking to dissolve or wind

7.

up its affairs, shall make a general assignment for the benefit of creditors, shall become subject to control by a receiver, trustee or other custodian, or shall permit or suffer to occur any exercise of remedies by another person or entity such as a creditor or governmental authority that is likely to have a material adverse affect either (i) on Secured Party’s ability to receive the benefit of its bargain under any Document, or (ii) on the ability of Pledgor or the Company to operate its business or to manage its financial affairs;

(c) Pledgor or Company shall merge with another person or entity without being the surviving entity, or shall be acquired by another person or entity, or shall sell substantially all of its assets without the prior written consent of Secured Party;

(d) Any event under the Amended TA shall occur that permits Secured Party to exercise any and all rights and remedies available to Secured Party under any of its agreements with Pledgor or applicable law;

(e) Pledgor shall fail to timely pay any amount payable hereunder or under any other Document, or any other Obligations, time being of the essence of any and all such payment obligations.

(f) Any representation or warranty by Pledgor under or in connection with this Agreement or any other Document shall prove to have been incorrect in any material respect when made or deemed made.

(g) Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 5 days from the occurrence thereof (unless Secured Party reasonably determines that such failure is not capable of remedy in which case no grace period shall apply).

(h) Any material impairment in the priority of Secured Party’s Lien hereunder.

(i) Any levy upon, seizure or attachment of any of the Pledged Collateral.

SECTION 7. Remedies.

(a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the

8.

Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

(b) The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law. Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

(c) Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

(d) Pledgor’s obligations hereunder shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Pledgor be exonerated or discharged by, (A) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Company, Pledgor, any guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Company or any Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Company, Pledgor or any guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Company, Pledgor, any guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Secured Party’s interests in and rights under the Documents; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Company, Pledgor, any guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute or deliver any Document or this Agreement or any other document related thereto; (F) any direction of application of payment to Company, Pledgor, any guarantor or other Person; and (G) Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.

9.

(e) [THIRD PARTY PLEDGOR PROVISIONS OMITTED].

(f) Pledgor waives and agrees not to assert: (A) any right to require Secured Party to proceed against any other Person, to proceed against or exhaust any collateral or other security held for the Obligations, to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the UCC or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Secured Party whatsoever, or give Pledgor any other notice with respect to the foregoing; (B) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations ; and (C) to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law which may conflict with the terms of this Agreement or any Document.

(g) Pledgor waives any and all notice of the creation, renewal, modification, extension or accrual of the Obligations. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. Pledgor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Pledgor or any other Person with respect to the Obligations.

(h) [THIRD PARTY PLEDGOR PROVISIONS OMITTED].

(i) [THIRD PARTY PLEDGOR PROVISIONS OMITTED].

(j) Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledge Collateral. Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral, and Pledgor shall be credited with the proceeds of the sale.

10.

SECTION 8. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, postage prepaid; and (iii) if sent by facsimile transmission, when sent.

SECTION 9. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 10. Binding Effect. This Agreement shall be binding upon Pledgor and its successors, assigns, personal representatives, heirs and legatees, and inure to the benefit of and be enforceable by Secured Party and its successors, endorsees, transferees and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void.

SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than California.

SECTION 12. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Pledgor shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

11.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 15. Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security interests given by Pledgor to Secured Party hereunder.

SECTION 16. Costs and Expenses.

(a) Pledgor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Pledged Collateral.

(b) Any amounts payable to Secured Party under this Section 16 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at a rate per annum of 10%, not to exceed the highest lawful rate of interest. If 10% per annum is higher than the highest lawful rate of interest, then interest shall accrue at the highest rate of interest permitted by applicable law.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PLEDGOR:		SECURED PARTY:

ACCENTIA BIOPHARMACEUTICALS, INC.		McKESSON CORPORATION

By:	/s/ Francis E. O’Donnell, Jr.	By:	/s/ Jenifer Schineller

Title:	CEO	Title:	VP Financial Services

By:

Title:

Address:		Address:
324 South Hyde Park Avenue		One Post Street
Suite 350		20th Floor
Tampa, Florida 33606		San Francisco, CA 94104
Email:	apearce@accentia.net	Email:	jenifer.schineller@mckesson.com
Fax: (813) 864-2554		Fax: (415) 732-2967

12.

SCHEDULE 1

to the Stock Pledge Agreement

PLEDGED SHARES

15,000,000 shares of common stock of BIOVEST INTERNATIONAL, INC being represented by stock certificates as follows:

Certificate No.	Certificate Date	No. of Shares
15,000,000

S-1

Exhibit 99.1

Accentia Biopharmaceuticals Announces $8.5 Million Financing to

Advance Key Strategies for SinuNase™ and Revimmune™

TAMPA, FLORIDA – June 17, 2008 – Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced that it has entered into definitive agreements for an approximate $8.5 million private placement offering of Secured Convertible Debentures and common stock purchase Warrants to existing institutional investors. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) acted as the exclusive placement agent. The closing of the definitive agreements is expected to take place today subject to the satisfaction of closing conditions.

Accentia intends to use the proceeds to support development, regulatory and partnering strategies for SinuNase™ and Revimmune™ and support general operations.

The Debentures are convertible into Company common stock at $1.10 per share. After six months, the Debentures will amortize through thirty equal installments. The Company may at its option redeem the Debentures for an amount equal to 110% of the then outstanding principal. The debentures were issued at an 8% original issue discount and bear interest at an annual rate of 8% payable monthly commencing one year from closing. The offering includes the issuance of warrants, giving holders the right to purchase approximately 2.8 million shares of Company common stock, exercisable at $1.21 per share with a six-year term. The Company has agreed to file a registration statement under the Securities Act of 1933 (the “Act”) for the common shares to be issued upon conversion of the Debentures and the exercise of the warrants.

Accentia entered into agreements with purchasers participating in this offering who are also investors in the Company’s previous private placements, whereby the conversion price of outstanding 8% Convertible Debentures issued in September 2006 and February 2007 and Preferred Series A-1 Stock issued in January 2008 held by such investors is being adjusted to $1.25 per share. Additionally, the exercise price of the warrants issued in these prior financings held by these purchasers is being adjusted to $1.50 per share.

As part of the closing of the offering, the Company is required to modify and restructure its agreement with Laurus Master Fund, Ltd. to have Laurus release all of Laurus’ liens on the Company’s assets except for Laurus’ first lien on the Analytica subsidiary and the Company’s royalty interest in the BiovaxID® product which will continue subject to modification in the final documents with Laurus. The Company anticipates that this, and other required conditions, will be satisfied today.

The press release summarizes the terms of this offering, and complete details of this private transaction are expected to be disclosed in a planned report on Form 8-K to be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The securities offered in the private placement to the investors were not registered under the Act, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) is committed to building significant value for its stockholders through the commercialization of patent-protected disruptive healthcare technologies designed to be positioned as leading products for the treatment of a broad range of chronic, debilitating and life-threatening diseases including respiratory, autoimmune and cancer indications. The Company generated more than $18 million in revenues in fiscal-year 2007, primarily based on sales of its marketed specialty pharmaceutical products and its analytical consulting business serving biopharmaceutical clients.

Accentia is advancing a portfolio of potential blockbuster drug candidates which target multi-billion dollar market opportunities. These late-stage products include: BiovaxID®, a novel anti-idiotype cancer vaccine for the treatment of B-cell malignancies including indolent follicular non-Hodgkin’s lymphoma; Revimmune™, a novel ultra-high-dose formulation of a previously approved chemotherapeutic agent expected to show utility in the treatment of up to 80 autoimmune diseases, with an initial focus on multiple sclerosis; and SinuNase™, a novel formulation of a previously approved anti-fungal for the topical, intranasal treatment of chronic sinusitis.

Accentia’s interest in BiovaxID is based on its majority ownership stake in Biovest International, Inc. (OTCBB: BVTI), and Accentia also maintains a royalty interest in Biovest’s biologic products. Accentia is a portfolio company of the Hopkins Capital Group.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, SinuNase™, BiovaxID®, AutovaxID™, SinuTest™, AllerNase™ and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Laurus Master Fund, Ltd.

On June 18, 2008 the Company and Laurus Master Fund, Ltd. (“Laurus”) entered into agreements (the “Payoff and Amendment Agreements”) pursuant to which: (i) the Amended and Restated Secured Non-Convertible Revolving Note in the original principal amount of $5,000,000 dated as of April 29, 2005 (the “Revolving Note”) was satisfied; (ii) the Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 dated as of April 29, 2005 (the “Minimum Borrowing Note”) & Second Amended and Restated Secured Convertible Term Note in the original principal amount of $5,000,000 dated as of April 29, 2005 (the “Term Note”) were modified to extend the maturity to December 31, 2008 and to provided that no interest would accrue or be paid until December 31, 2008, at which time the notes would be marked “Paid”, conditioned upon satisfaction of stated conditions; (iii) Laurus released its security interest in all assets of the company except the capital stock and assets of Analytica International, Inc and the Company’s rights and interest in BiovaxID® royalties under the Royalty Agreement dated October 31, 2008; (iv) the Company agreed that if it sells its Analytica subsidiary, it will pay all proceed to Laurus up to $8.8 million and all proceeds above $8.8 million will be equally shared between the Company and Laurus; and (v) if the Company does not sell Analytica or otherwise pays Laurus $8.8 million by December 31, 2008, the Company shall assign 2% royalty interest in BiovaxID from the Company’s Royalty Agreement and Laurus may either (a) demand payment of the amount, (b) take ownership of Analytica in which instance the Company will continue to be responsible for any deficit in the event Laurus sells Analytica, or (c) receive 1% royalty interest in BiovaxID worldwide sales from the Company’s royalty agreement for each $1 million of the amount then remaining unpaid. The Payoff and Amendment Agreements and related agreements are attached as Exhibits to this Current Report on Form 8-K.

The other material terms and conditions of the agreements are as follows:

•

The Company and Laurus have entered into an Assignment of Sale Proceeds whereby the Company has assigned to Laurus the proceeds of a contemplated sale of the Company’s Analytica subsidiary, up to a total of $8.8 million, with the Company and Laurus equally dividing any proceeds of such a sale in excess of $8.8 million. This sale of Analytica (and/or cash payment in the amount of $8.8 million) is required to occur on or before December 31, 2008. In the event that the Company does not sell Analytica by December 31, 2008, or if the sale proceeds are less than $8.8 million, the Company has the right to make cash payment to Laurus up to the amount of the shortfall. In the event that the Company does not sell Analytica by December 31, 2008 or if the sale proceeds or other cash payments are less than $8.8 million, Laurus may seek the cash shortfall from Accentia, elect to take possession of the stock of Analytica and the Company will continue to be obligated for any deficiency in the event Laurus sells Analytica, or to receive the assignment of additional royalty rights as described below.

2

•

The Company and Laurus have entered into an Assignment of Rights Under Royalty Agreement whereby the Company assigned to Laurus a royalty of 4% of worldwide sales of BiovaxID reducing the Company’s royalty percentage in BiovaxID from 19.5% to 15.5%. The Assignment of Rights Under Royalty Agreement additionally provides for the potential of additional royalties which may be assigned to Laurus under certain circumstances, including i) an additional assignment of 2% royalty in BiovaxID if no sale of Analytica takes place by December 31, 2008 or the Company does not otherwise make payment to Laurus of $8.8 million by that date; and ii) If Analytica is not sold or payment of $8.8 million has not been made by December 31, 2008, Laurus has the option to elect to (a) take possession of the stock of Analytica and look to the Company for any deficit resulting from a sale of Analytica by Laurus; or (b) receive an additional royalty in BiovaxID calculated on the basis of 1% of additional royalty for each $1 million shortfall in payment below $8.8 million (“Laurus’ Rights At December 31, 2008”).

•

The Company and Laurus have entered into a clarification of its existing guaranty obligation with respect to the outstanding Secured Promissory Note of Biovest to Laurus to fix the amount guaranteed by the Company at $4.9 million.

•

The Minimum Borrowing Note and the Term Note (the “Continuing Notes”) will continue in existence but are modified to extend the maturity date to December 31, 2008 and to provide that interest will not accrue until December 31, 2008, and to further clarify that any payment under the Continuing Notes will reduce the Company’s aggregate indebtedness to Laurus of $8.8 million and will not alter or expand Laurus’ Rights at December 31, 2008 as described herein. Laurus’ existing right to convert amounts due under the Continuing Notes into common stock of the Company continues and the conversion price was reduced to $1.20 per share.

8% Original Issue Discount Secured Convertible Debenture

On June 19, 2008, all closing conditions contained in the definitive agreements relating to a private placement (the “Private Placement”) 8% Secured Convertible Debentures due June 17, 2011 (the “Debentures”) were satisfied, and the transaction was closed. The principal amount of Debentures sold, including the original issue discount, was $8,906,098 resulting in the issuance of 2,979,495 warrants. Rodman and Renshaw, PA served as the placement agent and will be issued 372,437 warrants and paid a placement fee. The estimated net proceeds after costs, expenses, original issue discount and placement fees is estimated to be $7.4 million.

3

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated June 17, 2008, by Accentia Biopharmaceuticals, Inc. (the “Company”) entitled “Accentia Reports on Multiple Sclerosis Study: Revimmune™ Shows Unprecedented Results in Reducing Disability and Improving Function”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

4

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: June 20, 2008

5

EXHIBIT INDEX

Exhibit Number	Description
10.1	Payoff Letter and Agreement dated June 18, 2008, between Accentia Biopharmaceuticals, Inc. (“Accentia”), Analytica International, Inc. (“Analytica”), TEAMM Pharmaceuticals, Inc. (“TEAMM”), Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, Ltd (“Valens Offshore”), Valens US SPV I, LLC (“Valens US”) and PSource Structured Debt Limited (“PSource”).

10.2	Assignment of Sale Proceeds dated June 18, 2008, between Accentia, Analytica, Valens Offshore, Valens US and PSource.

10.3	Assignment of Rights Under Royalty Agreement dated June 18, 2008, between Accentia, Biovest International, Inc. (“Biovest”) and PSource.

10.4	Assignment of Rights Under Royalty Agreement dated June 18, 2008, between Accentia, Biovest and Erato Corp. (“Erato”)

10.5	Assignment of Rights Under Royalty Agreement dated June 18, 2008, between Accentia, Biovest and Valens Offshore.

10.6	Assignment of Rights Under Royalty Agreement dated June 18, 2008, between Accentia, Biovest and Valens US.

10.7	Reaffirmation and Ratification Agreement dated June 18, 2008, between Accentia, Analytica, TEAMM, Laurus, Valens Offshore, Valens US and PSource.

10.8	Collateral Assignment dated June 18, 2008 between Accentia and Biovest.

10.9	Schedules to the Security Purchase Agreement dated June 17, 2008 which was filed as Exhibit 10.1 to Accentia’s Form 8-K dated June 18, 2008.

10.10	Schedules to the Security Agreement dated June 17, 2008 which was filed as Exhibit 10.4 to Accentia’s Form 8-K dated June 18, 2008.

99.1	Press release, dated June 17, 2008, by Accentia Biopharmaceuticals, Inc. entitled “Accentia Reports on Multiple Sclerosis Study: Revimmune™ Shows Unprecedented Results in Reducing Disability and Improving Function”

6

Exhibit 10.1

LAURUS MASTER FUND, LTD.

VALENS U.S. SPV I, LLC

VALENS OFFSHORE SPV I, LTD.

PSOURCE STRUCTURED DEBT LIMITED

c/o Valens Capital Management, LLC

355 Madison Avenue

New York, New York 10017

June 18, 2008

Accentia Biopharmaceuticals, Inc.

Analytica International, Inc. (f/k/a The Analytica Group, Inc.)

TEAMM Pharmaceuticals, Inc.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

Attention: Chief Financial Officer

Re:	Payoff and Amendment Agreement

Ladies and Gentlemen:

The undersigned, Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore”) and PSource Structured Debt Limited (as partial assignee of Laurus, “PSource”; and together with Laurus, Valens US and Valens Offshore, individually, each a “Creditor Party” and collectively, the “Creditor Parties”), have been advised by Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia”), Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), and TEAMM Pharmaceuticals, Inc., a Florida corporation (“Teamm”; and together with Accentia and Analytica, individually, each a “Company” and collectively, the “Companies”) that the Companies intend to repay all outstanding obligations of the Companies to the Creditor Parties under each of the following promissory notes (collectively, the “Obligations”): (a) that certain Amended and Restated Secured Non-Convertible Revolving Note in the original principal amount of $5,000,000 dated as of April 29, 2005, as amended and restated as of February 13, 2006 executed by Accentia and Analytica in favor of Creditor Parties (the “Revolving Note”); (b) that certain Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 dated as of April 29, 2005, as amended and restated on September 2005 and as further amended and restated on February 13, 2006 executed by Accentia and Analytica in favor of Creditor Parties (the “Minimum Borrowing Note”); and (c) that certain Second Amended and Restated Secured Convertible Term Note in the original principal amount of $5,000,000 dated as of April 29, 2005, as amended and restated on August 16, 2005 increasing the principal amount thereunder to $10,000,000 and as further amended and restated as of February 13, 2006 executed by Accentia in favor of Creditor Parties (the “Term Note”; and together with the Revolving Note and the Minimum Borrowing Note, collectively, the “Existing Notes”), by delivering to Creditor Parties (and their designees as applicable) each of the following documents, in form and substance satisfactory to Creditor Parties (and their designees as applicable): (i) this letter agreement, (ii) that certain Reaffirmation and Ratification Agreement dated as of the date hereof among the Companies and the Creditor Parties (as amended, modified or supplemented from time to time, the “Company Reaffirmation and Ratification Agreement”), (iii) those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof among Accentia, Biovest International, Inc. (“Biovest”) and each Creditor Party (or, as applicable, such Creditor Party’s designee) (as amended, modified or supplemented from time to time, the “Assignments of Rights Under Royalty Agreement”), (iv) that certain Assignment of Sale Proceeds dated as of the date hereof among Accentia, Analytica and each Creditor Party (or, as applicable, such Creditor Party’s designee) (as amended, modified or supplemented from time to time, the “Assignments of Sale Proceeds”), (v) the written consent of each of Southwest Bank (successor to Missouri State Bank and Trust Company) and McKesson Corporation pursuant to which such creditors release their security interest covering the rights assigned by Accentia under the Assignments of Rights Under Royalty Agreement and the Assignment of Sale Proceeds (the “Consents”), (vi) corporate resolutions authorizing the transactions contemplated by this letter agreement (the “Resolutions”), and (vii) all such other certificates, instruments, documents and agreements as may be required by Creditor Parties or their respective counsel, and together with this letter agreement, the Company Reaffirmation and Ratification Agreement, each of the Assignments of Rights Under Royalty Agreement, the Assignment of Sale Proceeds, the Consents and the Resolutions, collectively, the “Payoff Documents”.

The parties hereto hereby acknowledge and agree that receipt by Creditor Parties of (a) the fully-executed, original Payoff Documents and (b) copies of the fully-executed Biovest Documents (as hereafter defined)(the conditions set forth in clauses (a) and (b), collectively, the “Release Conditions”) (i) shall constitute payment in full of all of the Obligations owing under the Revolving Note, following which the Revolving Note shall be marked as “paid in full” and within a reasonable time period thereafter returned to Accentia, (ii) shall terminate the commitment of each Creditor Party, if any, to make any loans or provide any other financial accommodations whatsoever to the Companies, (iii) shall, effective on the earlier of (A) December 31, 2008, (B) the date on which an Analytica Sale (as defined in the Assignments of Sale Proceeds) is consummated, provided Accentia and Analytica comply with their obligations under the Assignments of Sale Proceeds, or (C) the date on which the Creditor Parties receive a Qualified Payment (as defined in the Assignments of Rights Under Royalty Agreement) in an amount of not less than $8,800,000, constitute payment in full of the Obligations under the Term Note and Minimum Borrowing Note which Term Note and Minimum Borrowing Note shall be marked as “paid in full” and within a reasonable time period thereafter returned to Accentia and (iv) shall release:

(A) all security interests and liens which Teamm may have granted to any Creditor Party;

(B) all security interests and liens which Accentia may have granted to any Creditor Party, other than: (1) the security interests and liens granted by Accentia in respect of the common stock of Analytica pursuant to that certain Amended and Restated Stock Pledge Agreement dated as of April 29, 2005 by Accentia in favor of Creditor Parties (as amended, modified and supplemented from time to time, the “Amended Stock Pledge Agreement”), it being acknowledged that within a reasonable time period after such security interest and lien release the applicable Creditor Parties shall return to Accentia all common stock of all entities

2

(other than Analytica) pledged to Creditor Parties under the Amended Stock Pledge Agreement, (2) the security interests and liens granted by Accentia in favor of Creditor Parties pursuant to that certain Amended and Restated Security Agreement dated February 13, 2006 (as amended, modified and supplemented from time to time, the “February 2006 Security Agreement”) in respect of assets of Analytica, (3) the security interests and liens granted by Accentia under the Collateral Assignment (as hereafter defined), (4) the security interests and liens granted by Accentia for the benefit of one or more of the Creditor Parties and the other investors under the Midsummer Documents (as hereafter defined) and (5) the security interests and liens granted by Accentia for the benefit of Laurus (and its assignees) under the Accentia Pledge Agreement dated as of March 31, 2006 among Laurus (as its assignees), Accentia and Biovest (as amended, modified and supplemented from time to time, the “March 2006 Pledge Agreement”); and

(C) all security interests and liens which The Francis E. O’Donnell, Jr. Irrevocable Trust No. 1 (the “Trust”) granted to the applicable Creditor Parties under the Stock Pledge Agreement dated April 29, 2005 between the applicable Creditor Parties and the Trust. Within a reasonable time period following such security interest and lien release, the applicable Creditor Parties shall return to the Trust the original stock certificates evidencing the collateral pledged thereunder.

Within a reasonable time period after receipt by the Creditor Parties of the fully-executed, original Payoff Documents and fully-executed, original Biovest Documents, Creditor Parties shall instruct the bank maintaining the lockbox arrangement with respect to Analytica’s accounts receivable that such bank is permitted to accept instructions from Analytica with respect to such accounts receivable and the Creditor Parties shall not deliver to such bank any contrary instruction so long as no default has occurred under any document, instrument or agreement between or among Analytica, Accentia or any of its subsidiaries and any Creditor Party, after which the Creditor Parties may elect to have sole dominion and control over such accounts receivable and the deposit account into which they are remitted.

The Creditor Parties, Accentia, Teamm and Analytica hereby acknowledge that (a) the obligations secured by the collateral granted under the Amended Stock Pledge Agreement, February 2006 Security Agreement, Collateral Assignment and March 2006 Pledge Agreement (collectively, the “Collateral Agreements”) shall be limited to the obligations and liabilities arising out of, owing in respect of and/or covered by the Payoff Documents, that certain Guaranty dated March 31, 2006 (as amended, modified and supplemented from time to time) by Accentia in favor of Laurus and its assignees, the Term Note and the Minimum Borrowing Note and (b) the Creditor Parties shall release their security interests and liens granted pursuant to the Collateral Agreements if (i) on or before December 31, 2008, there has occurred an Analytica Sale (as defined in the Assignments of Sale Proceeds) or (ii) on or before December 31, 2008, an Analytica Sale has not occurred and (A) the Creditor Parties have received, on or prior to December 31, 2008, a Qualified Payment (as defined in the Assignments of Rights Under Royalty Agreement) of at least $8,800,000 or (B) (1) the Creditor Parties have not received a Qualified Payment of at least $8,800,000 and (2) each Creditor Party (or its assignee, as applicable), which is a party to the Assignments of Rights Under Royalty Agreement, either (I) chooses the Stock Election (as defined in the Assignments of Rights Under Royalty Agreement) and Accentia complies with the requirements set forth in Section 1(a)(i)(B)(2) of the Assignments of Rights Under Royalty Agreement in connection with the Stock Election or (II) elects to receive the additional royalty in lieu of the Specified Payment (as defined in the Assignments of Rights Under Royalty Agreement) as set forth in Section (1)(a)(i)(B)(1) of the Assignments of Rights Under Royalty Agreement.

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For purposes hereof, (a) the term “Biovest Documents” means all documents, instruments and agreements required by, and in form and substance acceptable to, Valens US and Valens Offshore SPV II, Corp. (“Valens Offshore II”), in connection with the extension of the maturity date under those certain promissory notes issued by Biovest to Valens US and Valens Offshore II and the grant to Valens Offshore II of an additional royalty interest in accordance with the amendment letter dated as of May 30, 2008 between Valens Offshore II and Biovest which amends and restates in its entirety Section 4.1 of the Royalty Agreement dated as of December 10, 2007 between Biovest and Valens Offshore II; (b) the term “Collateral Assignment” means the Collateral Assignment dated as of the date hereof made by Accentia in favor of Laurus, Valens Offshore, Valens SPV II, Corp. and PSource, as the same may be amended, modified and supplemented from time to time and (c) the term “Midsummer Documents” means the Securities Purchase Agreement dated as of September 29, 2006 among Accentia and each purchaser identified on the signature pages thereto together with all documents, instruments and agreements entered into in connection with the transactions contemplated thereby, as each may be amended, modified and supplemented from time to time.

The parties hereto hereby acknowledge that nothing contained herein shall amend or modify or otherwise release in any manner whatsoever any security interest or lien granted by Biovest and/or any of its subsidiaries under any document, instrument and/or agreement between Biovest and/or any of its subsidiaries and any Creditor Party and/or such Creditor Party’s affiliates.

Upon satisfaction of the Release Conditions:

(a) Notwithstanding anything to the contrary contained in the Term Note and Minimum Borrowing Note, interest payable on the outstanding principal amount of the Term Note and Minimum Borrowing Note shall not accrue for the period beginning on the date hereof through and including December 31, 2008;

(b) Notwithstanding anything to the contrary contained in the Term Note or Minimum Borrowing Note, the Maturity Date (as defined in the Term Note and Minimum Borrowing Note) shall be December 31, 2008;

(c) Notwithstanding anything to the contrary contained in the Term Note, the Fixed Conversion Price shall mean $1.20; and

(d) Section 3.1 of the Minimum Borrowing Note is hereby amended by deleting such section it its entirety and inserting in lieu thereof the following:

Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Common Stock at the Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” shall be $1.20. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

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For and in consideration of Creditor Parties’ agreements contained herein, the Companies and their respective officers, directors, employees, representatives, agents, executors, heirs, administrators, successors and assigns (collectively, the “Releasing Parties”) hereby release each Creditor Party and its officers, directors, representatives, employees, agents, attorneys-in-fact, affiliates and successors and assigns (collectively the “Released Parties”) from any and all claims, demands, agreements, actions, expenses, damages, judgments, liabilities and obligations which any of the Releasing Parties has ever had against any of the Released Parties including, without limitation, with respect to the Existing Notes or any of the transactions relating to the Existing Notes and hereby agree to indemnify the Released Parties from, and hold the Released Parties harmless against, the same.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally blank.]

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This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on
Behalf of PSource Structured Debt Limited

Acknowledged and Agreed to as of the date first written above:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

ANALYTICA INTERNATIONAL, INC., f/k/a The Analytica Group, Inc.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

TEAMM PHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

Exhibit 10.2

ASSIGNMENT OF SALE PROCEEDS

ASSIGNMENT OF SALE PROCEEDS made as of this 18th day of June, 2008 (this “Assignment”) by Accentia Biopharmaceuticals, Inc. (“Accentia”), Analytica International, Inc. (f/k/a The Analytica Group, Inc.) (“Analytica” together with Accentia, each an “Assignor” and collectively, the “Assignors”), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore”) and PSource Structured Debt Limited (as partial assignee of Laurus, “PSource” together with Laurus, Valens US and Valens Offshore and their respective assignees and designees, each an “Assignee” and collectively, the “Assignees”).

RECITALS

A. Assignors executed and delivered to Assignees (i) that certain Amended and Restated Secured Non-Convertible Revolving Note effective as of April 29, 2005 in the original principal amount of $5,000,000 (the “Revolving Note”) and (ii) that certain Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 effective as of April 29, 2005 (the “Minimum Borrowing Note”);

B. Accentia executed and delivered to Assignee that certain Second Amended and Restated Secured Convertible Term Note effective as of April 29, 2005 in the original principal amount of $10,000,000 (the “Term Note”; and together with the Revolving Note and the Minimum Borrowing Note, collectively, the “Existing Notes”); and

C. Assignors, TEAMM Pharmaceuticals, Inc. and Assignees are entering into that certain Payoff Letter dated as of the date hereof (the “Payoff Letter”) pursuant to which Assignees have agreed, subject to the terms of the Payoff letter, among other things, that, upon Assignor assigning to Assignees, among other things, the Analytica Proceeds Amount (as hereinafter defined), (a) the obligations arising under the Revolving Note shall be deemed paid in full and (b) the obligations arising under the Term Note and Minimum Borrowing Note shall be deemed paid in full, in each case, effective as of December 31, 2008.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Assignment (including the recitals) shall have the following meanings:

“Analytica Proceeds Amount” means (a) if the Net Proceeds generated from any Analytica Sale equal or exceed $8,800,000, an amount equal to the sum of (i) the difference between such Net Proceeds and $8,800,000 divided by two (2) and (ii) the difference between the $8,800,000 and the Qualified Payment (as defined in the Assignments of Rights Under Royalty Agreement), if any, actually received by the Assignees and (b) if the Net Proceeds generated from any Analytica Sale is less than

$8,800,000, then an amount equal to difference between $8,800,000 and the Qualified Payment, if any, actually received by the Assignees; provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market value shall be determined by the Assignees in their reasonable discretion based on good faith negotiations with Assignor.

“Analytica Sale” means a sale, conveyance, transfer, assignment, license, lease or other disposition of any interest in the stock and/or assets of Analytica.

“Assignment of Rights Under Royalty Agreement” means those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time) among Accentia, Biovest International, Inc. and each Assignee (or, as applicable, such Assignee’s designee).

“Net Proceeds” means the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, in each case, as agreed to by Assignees.

2. Each Assignor hereby assigns to Assignees one hundred percent (100%) of the Analytica Proceeds Amount.

3. Assignors shall instruct any purchaser of the assets and/or stock of Analytica to remit the Analytica Proceeds Amount upon the consummation of an Analytica Sale directly to LV Administrative Services, Inc., as agent for Assignees (the “Agent”), pursuant to the wire instructions set forth on Exhibit A hereto. If any Assignor and/or any subsidiary or affiliate of Assignor receives any Net Proceeds from an Analytica Sale prior to payment in full of the Analytica Proceeds Amount to the Agent, such Assignor shall, and shall cause such subsidiary or affiliate to, immediately deliver such Net Proceeds to the Agent in precisely the form held by such Assignor or such subsidiary or affiliate (except for any necessary endorsement) and until so delivered such Net Proceeds shall be held in trust as the property of the Assignees.

4. Until payment in full of the Analytica Proceeds Amount to the Agent, each Assignor hereby irrevocably authorizes and empowers each Assignee, (a) to ask, demand, receive, receipt and give acquittance for any and all Net Proceeds which may be or become due or payable, or remain unpaid at any time and times to such Assignor, (b) to endorse any checks, drafts or other orders for the payment of money payable to such Assignor in payment thereof, and (c) in such Assignee’s discretion, to file any claims or take any action or institute any proceeding, either in its own name or in the name of such Assignor or otherwise, which such Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that no Assignee shall be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to such Assignee or to which such Assignee may be entitled hereunder at any time or times.

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5. Each Assignee shall have the right to enforce any and all rights and remedies of any Assignor under any agreement evidencing the Analytica Sale.

6. This Agreement shall terminate on January 1, 2009 to the extent an Analytica Sale has not been consummated on or prior to such date.

7. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. This Assignment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Assignment the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

ANALYTICA INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

[Additional Signature Page to Follow]

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway

Exhibit 10.3

ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT (this “Assignment”), dated as of June 18, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), PSource Structured Debt Limited (“Assignee”) and Biovest International, Inc., a Delaware corporation (“Biovest”).

RECITALS

A. Assignor is entering into that certain (i) Payoff Letter dated as of the date hereof with Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation, and the Creditor Parties (as defined therein) party thereto (as amended, modified, supplemented and/or restated from time to time, the “Payoff Letter”) and (ii) Assignment of Sale Proceeds dated as of the date hereof (the “Assignment of Sale Proceeds”) with Analytica, Assignee and the Creditor Parties party thereto.

B. Assignor and Biovest are parties to that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Royalty Agreement”); capitalized terms not otherwise defined herein shall have the meanings given to them in the Royalty Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth in the Payoff Letter and the consummation of the transactions contemplated therein, the agreements set forth in the Assignment of Sale Proceeds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns and transfers to Assignee as the absolute owner thereof:

(a) Assignor’s right to receive a percentage of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (the “Assignee Royalties”) equal to 10.18% (the “Assignee’s Pro Rata Share”) of four percent (4.00%) (the Assignee’s Pro Rata Share of 4.00%, the “Royalty Percentage”), provided, however,

(i) if, on or prior to December 31, 2008, an Analytica Sale (as defined in the Assignment of Sale Proceeds) has not occurred and the Creditor Parties have not received at least $8,800,000 consisting of (1) an aggregate cash payment from Assignor and/or Analytica, on or after the date hereof, in consideration for the Creditor Parties’ agreement to enter into the Payoff Letter and the other Payoff Documents (as defined in the Payoff Letter) and/or to reduce the obligations under the Term Note (as defined in the Payoff Letter) and/or Minimum Borrowing Note (as defined in the Payoff Letter), and not in consideration of any other debt or liability of Assignor, Analytica and/or any subsidiary or affiliate of any such entity (such aggregate cash payment, the “Cash Payment”) and/or (2) Conversion Shares issued pursuant to the optional conversion provision set forth in Section 3.1 of the Term Note and Section 3.1 of the Minimum Borrowing Note, in each case, valued at $1.20 per Conversion Share (the aggregate value of the Conversion Shares, the “Conversion Amount” and together with the Cash

Payment, the “Qualified Payment”), the Assignor hereby agrees that (A) the Royalty Percentage shall be immediately increased by an amount equal to Assignee’s Pro Rata Share of two percent (2.00%) (the “Royalty Increase”) which Royalty Increase shall occur automatically without further action on the part of any party and (B) Assignor shall pay to Assignee, on demand, an amount equal to the Assignee’s Pro Rata Share of the difference between (x) $8,800,000 and (y) the Qualified Payment, if any, actually received by the Creditor Parties (the Assignee’s Pro Rata Share of the difference between (x) and (y), the “Specified Amount”), which amount shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever, provided, however, Assignee may elect, in its sole and absolute discretion, in lieu of requiring payment of the Specified Amount, to (1) further increase the Royalty Percentage (in addition to the Royalty Increase) by a percentage equal to Assignee’s Pro Rata Share of (I) the difference between $8,800,000 and the Qualified Payment, if any, actually received by the Creditor Parties, divided by (II) 1,000,000, which such further increase of the Royalty Percentage shall occur automatically without further action on the part of any party, upon Assignee’s delivery to Assignor of notice of such election, or (2) receive from Assignor, and Assignor shall assign and transfer to Assignee or Assignee’s designee, as absolute owner thereof, Assignee’s Pro Rata Share of one hundred percent (100%) of the capital stock of Analytica (together with all instruments as shall be required by Assignee to effect such transfer) in order for Assignee and the other Creditor Parties to conduct the Analytica Sale (the “Stock Election”), provided, however, that Assignee may only make the Stock Election if each Creditor Party (or, as applicable, each Creditor Party’s designee) which is a party to those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) also makes the Stock Election; or

(ii) if an Analytica Sale has occurred on or prior to December 31, 2008, but the Creditor Parties have not received from Assignor and/or Analytica, on or prior to December 31, 2008, an amount equal to or exceeding $8,800,000, constituting the aggregate amount of the Analytica Proceeds Amount (as defined in the Assignment of Sale Proceeds) and the Qualified Payment, if any, then Assignor hereby agrees that the Royalty Percentage shall be immediately increased by a percentage equal to the Assignee’s Pro Rata Share of (A) $8,800,000 minus the sum of (1) the Analytica Proceeds Amount actually received by the Creditor Parties and (2) the Qualified Payment, if any, actually received by the Creditor Parties, divided by (B) 1,000,000, which increase of the Royalty Percentage shall occur automatically without further action on the part of any party; and

(b) all of Assignor’s other rights and remedies under the Royalty Agreement with respect to the Assignee Royalties.

2. In the event Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds (as hereinafter defined) from any such Analytica Sale equal to or exceeding $8,800,000, the Creditor Parties shall be entitled to all proceeds from such Analytica Sale and Assignor and/or Analytica shall not be entitled to credit for, or refund of, the Qualified Payment, if any. In the event the Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds from any such Analytica Sale of less than $8,800,000, then Assignor shall pay to Assignee, in cash, on demand, an amount equal to Assignee’s Pro Rata Share of an amount equal to the difference, if any, between (a) $8,800,000 and (b)(i) the Net Proceeds actually received by the Creditor Parties from such Analytica Sale plus (ii) the Qualified Payment actually received

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by the Creditor Parties, if any, which amount, if any, shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever. The Creditor Parties hereby agree that any such Analytica Sale shall be consummated pursuant to one or more related arms-length transactions with third party purchaser(s) that are not affiliated with any Creditor Party and Creditor Parties shall receive no direct or indirect benefit from any such Analytica Sale, other than the Net Proceeds. For purposes hereof, the term “Net Proceeds” shall mean the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market shall be determined by the Creditor Parties in their commercially reasonable discretion.

3. The Assignee Royalties shall be paid by Biovest to Assignee no later than sixty (60) days following the end of each calendar quarter (the “Assignee Royalty Payments”). All Assignee Royalty Payments shall be payable in U.S. Dollars by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto.

4. Each of Assignor and Biovest hereby acknowledge, confirm and agree that (a) Assignee may assert any and all of its rights and claims with respect to the Assignee Royalties and the Assignee Royalty Payments directly against Biovest in accordance with the terms of the Royalty Agreement and (b) Assignee shall hereafter be deemed a “Party” to the Royalty Agreement and shall have all the rights and remedies granted to Assignor under the Royalty Agreement with respect to the Assignee Royalties and the Assignee Royalty Payments.

5. At any time or from time to time, upon Assignee’s written request, each of Assignor and Biovest shall execute and deliver to Assignee such further documents and do such other acts and things as Assignee may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto.

6. Assignor hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) pursuant to the Royalty Agreement, it is the owner of a royalty interest equal to 19.50% of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest and such interest is owned free and clear of all liens and other encumbrances (other than the liens granted under that certain Collateral Assignment dated as of the date hereof made by Assignor in favor of the Creditor Parties and certain of their affiliates, the security interest granted to Southwest Bank (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds) and the security interest granted to McKesson Corporation (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds)) and has not been assigned, sold or otherwise conveyed by Assignor in any way;

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(d) Assignor has full power, authority and legal right, with the consent of Biovest contained herein, to assign its rights under the Royalty Agreement pursuant to this Assignment;

(e) this Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms;

(f) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Assignor in connection with the execution, delivery or performance of this Assignment except for the consents of Biovest contained herein, Southwest Bank and McKesson Corporation; and

(g) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Assignor is a party or that purports to be binding upon Assignor or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Assignor.

7. Biovest hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) Biovest has the full power, authority and legal right to enter into this Assignment;

(d) this Assignment has been duly authorized, executed and delivered by Biovest and constitutes a legal, valid and binding obligation of Biovest, enforceable in accordance with its terms;

(e) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Biovest in connection with Biovest’s execution, delivery or performance of this Assignment; and

(f) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Biovest is a party or that purports to be binding upon Biovest or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Biovest.

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8. Each of Assignor and Biovest hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Royalty Agreement, other than this Assignment and each other Assignment of Rights Under Royalty Agreement entered into in favor of any other Creditor Party or any of its successors or assigns, until that certain Guaranty dated March 31, 2006 made by Assignor in favor of the Creditor Parties and certain of their affiliates has been irrevocably terminated;

(b) it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Royalty Agreement, the Assignee Royalties or Assignee’s rights under this Assignment;

(c) it will not, except with the prior written consent of Assignee, (i) enter into any agreement amending, modifying or supplementing the Royalty Agreement or (ii) grant any consent or waiver under the Royalty Agreement;

(d) it will deliver to Assignee a copy of each demand, notice, communication or document required to be delivered to any party under the Royalty Agreement; and

(e) it will keep Assignee informed of all material circumstances known to it bearing upon the Royalty Agreement, the Assignee Royalties or any of the rights and remedies of Assignor or Biovest under the Royalty Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor, Biovest and Assignee. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and Biovest and shall, together with the rights and remedies of Assignee hereunder, inure to the benefit of Assignee and its successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

11. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give or serve upon the other any communication with respect to this Assignment, each such notice demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Royalty Agreement, and in the case of Assignee, c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

12. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original hereto.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	CFO

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway

Exhibit 10.4

ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT (this “Assignment”), dated as of June 18, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), Erato Corp. (“Assignee”) and Biovest International, Inc., a Delaware corporation (“Biovest”).

RECITALS

A. Assignor is entering into that certain (i) Payoff Letter dated as of the date hereof with Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation, and the Creditor Parties (as defined therein) party thereto (as amended, modified, supplemented and/or restated from time to time, the “Payoff Letter”) and (ii) Assignment of Sale Proceeds dated as of the date hereof (the “Assignment of Sale Proceeds”) with Analytica, Assignee and the Creditor Parties party thereto.

B. Assignor and Biovest are parties to that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Royalty Agreement”); capitalized terms not otherwise defined herein shall have the meanings given to them in the Royalty Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth in the Payoff Letter and the consummation of the transactions contemplated therein, the agreements set forth in the Assignment of Sale Proceeds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns and transfers to Assignee as the absolute owner thereof:

(a) Assignor’s right to receive a percentage of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (the “Assignee Royalties”) equal to 64.90% (the “Assignee’s Pro Rata Share”) of four percent (4.00%) (the Assignee’s Pro Rata Share of 4.00%, the “Royalty Percentage”), provided, however,

(i) if, on or prior to December 31, 2008, an Analytica Sale (as defined in the Assignment of Sale Proceeds) has not occurred and the Creditor Parties have not received at least $8,800,000 consisting of (1) an aggregate cash payment from Assignor and/or Analytica, on or after the date hereof, in consideration for the Creditor Parties’ agreement to enter into the Payoff Letter and the other Payoff Documents (as defined in the Payoff Letter) and/or to reduce the obligations under the Term Note (as defined in the Payoff Letter) and/or Minimum Borrowing Note (as defined in the Payoff Letter), and not in consideration of any other debt or liability of Assignor, Analytica and/or any subsidiary or affiliate of any such entity (such aggregate cash payment, the “Cash Payment”) and/or (2) Conversion Shares issued pursuant to the optional conversion provision set forth in Section 3.1 of the Term Note and Section 3.1 of the Minimum Borrowing Note, in each case, valued at $1.20 per Conversion Share (the aggregate value of the Conversion Shares, the “Conversion Amount” and together with the Cash

Payment, the “Qualified Payment”), the Assignor hereby agrees that (A) the Royalty Percentage shall be immediately increased by an amount equal to Assignee’s Pro Rata Share of two percent (2.00%) (the “Royalty Increase”) which Royalty Increase shall occur automatically without further action on the part of any party and (B) Assignor shall pay to Assignee, on demand, an amount equal to the Assignee’s Pro Rata Share of the difference between (x) $8,800,000 and (y) the Qualified Payment, if any, actually received by the Creditor Parties (the Assignee’s Pro Rata Share of the difference between (x) and (y), the “Specified Amount”), which amount shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever, provided, however, Assignee may elect, in its sole and absolute discretion, in lieu of requiring payment of the Specified Amount, to (1) further increase the Royalty Percentage (in addition to the Royalty Increase) by a percentage equal to Assignee’s Pro Rata Share of (I) the difference between $8,800,000 and the Qualified Payment, if any, actually received by the Creditor Parties, divided by (II) 1,000,000, which such further increase of the Royalty Percentage shall occur automatically without further action on the part of any party, upon Assignee’s delivery to Assignor of notice of such election, or (2) receive from Assignor, and Assignor shall assign and transfer to Assignee or Assignee’s designee, as absolute owner thereof, Assignee’s Pro Rata Share of one hundred percent (100%) of the capital stock of Analytica (together with all instruments as shall be required by Assignee to effect such transfer) in order for Assignee and the other Creditor Parties to conduct the Analytica Sale (the “Stock Election”), provided, however, that Assignee may only make the Stock Election if each Creditor Party (or, as applicable, each Creditor Party’s designee) which is a party to those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) also makes the Stock Election; or

(ii) if an Analytica Sale has occurred on or prior to December 31, 2008, but the Creditor Parties have not received from Assignor and/or Analytica, on or prior to December 31, 2008, an amount equal to or exceeding $8,800,000, constituting the aggregate amount of the Analytica Proceeds Amount (as defined in the Assignment of Sale Proceeds) and the Qualified Payment, if any, then Assignor hereby agrees that the Royalty Percentage shall be immediately increased by a percentage equal to the Assignee’s Pro Rata Share of (A) $8,800,000 minus the sum of (1) the Analytica Proceeds Amount actually received by the Creditor Parties and (2) the Qualified Payment, if any, actually received by the Creditor Parties, divided by (B) 1,000,000, which increase of the Royalty Percentage shall occur automatically without further action on the part of any party; and

(b) all of Assignor’s other rights and remedies under the Royalty Agreement with respect to the Assignee Royalties.

2. In the event Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds (as hereinafter defined) from any such Analytica Sale equal to or exceeding $8,800,000, the Creditor Parties shall be entitled to all proceeds from such Analytica Sale and Assignor and/or Analytica shall not be entitled to credit for, or refund of, the Qualified Payment, if any. In the event the Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds from any such Analytica Sale of less than $8,800,000, then Assignor shall pay to Assignee, in cash, on demand, an amount equal to Assignee’s Pro Rata Share of an amount equal to the difference, if any, between (a) $8,800,000 and (b)(i) the Net Proceeds actually received by the Creditor Parties from such Analytica Sale plus (ii) the Qualified Payment actually received

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by the Creditor Parties, if any, which amount, if any, shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever. The Creditor Parties hereby agree that any such Analytica Sale shall be consummated pursuant to one or more related arms-length transactions with third party purchaser(s) that are not affiliated with any Creditor Party and Creditor Parties shall receive no direct or indirect benefit from any such Analytica Sale, other than the Net Proceeds. For purposes hereof, the term “Net Proceeds” shall mean the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market shall be determined by the Creditor Parties in their commercially reasonable discretion.

3. The Assignee Royalties shall be paid by Biovest to Assignee no later than sixty (60) days following the end of each calendar quarter (the “Assignee Royalty Payments”). All Assignee Royalty Payments shall be payable in U.S. Dollars by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto.

4. Each of Assignor and Biovest hereby acknowledge, confirm and agree that (a) Assignee may assert any and all of its rights and claims with respect to the Assignee Royalties and the Assignee Royalty Payments directly against Biovest in accordance with the terms of the Royalty Agreement and (b) Assignee shall hereafter be deemed a “Party” to the Royalty Agreement and shall have all the rights and remedies granted to Assignor under the Royalty Agreement with respect to the Assignee Royalties and the Assignee Royalty Payments.

5. At any time or from time to time, upon Assignee’s written request, each of Assignor and Biovest shall execute and deliver to Assignee such further documents and do such other acts and things as Assignee may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto.

6. Assignor hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) pursuant to the Royalty Agreement, it is the owner of a royalty interest equal to 19.50% of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest and such interest is owned free and clear of all liens and other encumbrances (other than the liens granted under that certain Collateral Assignment dated as of the date hereof made by Assignor in favor of the Creditor Parties and certain of their affiliates, the security interest granted to Southwest Bank (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds) and the security interest granted to McKesson Corporation (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds)) and has not been assigned, sold or otherwise conveyed by Assignor in any way;

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(d) Assignor has full power, authority and legal right, with the consent of Biovest contained herein, to assign its rights under the Royalty Agreement pursuant to this Assignment;

(e) this Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms;

(f) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Assignor in connection with the execution, delivery or performance of this Assignment except for the consents of Biovest contained herein, Southwest Bank and McKesson Corporation; and

(g) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Assignor is a party or that purports to be binding upon Assignor or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Assignor.

7. Biovest hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) Biovest has the full power, authority and legal right to enter into this Assignment;

(d) this Assignment has been duly authorized, executed and delivered by Biovest and constitutes a legal, valid and binding obligation of Biovest, enforceable in accordance with its terms;

(e) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Biovest in connection with Biovest’s execution, delivery or performance of this Assignment; and

(f) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Biovest is a party or that purports to be binding upon Biovest or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Biovest.

8. Each of Assignor and Biovest hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Royalty Agreement, other than this Assignment and each other Assignment of Rights Under Royalty Agreement entered into in favor of any other Creditor Party or any of its successors or assigns, until that certain Guaranty dated March 31, 2006 made by Assignor in favor of the Creditor Parties and certain of their affiliates has been irrevocably terminated;

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(b) it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Royalty Agreement, the Assignee Royalties or Assignee’s rights under this Assignment;

(c) it will not, except with the prior written consent of Assignee, (i) enter into any agreement amending, modifying or supplementing the Royalty Agreement or (ii) grant any consent or waiver under the Royalty Agreement;

(d) it will deliver to Assignee a copy of each demand, notice, communication or document required to be delivered to any party under the Royalty Agreement; and

(e) it will keep Assignee informed of all material circumstances known to it bearing upon the Royalty Agreement, the Assignee Royalties or any of the rights and remedies of Assignor or Biovest under the Royalty Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor, Biovest and Assignee. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and Biovest and shall, together with the rights and remedies of Assignee hereunder, inure to the benefit of Assignee and its successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

11. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give or serve upon the other any communication with respect to this Assignment, each such notice demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Royalty Agreement, and in the case of Assignee, c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

12. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original hereto.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	CFO

ERATO CORP.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway

Exhibit 10.5

ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT (this “Assignment”), dated as of June 18, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), Valens Offshore SPV I, Ltd. (“Assignee”) and Biovest International, Inc., a Delaware corporation (“Biovest”).

RECITALS

A. Assignor is entering into that certain (i) Payoff Letter dated as of the date hereof with Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation, and the Creditor Parties (as defined therein) party thereto (as amended, modified, supplemented and/or restated from time to time, the “Payoff Letter”) and (ii) Assignment of Sale Proceeds dated as of the date hereof (the “Assignment of Sale Proceeds”) with Analytica, Assignee and the Creditor Parties party thereto.

B. Assignor and Biovest are parties to that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Royalty Agreement”); capitalized terms not otherwise defined herein shall have the meanings given to them in the Royalty Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth in the Payoff Letter and the consummation of the transactions contemplated therein, the agreements set forth in the Assignment of Sale Proceeds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns and transfers to Assignee as the absolute owner thereof:

(a) Assignor’s right to receive a percentage of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (the “Assignee Royalties”) equal to 22.84% (the “Assignee’s Pro Rata Share”) of four percent (4.00%) (the Assignee’s Pro Rata Share of 4.00%, the “Royalty Percentage”), provided, however,

(i) if, on or prior to December 31, 2008, an Analytica Sale (as defined in the Assignment of Sale Proceeds) has not occurred and the Creditor Parties have not received at least $8,800,000 consisting of (1) an aggregate cash payment from Assignor and/or Analytica, on or after the date hereof, in consideration for the Creditor Parties’ agreement to enter into the Payoff Letter and the other Payoff Documents (as defined in the Payoff Letter) and/or to reduce the obligations under the Term Note (as defined in the Payoff Letter) and/or Minimum Borrowing Note (as defined in the Payoff Letter), and not in consideration of any other debt or liability of Assignor, Analytica and/or any subsidiary or affiliate of any such entity (such aggregate cash payment, the “Cash Payment”) and/or (2) Conversion Shares issued pursuant to the optional conversion provision set forth in Section 3.1 of the Term Note and Section 3.1 of the Minimum Borrowing Note, in each case, valued at $1.20 per Conversion Share (the aggregate value of the Conversion Shares, the “Conversion Amount” and together with the Cash

Payment, the “Qualified Payment”), the Assignor hereby agrees that (A) the Royalty Percentage shall be immediately increased by an amount equal to Assignee’s Pro Rata Share of two percent (2.00%) (the “Royalty Increase”) which Royalty Increase shall occur automatically without further action on the part of any party and (B) Assignor shall pay to Assignee, on demand, an amount equal to the Assignee’s Pro Rata Share of the difference between (x) $8,800,000 and (y) the Qualified Payment, if any, actually received by the Creditor Parties (the Assignee’s Pro Rata Share of the difference between (x) and (y), the “Specified Amount”), which amount shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever, provided, however, Assignee may elect, in its sole and absolute discretion, in lieu of requiring payment of the Specified Amount, to (1) further increase the Royalty Percentage (in addition to the Royalty Increase) by a percentage equal to Assignee’s Pro Rata Share of (I) the difference between $8,800,000 and the Qualified Payment, if any, actually received by the Creditor Parties, divided by (II) 1,000,000, which such further increase of the Royalty Percentage shall occur automatically without further action on the part of any party, upon Assignee’s delivery to Assignor of notice of such election, or (2) receive from Assignor, and Assignor shall assign and transfer to Assignee or Assignee’s designee, as absolute owner thereof, Assignee’s Pro Rata Share of one hundred percent (100%) of the capital stock of Analytica (together with all instruments as shall be required by Assignee to effect such transfer) in order for Assignee and the other Creditor Parties to conduct the Analytica Sale (the “Stock Election”), provided, however, that Assignee may only make the Stock Election if each Creditor Party (or, as applicable, each Creditor Party’s designee) which is a party to those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) also makes the Stock Election; or

(ii) if an Analytica Sale has occurred on or prior to December 31, 2008, but the Creditor Parties have not received from Assignor and/or Analytica, on or prior to December 31, 2008, an amount equal to or exceeding $8,800,000, constituting the aggregate amount of the Analytica Proceeds Amount (as defined in the Assignment of Sale Proceeds) and the Qualified Payment, if any, then Assignor hereby agrees that the Royalty Percentage shall be immediately increased by a percentage equal to the Assignee’s Pro Rata Share of (A) $8,800,000 minus the sum of (1) the Analytica Proceeds Amount actually received by the Creditor Parties and (2) the Qualified Payment, if any, actually received by the Creditor Parties, divided by (B) 1,000,000, which increase of the Royalty Percentage shall occur automatically without further action on the part of any party; and

(b) all of Assignor’s other rights and remedies under the Royalty Agreement with respect to the Assignee Royalties.

2. In the event Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds (as hereinafter defined) from any such Analytica Sale equal to or exceeding $8,800,000, the Creditor Parties shall be entitled to all proceeds from such Analytica Sale and Assignor and/or Analytica shall not be entitled to credit for, or refund of, the Qualified Payment, if any. In the event the Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds from any such Analytica Sale of less than $8,800,000, then Assignor shall pay to Assignee, in cash, on demand, an amount equal to Assignee’s Pro Rata Share of an amount equal to the difference, if any, between (a) $8,800,000 and (b)(i) the Net Proceeds actually received by the Creditor Parties from such Analytica Sale plus (ii) the Qualified Payment actually received

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by the Creditor Parties, if any, which amount, if any, shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever. The Creditor Parties hereby agree that any such Analytica Sale shall be consummated pursuant to one or more related arms-length transactions with third party purchaser(s) that are not affiliated with any Creditor Party and Creditor Parties shall receive no direct or indirect benefit from any such Analytica Sale, other than the Net Proceeds. For purposes hereof, the term “Net Proceeds” shall mean the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market shall be determined by the Creditor Parties in their commercially reasonable discretion.

3. The Assignee Royalties shall be paid by Biovest to Assignee no later than sixty (60) days following the end of each calendar quarter (the “Assignee Royalty Payments”). All Assignee Royalty Payments shall be payable in U.S. Dollars by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto.

4. Each of Assignor and Biovest hereby acknowledge, confirm and agree that (a) Assignee may assert any and all of its rights and claims with respect to the Assignee Royalties and the Assignee Royalty Payments directly against Biovest in accordance with the terms of the Royalty Agreement and (b) Assignee shall hereafter be deemed a “Party” to the Royalty Agreement and shall have all the rights and remedies granted to Assignor under the Royalty Agreement with respect to the Assignee Royalties and the Assignee Royalty Payments.

5. At any time or from time to time, upon Assignee’s written request, each of Assignor and Biovest shall execute and deliver to Assignee such further documents and do such other acts and things as Assignee may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto.

6. Assignor hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) pursuant to the Royalty Agreement, it is the owner of a royalty interest equal to 19.50% of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest and such interest is owned free and clear of all liens and other encumbrances (other than the liens granted under that certain Collateral Assignment dated as of the date hereof made by Assignor in favor of the Creditor Parties and certain of their affiliates, the security interest granted to Southwest Bank (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds) and the security interest granted to McKesson Corporation (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds)) and has not been assigned, sold or otherwise conveyed by Assignor in any way;

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(d) Assignor has full power, authority and legal right, with the consent of Biovest contained herein, to assign its rights under the Royalty Agreement pursuant to this Assignment;

(e) this Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms;

(f) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Assignor in connection with the execution, delivery or performance of this Assignment except for the consents of Biovest contained herein, Southwest Bank and McKesson Corporation; and

(g) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Assignor is a party or that purports to be binding upon Assignor or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Assignor.

7. Biovest hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) Biovest has the full power, authority and legal right to enter into this Assignment;

(d) this Assignment has been duly authorized, executed and delivered by Biovest and constitutes a legal, valid and binding obligation of Biovest, enforceable in accordance with its terms;

(e) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Biovest in connection with Biovest’s execution, delivery or performance of this Assignment; and

(f) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Biovest is a party or that purports to be binding upon Biovest or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Biovest.

8. Each of Assignor and Biovest hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Royalty Agreement, other than this Assignment and each other Assignment of Rights Under Royalty Agreement entered into in favor of any other Creditor Party or any of its successors or assigns, until that certain Guaranty dated March 31, 2006 made by Assignor in favor of the Creditor Parties and certain of their affiliates has been irrevocably terminated;

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(b) it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Royalty Agreement, the Assignee Royalties or Assignee’s rights under this Assignment;

(c) it will not, except with the prior written consent of Assignee, (i) enter into any agreement amending, modifying or supplementing the Royalty Agreement or (ii) grant any consent or waiver under the Royalty Agreement;

(d) it will deliver to Assignee a copy of each demand, notice, communication or document required to be delivered to any party under the Royalty Agreement; and

(e) it will keep Assignee informed of all material circumstances known to it bearing upon the Royalty Agreement, the Assignee Royalties or any of the rights and remedies of Assignor or Biovest under the Royalty Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor, Biovest and Assignee. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and Biovest and shall, together with the rights and remedies of Assignee hereunder, inure to the benefit of Assignee and its successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

11. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give or serve upon the other any communication with respect to this Assignment, each such notice demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Royalty Agreement, and in the case of Assignee, c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

12. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original hereto.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	CFO

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway

Exhibit 10.6

ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT (this “Assignment”), dated as of June 18, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), Valens U.S. SPV I, LLC (“Assignee”) and Biovest International, Inc., a Delaware corporation (“Biovest”).

RECITALS

A. Assignor is entering into that certain (i) Payoff Letter dated as of the date hereof with Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation, and the Creditor Parties (as defined therein) party thereto (as amended, modified, supplemented and/or restated from time to time, the “Payoff Letter”) and (ii) Assignment of Sale Proceeds dated as of the date hereof (the “Assignment of Sale Proceeds”) with Analytica, Assignee and the Creditor Parties party thereto.

B. Assignor and Biovest are parties to that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Royalty Agreement”); capitalized terms not otherwise defined herein shall have the meanings given to them in the Royalty Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth in the Payoff Letter and the consummation of the transactions contemplated therein, the agreements set forth in the Assignment of Sale Proceeds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns and transfers to Assignee as the absolute owner thereof:

(a) Assignor’s right to receive a percentage of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (the “Assignee Royalties”) equal to 2.08% (the “Assignee’s Pro Rata Share”) of four percent (4.00%) (the Assignee’s Pro Rata Share of 4.00%, the “Royalty Percentage”), provided, however,

(i) if, on or prior to December 31, 2008, an Analytica Sale (as defined in the Assignment of Sale Proceeds) has not occurred and the Creditor Parties have not received at least $8,800,000 consisting of (1) an aggregate cash payment from Assignor and/or Analytica, on or after the date hereof, in consideration for the Creditor Parties’ agreement to enter into the Payoff Letter and the other Payoff Documents (as defined in the Payoff Letter) and/or to reduce the obligations under the Term Note (as defined in the Payoff Letter) and/or Minimum Borrowing Note (as defined in the Payoff Letter), and not in consideration of any other debt or liability of Assignor, Analytica and/or any subsidiary or affiliate of any such entity (such aggregate cash payment, the “Cash Payment”) and/or (2) Conversion Shares issued pursuant to the optional conversion provision set forth in Section 3.1 of the Term Note and Section 3.1 of the Minimum Borrowing Note, in each case, valued at $1.20 per Conversion Share (the aggregate value of the Conversion Shares, the “Conversion Amount” and together with the Cash

Payment, the “Qualified Payment”), the Assignor hereby agrees that (A) the Royalty Percentage shall be immediately increased by an amount equal to Assignee’s Pro Rata Share of two percent (2.00%) (the “Royalty Increase”) which Royalty Increase shall occur automatically without further action on the part of any party and (B) Assignor shall pay to Assignee, on demand, an amount equal to the Assignee’s Pro Rata Share of the difference between (x) $8,800,000 and (y) the Qualified Payment, if any, actually received by the Creditor Parties (the Assignee’s Pro Rata Share of the difference between (x) and (y), the “Specified Amount”), which amount shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever, provided, however, Assignee may elect, in its sole and absolute discretion, in lieu of requiring payment of the Specified Amount, to (1) further increase the Royalty Percentage (in addition to the Royalty Increase) by a percentage equal to Assignee’s Pro Rata Share of (I) the difference between $8,800,000 and the Qualified Payment, if any, actually received by the Creditor Parties, divided by (II) 1,000,000, which such further increase of the Royalty Percentage shall occur automatically without further action on the part of any party, upon Assignee’s delivery to Assignor of notice of such election, or (2) receive from Assignor, and Assignor shall assign and transfer to Assignee or Assignee’s designee, as absolute owner thereof, Assignee’s Pro Rata Share of one hundred percent (100%) of the capital stock of Analytica (together with all instruments as shall be required by Assignee to effect such transfer) in order for Assignee and the other Creditor Parties to conduct the Analytica Sale (the “Stock Election”), provided, however, that Assignee may only make the Stock Election if each Creditor Party (or, as applicable, each Creditor Party’s designee) which is a party to those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) also makes the Stock Election; or

(ii) if an Analytica Sale has occurred on or prior to December 31, 2008, but the Creditor Parties have not received from Assignor and/or Analytica, on or prior to December 31, 2008, an amount equal to or exceeding $8,800,000, constituting the aggregate amount of the Analytica Proceeds Amount (as defined in the Assignment of Sale Proceeds) and the Qualified Payment, if any, then Assignor hereby agrees that the Royalty Percentage shall be immediately increased by a percentage equal to the Assignee’s Pro Rata Share of (A) $8,800,000 minus the sum of (1) the Analytica Proceeds Amount actually received by the Creditor Parties and (2) the Qualified Payment, if any, actually received by the Creditor Parties, divided by (B) 1,000,000, which increase of the Royalty Percentage shall occur automatically without further action on the part of any party; and

(b) all of Assignor’s other rights and remedies under the Royalty Agreement with respect to the Assignee Royalties.

2. In the event Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds (as hereinafter defined) from any such Analytica Sale equal to or exceeding $8,800,000, the Creditor Parties shall be entitled to all proceeds from such Analytica Sale and Assignor and/or Analytica shall not be entitled to credit for, or refund of, the Qualified Payment, if any. In the event the Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds from any such Analytica Sale of less than $8,800,000, then Assignor shall pay to Assignee, in cash, on demand, an amount equal to Assignee’s Pro Rata Share of an amount equal to the difference, if any, between (a) $8,800,000 and (b)(i) the Net Proceeds actually received by the Creditor Parties from such Analytica Sale plus (ii) the Qualified Payment actually received

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by the Creditor Parties, if any, which amount, if any, shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever. The Creditor Parties hereby agree that any such Analytica Sale shall be consummated pursuant to one or more related arms-length transactions with third party purchaser(s) that are not affiliated with any Creditor Party and Creditor Parties shall receive no direct or indirect benefit from any such Analytica Sale, other than the Net Proceeds. For purposes hereof, the term “Net Proceeds” shall mean the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market shall be determined by the Creditor Parties in their commercially reasonable discretion.

3. The Assignee Royalties shall be paid by Biovest to Assignee no later than sixty (60) days following the end of each calendar quarter (the “Assignee Royalty Payments”). All Assignee Royalty Payments shall be payable in U.S. Dollars by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto.

4. Each of Assignor and Biovest hereby acknowledge, confirm and agree that (a) Assignee may assert any and all of its rights and claims with respect to the Assignee Royalties and the Assignee Royalty Payments directly against Biovest in accordance with the terms of the Royalty Agreement and (b) Assignee shall hereafter be deemed a “Party” to the Royalty Agreement and shall have all the rights and remedies granted to Assignor under the Royalty Agreement with respect to the Assignee Royalties and the Assignee Royalty Payments.

5. At any time or from time to time, upon Assignee’s written request, each of Assignor and Biovest shall execute and deliver to Assignee such further documents and do such other acts and things as Assignee may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto.

6. Assignor hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) pursuant to the Royalty Agreement, it is the owner of a royalty interest equal to 19.50% of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest and such interest is owned free and clear of all liens and other encumbrances (other than the liens granted under that certain Collateral Assignment dated as of the date hereof made by Assignor in favor of the Creditor Parties and certain of their affiliates, the security interest granted to Southwest Bank (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds) and the security interest granted to McKesson Corporation (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds)) and has not been assigned, sold or otherwise conveyed by Assignor in any way;

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(d) Assignor has full power, authority and legal right, with the consent of Biovest contained herein, to assign its rights under the Royalty Agreement pursuant to this Assignment;

(e) this Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms;

(f) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Assignor in connection with the execution, delivery or performance of this Assignment except for the consents of Biovest contained herein, Southwest Bank and McKesson Corporation; and

(g) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Assignor is a party or that purports to be binding upon Assignor or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Assignor.

7. Biovest hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) Biovest has the full power, authority and legal right to enter into this Assignment;

(d) this Assignment has been duly authorized, executed and delivered by Biovest and constitutes a legal, valid and binding obligation of Biovest, enforceable in accordance with its terms;

(e) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Biovest in connection with Biovest’s execution, delivery or performance of this Assignment; and

(f) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Biovest is a party or that purports to be binding upon Biovest or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Biovest.

8. Each of Assignor and Biovest hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Royalty Agreement, other than this Assignment and each other Assignment of Rights Under Royalty Agreement entered into in favor of any other Creditor Party or any of its successors or assigns, until that certain Guaranty dated March 31, 2006 made by Assignor in favor of the Creditor Parties and certain of their affiliates has been irrevocably terminated;

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(b) it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Royalty Agreement, the Assignee Royalties or Assignee’s rights under this Assignment;

(c) it will not, except with the prior written consent of Assignee, (i) enter into any agreement amending, modifying or supplementing the Royalty Agreement or (ii) grant any consent or waiver under the Royalty Agreement;

(d) it will deliver to Assignee a copy of each demand, notice, communication or document required to be delivered to any party under the Royalty Agreement; and

(e) it will keep Assignee informed of all material circumstances known to it bearing upon the Royalty Agreement, the Assignee Royalties or any of the rights and remedies of Assignor or Biovest under the Royalty Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor, Biovest and Assignee. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and Biovest and shall, together with the rights and remedies of Assignee hereunder, inure to the benefit of Assignee and its successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

11. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give or serve upon the other any communication with respect to this Assignment, each such notice demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Royalty Agreement, and in the case of Assignee, c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

12. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original hereto.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	CFO

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway

Exhibit 10.7

REAFFIRMATION AND RATIFICATION AGREEMENT

June 18, 2008

Laurus Master Fund, Ltd.

Valens U.S. SPV I, LLC

Valens Offshore SPV I, Ltd.

PSource Structured Debt Limited

c/o Valens Capital Management, LLC

355 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the (a) Securities Purchase Agreement dated as of April 29, 2005 by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia”), Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore”) and PSource Structured Debt Limited (as partial assignee of Laurus, “PSource”; and together with Laurus, Valens US and Valens Offshore, individually, each a “Creditor Party” and collectively, the “Creditor Parties”) (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”); (b) Subsidiary Guaranty dated as of April 29, 2005 by Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”) and TEAMM Pharmaceuticals, Inc., a Florida corporation (“Teamm”; and together with Analytica, collectively, the “Guarantors”) in favor of Creditor Parties (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty”); (c) Amended and Restated Stock Pledge Agreement dated as of April 29, 2005 by Accentia and Analytica in favor of Creditor Parties (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”); (d) Related Agreements as defined in the Securities Purchase Agreement (as each may amended, modified or supplemented from time to time, the “Related Agreements”); (d) Amended and Restated Security Agreement made as of April 29, 2005 and amended and restated as of dated February 13, 2006 by and among Accentia, Analytica and Teamm (individually, each a “Company” and collectively, the “Companies”) and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement”); (e) Ancillary Agreements as defined in the Security Agreement (as each may amended, modified or supplemented from time to time, the “Ancillary Agreements”); (f) Amended and Restated Secured Non-Convertible Revolving Note in the original principal amount of $5,000,000 dated as of April 29, 2005, as amended and restated as of February 13, 2006 executed by Accentia and Analytica in favor of Creditor Parties (the “Revolving Note”); (g) Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 dated as of April 29, 2005, as amended and restated on September 2005 and as further amended and restated on February 13, 2006 executed by Accentia and Analytica in favor of Creditor Parties (the “Minimum Borrowing Note”); and (h) Second Amended and Restated Secured Convertible Term Note in the original principal amount of $5,000,000 dated as of April 29, 2005, as amended and restated on August 16, 2005 increasing the principal amount thereunder to $10,000,000 and as further amended and restated as of

February 13, 2006 executed by Accentia in favor of Creditor Parties (the “Term Note”; and together with the Revolving Note and the Minimum Borrowing Note, collectively, the “Existing Notes”; and together with the Securities Purchase Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, the Related Agreements, the Security Agreement and the Ancillary Agreements, collectively, the “Existing Loan Agreements”).

To induce the Creditor Parties to enter into (i) that certain Payoff and Amendment Agreement dated as of the date hereof among the Companies and the Creditor Parties (as amended, modified or supplemented from time to time, the “Payoff Letter”), (ii) those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof among Accentia, Biovest International, Inc. and each Creditor Party, or such Creditor Party’s designee (as amended, modified or supplemented from time to time, the “Assignments of Rights Under Royalty Agreement”) and (iii) those certain Assignment of Sale Proceeds dated as of the date hereof between Accentia and each Creditor Party , or such Creditor Party’s designee (as amended, modified or supplemented from time to time, the “Assignment of Sale Proceeds”; and together with the Payoff Letter, and each of the Assignments of Rights Under Royalty Agreement, collectively, the “Payoff Documents”):

a. each Company and each Guarantor hereby represents and warrants to each Creditor Party that it has reviewed and approved the terms and provisions of each of the Payoff Documents and the documents, instruments and agreements entered into in connection therewith;

b. Analytica hereby acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in each of the Existing Loan Agreements (other than the Revolving Note), including, without limitation the Term Note and Minimum Borrowing Note, as amended by the Payoff Letter, are in full force and effect on the date hereof and shall remain in full force and effect after giving full effect to the execution and effectiveness of each of the Payoff Documents;

c. Accentia hereby acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Stock Pledge Agreement are in full force and effect on the date hereof and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the Payoff Documents;

d. Analytica hereby represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to Analytica’s obligations under any Existing Loan Agreements (other than the Revolving Note);

e. Accentia hereby represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to Accentia’s obligations under the Stock Pledge Agreement;

f. Analytica hereby acknowledges, ratifies and confirms the grant by Analytica to each Creditor Party of a security interest in the assets of (including the equity interests owned by) Analytica, as more specifically set forth in the Existing Loan Agreements, as applicable (the “Security Interest Grants”), (ii) that the Security Interest Grants secure all the Obligations (as defined in the Existing Loan Agreements), including, without limitation, all obligations owing

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under and in respect of each of the Assignments of Rights Under Royalty Agreement and each of the Assignment of Sale Proceeds, and (iii) to the extent not otherwise granted under the Existing Loan Agreements, Analytica hereby assigns, pledges and grants to each Creditor Party a continuing security interest in all Collateral (as defined in the Existing Loan Agreements), whether now owned or existing or hereafter acquired or arising and wheresoever located;

g. Accentia hereby acknowledges, ratifies and confirms the grant by Accentia to each Creditor Party of a security interest in the assets of (including the equity interests of Analytica owned by) Accentia, as more specifically set forth in the Stock Pledge Agreement (the “Security Interest Grants”), (ii) that the Security Interest Grants secure all the Obligations (as defined in the Stock Pledge Agreement), including, without limitation, all obligations owing under and in respect of each of the Assignments of Rights Under Royalty Agreement, each of the Assignment of Sale Proceeds the Term Note and the Minimum Borrowing Note, and (iii) to the extent not otherwise granted under the Stock Pledge Agreement, Accentia hereby assigns, pledges and grants to each Creditor Party a continuing security interest in all Collateral (as defined in the Stock Pledge Agreement), whether now owned or existing or hereafter acquired or arising and wheresoever located;

h. Analytica hereby acknowledges and confirms that the occurrence of a breach under any of the Payoff Documents shall constitute an Event of Default under the Existing Loan Agreements;

i. Accentia hereby acknowledges and confirms that the occurrence of a breach under any of the Payoff Documents shall constitute an Event of Default under the Stock Pledge Agreement; and

j. each Company and each Guarantor hereby releases, remises, acquits and forever discharges each Creditor Party and each Creditor Party’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Loan Agreements, the Payoff Documents and any other document, instrument or agreement made by the undersigned in favor of any Creditor Party, in each case arising prior to and including the date of execution hereof.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Ratification Agreement this 18th day of June, 2008.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

ANALYTICA INTERNATIONAL, INC., f/k/a The Analytica Group, Inc.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

TEAMM PHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

Exhibit 10.8

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 18th day of June, 2008 by Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), to Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore I”), Valens Offshore SPV II, Corp. (“Valens Offshore II”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), PSource Structured Debt Limited (as partial assignee of Laurus, “PSource”; and together with Laurus, Valens Offshore I, Valens Offshore II and Valens US, individually, each an “Assignee” and collectively, the “Assignees”).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignees, now existing or hereafter arising under that certain Guaranty dated March 31, 2006 (as amended, modified, restated or supplemented from time to time, the “Guaranty”), Assignor hereby assigns, transfers and sets over unto each Assignee all of its rights but not its obligations under that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, restated or supplemented from time to time, the “Agreement”) between Assignor and Biovest International, Inc., a Delaware corporation (“Biovest”), including, without limitation, all moneys and claims for moneys due and/or to become due to Assignor under the Agreement with respect to Royalties (as defined in the Agreement) or otherwise.

Assignor hereby specifically authorizes and directs Biovest upon notice to it of this Assignment to make all payments due under or arising under the Agreement directly to Assignees and hereby irrevocably authorizes and empowers each Assignee to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Biovest under and pursuant to the Agreement, and to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and in each Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which such Assignee may deem necessary or advisable in the premises. It is expressly understood and agreed, however, that no Assignee shall be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to such Assignee or to which such Assignee may be entitled hereunder at any time or times.

Biovest, upon notice to it of this Assignment, is hereby authorized to recognize each Assignee’s claims to rights hereunder without investigating any reason for any action taken by such Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by such Assignee of any of the amounts to be paid to said Assignee. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of an Assignee as directed by Assignees.

Without first obtaining the written consent of each Assignee, neither Assignor or Biovest shall (i) amend or modify the Agreement or (ii) agree to or suffer any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights arising under the Agreement.

In the event Assignor declines to exercise any rights under the Agreement, each Assignee shall have the right to enforce any and all such rights of Assignor against Biovest, whether or not such Assignee has commenced the exercise of its right and remedies under the Guaranty.

This Assignment shall be construed and enforced in accordance with and governed by the laws of the State of New York.

This Assignment may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty, CPA
Name:	James A. McNulty, CPA
Its:	Secretary/Treas

Biovest hereby consents and agrees to the provisions as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Its:	CFO

EXHIBIT 10.9

Schedule A

LOCATION OF DEBTORS ACCOUNTS AND RECORDS

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Accentia Specialty Pharmacy, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

AccentRx, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Schedule B

PERMITTED LIENS

None.

Schedule C

FILINGS OR RECORDATIONS IN GOVERNMENTAL OR REGULATORY AUTHORITY,

AGENCY, OR RECORDING OFFICE

At closing, all security interests in the Collateral, except those granted hereby to the Secured Parties under this Agreement, will be released.

Schedule D

DEBTORS’ STATE OF ORGANIZATION

Company Name	Date of Incorporation	State of Incorporation

Accentia Biopharmaceuticals, Inc.	March 26, 2002	Florida
P02000033509

Accentia Specialty Pharmacy, Inc.	April 27, 2004	Florida
P04000068477

AccentRX, Inc.	March 26, 2002	Florida
P02000033522

Schedule E

DEBTORS’ NAMES

(i)	Debtor Name: Accentia Biopharmaceuticals, Inc.

(ii)	Does not have any trade names

(iii)	Accentia, Inc. changed on May 11, 2005

(iv)	Accentia Specialty Pharmacy – merged on April 27, 2004

TEAMM Pharmaceuticals, Inc. – merged on April 30, 2003

Biovest International, Inc. – investment, majority shareholder on June 16, 2003

(i)	Debtor Name: Accentia Specialty Pharmacy, Inc.

(ii)	Does not have any trade names

(iii)	Has not used any name other than that stated for the preceding five years

(iv)	Was acquired and merged into Accentia Biopharmaceuticals, Inc. on April 27, 2004

(i)	Debtor Name: AccentRx, Inc.

(ii)	Does not have any trade names

(iii)	Has not used any name other than that stated for the preceding five years

(iv)	Was not acquired or merged into any Debtor within the past five years

Schedule F

Intellectual Property Related to SinuNase and Revimmune; including License Rights (In-Licensed)

Atty Docket #	Country	Status	Application #	Pub. #	Filing Date	Priority	Title	Owner/Assignee	Inventors	Patent #	Issue Date	Assoc. Tech.

ACZ-014	US	PENDING	11/777,890		7/13/2007	2/9/07 - 60/900,593 7/13/2006 - 60/830,528	METHODS AND COMPOSITIONS FOR TREATING MUCOSAL INFLAMMATION	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.			SinuNase

ACZ-014PC	PCT	PENDING	PCT/US2007/016000	WO 2008/008494 (1/17/08)	7/13/2007	2/9/07 - 60/900,593 7/13/2006 - 60/830,528	METHODS AND COMPOSITIONS FOR TREATING MUCOSAL INFLAMMATION	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.			SinuNase

ACZ-016PC	PCT	PENDING	PCT/US2007/080333	WO 2008/063756 (5/29/2008)	10/3/2007	1/19/07 - 60/881,270 10/3/06 - 60/849,028	MUCOSALLY NON-IRRITATIVE AMPHOTERICIN B FORMULATIONS AND METHODS FOR TREATING NON-INVASIVE FUNGUS-INDUCED MUCOSITIS	Accentia, Biopharmaceuticals Inc.	Francis E. O’Donnell, Jr.; Donald Deroo			SinuNase

ACZ-024-1	US	PENDING	61/027,736		2/11/2008		MUCOSALLY NON-IRRITATIVE AMPHOTERICIN B LIQUID FORMULATIONS AND METHODS FOR TREATING NON-INVASIVE FUNGUS-INDUCED MUCOSITIS	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.; Donald Deroo			SinuNase

ACZ-026-1	US	PENDING	61/038,679		3/21/2008		DEVICES AND METHODS FOR DETERMINING THE EFFICACY OF A NON-SURGICAL INTERVENTION FOR THE TREATMENT OR PREVENTION OF CHRONIC RHINOSINUSITIS	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.; Angelos M. Stergiou; Susan Bonitz; Carlos Santos			SinuNase

ACZ-027-1	US	PENDING	61/041,866		4/2/2008		FORMULATIONS, DEVICES AND METHODS FOR TREATING NON-INVASIVE FUNGUS-INDUCED MUCOSITIS	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.; Angelos M. Stergiou			SinuNase

Atty Docket #	Country	Status	Application #	Pub. #	Filing Date	Priority	Title	Owner/Assignee	Inventors	Patent #	Issue Date	Assoc. Tech.

JHV-060.25	PCT	PENDING	PCT/US2007/78521	WO 2008/034074 (3/20/08)	9/14/2007	9/15/06 - 60/844,830	USE OF HIGH DOSE CYCLOPHOSPHAMIDE IN COMBINATION WITH ANTI-IDIOTYPIC VACCINES IN ANTI-CANCER THERAPY	Johns Hopkins University and Accentia Biopharmaceuticals, Inc.	Robert A. Brodsky; Richard J. Jones; Francis E. O’Donnell, Jr.; Susan Bonitz; Carlos Santos			Revimmune

JHV-059.25	PCT	PENDING	PCT/US2007/78518	WO 2008/034071 (3/20/08)	9/14/2007	9/15/06 - 60/844,829	METHOD OF IDENTIFYING PATIENTS SUITABLE FOR HIGH-DOSE CYCLOPHOSPHAMIDE TREATMENT	Johns Hopkins University and Accentia Biopharmaceuticals, Inc.	Robert A. Brodsky; Richard J. Jones; Francis E. O’Donnell, Jr.; Susan Bonitz; Carlos Santos			Revimmune

JHV-062.25	PCT	PENDING	PCT/US2007/81614	Anticipated Pub. Date: 5/8/08	10/17/2007	11/3/06 - 60/856,698	USE OF HIGH-DOSE OXAZAPHOSPHORINE DRUGS IN COMBINATION WITH MONOCLONAL ANTIBODIES FOR TREATING IMMUNE DISORDERS	Johns Hopkins University and Accentia Biopharmaceuticals, Inc.	Robert A. Brodsky; Richard J. Jones; Francis E. O’Donnell, Jr.; Susan Bonitz; Carlos Santos			Revimmune

RIZ-006-1	US	PENDING	60/989,628		11/21/2007		METHODS OF PROVIDING A SYSTEM OF CARE FOR A HIGH-DOSE REGIMEN OF AN OXAZAPHOSPHORINE DRUG	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.; Susan Bonitz; Carlos Santos			Revimmune

ACZ-025-1	US	PENDING	61/038,033		3/19/2008		METHOD OF IDENTIFYING PATIENTS SUITABLE FOR HIGH-DOSE OXAZAPHOSPHORINE TREATMENT	Accentia Biopharmaceuticals, Inc.	Francis E. O’Donnell, Jr.; Susan Bonitz; Carlos Santos			Revimmune

Atty Docket #	Country	Status	Application #	Pub. #	Filing Date	Priority	Title	Owner/Assignee	Inventors	Patent #	Issue Date	Assoc. Tech.

RIZ-007-1	US	PENDING	61/022,774		1/22/2008		USE OF HIGH-DOSE OXAZAPHOSPHORINE DRUGS FOR TREATMENT AND PREVENTION OF TRANSPLANT REJECTION	Johns Hopkins University and Accentia Biopharmaceuticals, Inc.	Robert Brodsky; Richard J. Jones; Susan Bonitz; Francis E. O’Donnell, Jr.; Carlos Santos			Revimmune

SinuNase Agreements

1 - License Agreement between Mayo Foundation and Accentia Biopharmaceuticals, Inc., effective February 10, 2004, amended Dec. 23, 2004, Aug. 22, 2006, April 16, 2007, August 30, 2007, and pending

2 - Marketing Agreement between TEAMM Pharmaceuticals, Inc. and IMMCO Diagnostics, Inc., effective June 30, 2005

3 - Option Agreement between Mayo Foundation and Accentia Biopharmaceuticals, Inc., effective December 6, 2005, amended July 20, 2006, May 9, 2007, and pending

4 - Non-exclusive Sublicense between Accentia Specialty Pharmacy, Inc. and JCB Laboratories, LLC, effective January 1, 2007

5 - Non-exclusive Sublicense between Accentia Specialty Pharmacy, Inc. and AnazaoHealth Corporation, effective February 1, 2007

Revimmune Agreements

1 - Sublicense Agreement between Revimmune, LLC and Accentia Biopharmaceuticals, Inc., effective February 27, 2007, amended April 18, 2008 and June 16, 2008

2 - License Agreement between Johns Hopkins University and Revimmune, LLC, effective February 20, 2006

3 - License Agreement between Accentia Biopharmaceuticals, Inc. and Biovest International, Inc., pending

Schedule F

Intellectual Property Related to SinuNase and Revimmune; including License Rights (In-Licensed)

(Continued)

SinuNase

Trademarks

Atty Docket #	Country	Trademark	Status	Owner	Application #	Filing Date	Reg. #	Reg. Date

ACZ-0705	US	SINUNASE	FILED	Accentia Biopharmaceuticals, Inc.	78/540118	12/30/2004

ACZ-0705AU	Australia	SINUNASE	FILED	Accentia Biopharmaceuticals, Inc.	1092277	12/21/2005

ACZ-0705CA	Canada	SINUNASE	FILED	Accentia Biopharmaceuticals, Inc.	1242790	1/6/2005

ACZ-0705CTM	Europe	SINUNASE	Registered	Accentia Biopharmaceuticals, Inc.	4236147	1/10/2005	4236147

ACZ-0705JP	Japan	SINUNASE	FILED	Accentia Biopharmaceuticals, Inc.	2005-120651	12/22/2005	4977873

ACZ-0708	US	SINUTEST	Published	Accentia Biopharmaceuticals, Inc.	78/664701	7/6/2005

ACZ-0708AU	Australia	SINUTEST	FILED	Accentia Biopharmaceuticals, Inc.	1092278	12/21/2005	1092278

ACZ-0708CA	Canada	SINUTEST	Pending	Accentia Biopharmaceuticals, Inc.	1284178	12/21/2005

ACZ-0708CTM	Europe	SINUTEST	Published	Accentia Biopharmaceuticals, Inc.	4805248	12/23/2005

SinuNase

Trademarks

Atty Docket #	Country	Trademark	Status	Owner	Application #	Filing Date	Reg. #	Reg. Date

ACZ-0708JP	Japan	SINUTEST	FILED	Accentia Biopharmaceuticals, Inc.	2005-120653	12/22/2005	5034132

ACZ-0709	US	SINULES	Published	Accentia Biopharmaceuticals, Inc.	78/678158	7/26/2005

ACZ-0710	US	FUNGINASE	Published	Accentia Biopharmaceuticals, Inc.	78/830090	3/6/2006

ACZ-0712	US	SINUSEPTIC	Published	Accentia Biopharmaceuticals, Inc.	78/936216	7/24/2006

ACZ-0714	US	MUCONASE	Published	Accentia Biopharmaceuticals, Inc.	77/36732	12/20/2007

Schedule pp

FEDERAL ASSIGNMENT OF CLAIMS ACT

Accentia Biopharmaceuticals, Inc.	NONE

Accentia Specialty Pharmacy, Inc.	NONE

AccentRx, Inc.	NONE

EXHIBIT 10.10

Schedule 3.1(a)

Subsidiaries of Accentia Biopharmaceuticals, Inc.

Subsidiaries shall mean (1):

Analytica International, Inc., a Florida corporation (2)

Teamm Pharmaceuticals, Inc., a Florida corporation d/b/a Accentia Pharmaceuticals (3)

Accentia Specialty Pharmacy, Inc., a Florida corporation

Accent RX, Inc., a Florida corporation (inactive)

Indirect Subsidiaries shall mean:

Analytica International GmbH f/k/a Imor International GmbH a corporation organized in Germany is 100% owned by Analytica International, Inc.

(1) The Accentia Biopharmaceuticals, Inc. owns approximately 76% of Biovest International, Inc., a Delaware corporation subject to outstanding warrants and debenture exchange rights granted by the Company. Biovest International, Inc. (BVTI.OB) is a publicly traded and reporting company and by agreement is excluded from the definition of Subsidiary for all purposes of this agreement and the related transaction documents.

(2) Each of the Company’s subsidiaries and their assets are subject to a lien imposed by existing notes held by Laurus Master Fund, Ltd. However, upon the closing of the Debentures, the Company and Laurus will enter into a Payoff Transaction, pursuant to which all of the collateral pledged to Laurus will be released with the exception that Laurus will continue to have a first security interest in all of the capital stock and assets of Analytica International, Inc. and the Company’s interest in the BiovaxID royalty and the BiovaxID royalty agreement between the company and Biovest International, Inc. Laurus will have a preemptive right to acquire all of the capital stock of Analytica International Inc.

(3) Each of the Company’s subsidiaries and their assets are subject to a lien imposed by an existing note held by Southwest Bank f/k/a Missouri State Bank. However, upon the closing of the Debentures, the Company and Southwest will enter into an Amendment to the Revolving Note Transaction, pursuant to which all of the collateral pledged to Southwest will be released with the exception that Southwest will have a first security interest in the inventory and accounts receivable of TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals together with 15 million common stock shares of Biovest International, Inc. currently owned by the Company.

(4) Each of the Company’s subsidiaries and their assets are subject to a lien imposed by an agreement between McKesson Corporation and the Company. However, upon the closing of the Debentures, the Company and McKesson will enter into an Amendment to the Termination Agreement Transaction, pursuant to which to which all of the collateral pledged to McKesson will be released with the exception that McKesson will retain a first security interest in the common stock shares of Biovest International, Inc. currently owned by the Company.

Accentia Biopharmaceuticals, Inc.

Schedule 3.1(g)

Capitalization Chart

June 16, 2008

Total common shares outstanding	47,683,888
Shares issuable upon conversion of Midsummer I Conv Debenture - $1.25/share (also exchangeable into Biovest shares owned by Accentia)	7,005,559
Shares issuable upon conversion of Midsummer II Conv Debenture - $1.25/share	15,476,118
Shares issueable upon conversion of Preferred Transaction - $1.25/share	6,983,200
Outstanding warrants	20,824,000
Outstanding options	4,315,358

Fully diluted common shares	102,288,123

Schedule 3.1(g) Continued One	Total Shares
Outstanding
47,683,888

Below is a list of Affiliates which includes Directors, Officers, and 5% shareholders.

Shares listed include stock owned as well as all outstanding options and warrants (vested and non-vested).

			Calculation of Beneficially Owned Shares
5% Stockholders	Number of Shares of Common Stock Beneficially Owned	% of Total Outstanding Shares	Issued Stock	All Outstanding Options	All Outstanding Warrants	Total
The Hopkins Capital Group, LLC (1)	4,385,992	9.20%	4,385,992	—	—	4,385,992
Timothy D. Ryll (2)	4,163,926	8.73%	4,163,926	—	—	4,163,926
Pharmaceutical Product Development, Inc. (3)	4,270,323	8.96%	4,270,323	—	—	4,270,323

Named Executive Officers and Directors
Francis E. O Donnell, Jr., M.D. (4)	7,851,136	16.46%	5,673,884	2,252	2,175,000	7,851,136
Steven R. Arikian, M.D.	1,175,556	2.47%	950,544	225,012	—	1,175,556
Samuel S. Duffey, Esq.	826,101	1.73%	—	826,101	—	826,101
Alan M. Pearce (5)	1,389,802	2.91%	712,521	677,281	—	1,389,802
David M. Schubert	127,500	0.27%	—	127,500	—	127,500
Edmund King	95,000	0.20%	—	95,000	—	95,000
William S. Poole	65,000	0.14%	—	65,000	—	65,000
Christopher C. Chapman	52,500	0.11%	—	52,500	—	52,500

-1	Voting and investment power over the shares held by The Hopkins Capital Group, LLC (“Hopkins”) is exercised by its manager, Dr. Francis E. O’Donnell, Jr., our Chairman and Chief Executive Officer.

-2	Includes:

(a)	3,617,660 shares of common stock held by MOAB Investments, LP (“MOAB”) and 428,573 shares of our common stock held by MOAB-II Investments, LP (“MOAB-II” and, together with MOAB, the “MOAB Entities”) and

(b)	117,693 shares of common stock held by Timothy D. Ryll, as the Trustee of three different trusts (the “Timothy Ryll Trusts”).

Mr. Timothy Ryll is the sole shareholder and sole director of MOAB Management Company, Inc., which is the sole general partner of each of the MOAB Entities. Mr. Timothy Ryll is the trustee of the Timothy Ryll Trusts. Mr. Timothy Ryll is the son of Dr. Dennis Ryll, one of our former directors. Dr. Dennis Ryll, a limited partner in each of the MOAB Entities, exercises no voting or investment power over any of our shares held by the MOAB Entities or the Timothy Ryll Trusts. Mr. Timothy Ryll exercises voting and investment power over the MOAB Entities and over the Timothy Ryll Trusts.

-3	These shares are held by Pharmaceutical Product Development International Holdings, Inc., or PPD International, a selling shareholder and a wholly owned subsidiary of Pharmaceutical Product Development, Inc. (“PPD”), a publicly held corporation. PPD exercises voting and investment control over PPD International.

-4	Includes:

(a)	4,385,992 shares of common stock held by Hopkins, 412,892 shares of common stock and 2,175,000 warrants held by The Hopkins Capital Group II, LLC (“Hopkins II”) and 875,000 shares of common stock held by Hopkins Capital Partners, Inc.

(b)	Dr. O’Donnell holds voting and investment power over shares held by each of Hopkins and Hopkins II as its manager and Hopkins Capital Partners, Inc. as its owner

-5	Includes:

(a)	95,003 shares of common stock held by The Pearce Family Limited Partnership;

(b)	380,011 shares of common stock held jointly by Mr. Pearce and his wife.

(c)	As a general partner of The Pearce Family Limited Partnership, Mr. Pearce exercises voting and investment power over The Pearce Family Limited Partnership.

Schedule 3.1(g) continued two - The Company is subject to the following First Rights of Refusal in connection with the Securities previously granted to the following parties. The Company has either complied with or obtained waivers of the existing participation rights listed herein.

The 8% Debentures financing dated September 29, 2006

Midsummer Investment Ltd.

Whitebox Convertible Arbitrage, Ltd.

Whitebox Hedged High Yield Partners

Guggenheim Portfolio

GPC LIX

Pandora Select Partners

Whitebox Intermarket Partners

Wolverine Convertible

Rockmore Investment

Laurus Master Fund

The 8% Debentures financing dated February 27, 2007

Midsummer Investment Ltd.

Whitebox Convertible Arbitrage, Ltd.

Whitebox Hedged High Yield Partners

Guggenheim Portfolio

GPC LIX

Pandora Select Partners

Whitebox Intermarket Partners

Whitebx Special Opportunities Partners

Wolverine Convertible

Rockmore Investment

UBS O’Connor LLC

BridgePointe Master Fund

GCA Strategic Fund

Diamond Opportunity Fund

Lloyd Miller

Crescent International

Cranshire Capital

R&R Opportunity Fund

The Convertible Preferred Stock financing dated January 18, 2008

Valens U.S. SPV I, LLC

Valens Offshore SPV I, Ltd.

BAM Opportunity Fund LP

Hudson Bay Fund, LP

Hudson Bay Overseas Fund, Ltd

RRC Bio Fund, LP

Cranshire Capital, L.P.

Rosalind Capital Partners L.P.

Biohedge Holdings Limited

Diamond Opportunity Fund, LLC

Rockmore Investment Master Fund, Ltd.

BridgePointe Master Fund, Ltd.

GCA Strategic Investment Fund Limited

The following authorizations are required for the issuance of the Securities:

Board of Directors’ authorization

Accentia Biopharmaceuticals, Inc.	OUTSTANDING AND EXERCISABLE BY PRICE	Page:	1
	AS OF 6/6/2008	File:	Osprice
	Plan is equal to warr	Date:	6/12/2008
		Time:	3:42:43 PM

Name	ID	Number	Warrant Date	Expiration Date	Remaining Life in Years	Warrant Price	Shares Outstanding	Shares Exercisable
Ascendiant Securities LLC, Ascendiant Securities		00001513	2/27/2007	2/28/2012	3.73	$3.660	75,000	75,000
Ascendiant Securities LLC, Ascendiant Securities		00001514	2/27/2007	2/28/2012	3.73	$3.660	50,000	50,000
BAM Opportunity Fund LP,		00001670	1/18/2008	1/18/2014	5.62	$2.670	561,797	561,797
BioHedge Holdings Limited,		00001664	1/18/2008	1/18/2014	5.62	$2.670	5,805	5,805
Black Knight Venture Fund I, Black Knight Venture Fund I		00001461	5/15/2006	5/15/2011	2.94	$6.590	200,000	200,000
Bridgepointe Master Fund LTD, Bridgepointe Master Fund LTD		00001485	2/28/2007	2/28/2012	3.73	$2.940	189,732	189,732
Bridgepointe Master Fund LTD, Bridgepointe Master Fund LTD		00001661	1/18/2008	1/18/2014	5.62	$2.670	93,632	93,632
Brio Capital LP, Brio Capital LP		00001460	5/15/2006	5/15/2011	2.94	$6.590	10,000	10,000
Bristol Investment Fund, Ltd., Bristol Investment Fund, Ltd.		00001459	5/15/2006	5/15/2011	2.94	$6.590	30,000	30,000
Carol A. Sassouni Rev. Trust, Carol A. Sassouni Rev. Trust		00001449	5/15/2006	5/15/2011	2.94	$6.590	1,000	1,000
Cranshire Capital, LP, Cranshire Capital, LP		00001458	5/15/2006	5/15/2011	2.94	$6.590	50,000	50,000
Cranshire Capital, LP, Cranshire Capital, LP		00001490	2/28/2007	2/28/2012	3.73	$2.940	94,866	94,866
Cranshire Capital, LP, Cranshire Capital, LP		00001534	10/19/2007	1/19/2009	0.62	$2.670	70,225	70,225
Cranshire Capital, LP, Cranshire Capital, LP		00001666	1/18/2008	1/18/2014	5.62	$2.670	93,632	93,632
Crescent International, Ltd, Crescent International, Ltd		00001457	5/15/2006	5/15/2011	2.94	$6.590	30,000	30,000
Crescent International, Ltd, Crescent International, Ltd		00001489	2/28/2007	2/28/2012	3.73	$2.940	88,542	88,542
DKR Sound Shore Oasis Holding, DKR Sound Shore Oasis Holding		00001455	5/15/2006	5/15/2011	2.94	$6.590	50,000	50,000
Diamond Opportunity Fund, LLC, Diamond Opportunity Fund, LLC		00001456	5/15/2006	5/15/2011	2.94	$6.590	30,000	30,000
Diamond Opportunity Fund, LLC, Diamond Opportunity Fund, LLC		00001663	1/18/2008	1/18/2014	5.62	$2.670	37,453	37,453
Diamond Opportunity Fund, LLC, Diamond Opportunity Fund, LLC		00001533	10/19/2007	1/19/2009	0.62	$2.670	28,090	28,090
Diamond Opportunity Fund, LLC, Diamond Opportunity Fund, LLC		00001487	2/28/2007	2/28/2012	3.73	$2.940	37,946	37,946
GCA Strategic Investment Fund, GCA Strategic Investment Fund		00001486	2/28/2007	2/28/2012	3.73	$2.940	189,732	189,732
GCA Strategic Investment Fund, GCA Strategic Investment Fund		00001660	1/18/2008	1/18/2014	5.62	$2.670	93,632	93,632
GPC LIX, LLC, GPC LIX, LLC		00001463	9/29/2006	9/29/2011	3.32	$2.750	62,724	62,724
GPC LIX, LLC, GPC LIX, LLC		00001526	10/19/2007	1/19/2009	0.62	$2.670	52,528	52,528
GPC LIX, LLC, GPC LIX, LLC		00001478	2/28/2007	2/28/2012	3.73	$2.940	70,959	70,959
Guggenheim Portfolio , Guggenheim Portfolio		00001477	2/28/2007	2/28/2012	3.73	$2.940	42,374	42,374
Guggenheim Portfolio , Guggenheim Portfolio		00001464	9/29/2006	9/29/2011	3.32	$2.750	37,634	37,634
Guggenheim Portfolio , Guggenheim Portfolio		00001525	10/19/2007	1/19/2009	0.62	$2.670	31,367	31,367
Holman, Carl Reyburn		00001445	11/2/2005	11/2/2012	4.41	$8.000	35,000	35,000
Hopkins Capital Group II, LLC, HCG II, LLC		00001517	6/14/2007	6/14/2011	3.02	$4.320	2,000,000	2,000,000
Hopkins Capital Group II, LLC, HCG II, LLC		00001543	12/27/2007	12/27/2012	4.56	$2.910	175,000	175,000
Hudson Bay Fund, LP,		00001669	1/18/2008	1/18/2014	5.62	$2.670	7,116	7,116
Hudson Bay Overseas Fund, Ltd,		00001668	1/18/2008	1/18/2014	5.62	$2.670	11,610	11,610
Kamunting Street Master Fund, Kamunting Street Master Fund		00001454	5/15/2006	5/15/2011	2.94	$6.590	100,000	100,000
Laurus Master Fund, Ltd., Laurus Master Fund, Ltd.		00001443	8/16/2005	8/16/2010	2.19	$2.670	1,000,000	1,000,000
Laurus Master Fund, Ltd., Laurus Master Fund, Ltd.		00001538	10/31/2007	10/31/2014	6.40	$2.670	4,024,398	4,024,398
Laurus Master Fund, Ltd., Laurus Master Fund, Ltd.		00001465	9/29/2006	9/29/2011	3.32	$2.750	627,240	627,240
MOAB Investments, LP		00001518	6/14/2007	6/14/2011	3.02	$4.320	200,000	200,000
May, David D		00001453	5/15/2006	5/15/2011	2.94	$6.590	5,000	5,000
Mayo Foundation for Medical Ed, Mayo Foundation for Medical Ed		00001441	7/20/2006	7/20/2011	3.12	$3.500	25,000	25,000
Mayo Foundation for Medical Ed, Mayo Foundation for Medical Ed		00001442	8/22/2006	8/22/2011	3.21	$3.500	450,000	300,000
Mayo Foundation for Medical Ed, Mayo Foundation for Medical Ed		00001442	6/16/2008	8/22/2011	5.00	$1.500	1,000,000	1,000,000
Midsummer Investment, Ltd., Midsummer Investment, Ltd.		00001466	9/29/2006	9/29/2011	3.32	$2.750	1,003,584	1,003,584
Midsummer Investment, Ltd., Midsummer Investment, Ltd.		00001522	10/19/2007	1/19/2009	0.62	$2.670	607,304	607,304

Midsummer Investment, Ltd., Midsummer Investment, Ltd.	00001474	2/28/2007	2/28/2012	3.73	$2.940	820,402	820,402
Miller, Lloyd I	00001488	2/28/2007	2/28/2012	3.73	$2.940	126,488	126,488
Nisswa Master Fund, Ltd., Nisswa Master Fund, Ltd.	00001452	5/15/2006	5/15/2011	2.94	$6.590	25,000	25,000
Nite Capital LP, Nite Capital LP	00001451	5/15/2006	5/15/2011	2.94	$6.590	40,000	40,000
Pandora Select Partners, LP, Pandora Select Partners, LP	00001467	9/29/2006	9/29/2011	3.32	$2.750	87,814	87,814
Pandora Select Partners, LP, Pandora Select Partners, LP	00001527	10/19/2007	1/19/2009	0.62	$2.670	73,502	73,502
Pandora Select Partners, LP, Pandora Select Partners, LP	00001479	2/28/2007	2/28/2012	3.73	$2.940	99,294	99,294
R&R Opportunity Fund, L.P., R&R Opportunity Fund, L.P.	00001492	2/28/2007	2/28/2012	3.73	$2.940	31,622	31,622
R&R Opportunity Fund, L.P., R&R Opportunity Fund, L.P.	00001536	10/19/2007	1/19/2009	0.62	$2.670	23,408	23,408
RAM Holdings, LLC., RAM Holdings, LLC.	00001450	5/15/2006	5/15/2011	2.94	$6.590	50,000	50,000
RRC Bio Fund, LP,	00001667	1/18/2008	1/18/2014	5.62	$2.670	59,925	59,925
Rockmore Investment MasterFund, Rockmore Investment MasterFund	00001468	9/29/2006	9/29/2011	3.32	$2.750	125,448	125,448
Rockmore Investment MasterFund, Rockmore Investment MasterFund	00001491	2/28/2007	2/28/2012	3.73	$2.940	52,366	52,366
Rockmore Investment MasterFund, Rockmore Investment MasterFund	00001535	10/19/2007	1/19/2009	0.62	$2.670	38,764	38,764
Rockmore Investment MasterFund, Rockmore Investment MasterFund	00001662	1/18/2008	1/18/2014	5.62	$2.670	93,632	93,632
Rodman & Renshaw, LLC, Rodman & Renshaw	00001473	9/29/2006	9/29/2011	3.32	$2.750	545,455	545,455
Rodman & Renshaw, LLC, Rodman & Renshaw	00001515	2/27/2007	2/28/2012	3.73	$3.660	330,918	330,918
Rodman & Renshaw, LLC, Rodman & Renshaw	00001516	2/27/2007	2/28/2012	3.73	$3.660	5,682	5,682
Rodman & Renshaw, LLC, Rodman & Renshaw	00001659	1/18/2008	1/18/2014	5.62	$2.670	163,464	163,464
Rosalind Capital Partners, L.P,	00001665	1/18/2008	1/18/2014	5.62	$2.670	14,606	14,606
Sibex Capital Fund, Inc., Sibex Capital Fund, Inc.	00001448	5/15/2006	5/15/2011	2.94	$6.590	30,000	30,000
Soutine Resources, LLC, Soutine Resources, LLC	00001447	5/15/2006	5/15/2011	2.94	$6.590	22,500	22,500
Telesis CDE Corporation, Telesis CDC Corporation	00001444	4/25/2006	4/24/2013	4.88	$8.000	100,000	100,000
UBS O’Connor LLC, UBS O’Connor LLC	00001446	5/15/2006	5/15/2011	2.94	$6.590	100,000	100,000
UBS O’Connor LLC, UBS O’Connor LLC	00001484	2/28/2007	2/28/2012	3.73	$2.940	126,488	126,488
UBS O’Connor LLC, UBS O’Connor LLC	00001532	10/19/2007	1/19/2009	0.62	$2.670	93,633	93,633
Valens Offshore SPV I, Ltd,	00001671	1/18/2008	1/18/2014	5.62	$2.670	365,169	365,169
Valens U.S. SPV I, LLC,	00001672	1/18/2008	1/18/2014	5.62	$2.670	196,629	196,629
Whalehaven Capital/Stonestreet, Whalehaven Capital/Stonestreet	00001462	5/15/2006	5/15/2011	2.94	$6.590	50,000	50,000
Whitebox Convertible Arbitrage, Whitebox Convertible Arbitrage	00001469	9/29/2006	9/29/2011	3.32	$2.750	376,344	376,344
Whitebox Convertible Arbitrage, Whitebox Convertible Arbitrage	00001475	2/28/2007	2/28/2012	3.73	$2.940	299,018	299,018
Whitebox Convertible Arbitrage, Whitebox Convertible Arbitrage	00001523	10/19/2007	1/19/2009	0.62	$2.670	221,349	221,349
Whitebox Hedged High Yield Prt, Whitebox Hedged High Yield Prt	00001470	9/29/2006	9/29/2011	3.32	$2.750	376,344	376,344
Whitebox Hedged High Yield Prt, Whitebox Hedged High Yield Prt	00001476	2/28/2007	2/28/2012	3.73	$2.940	425,506	425,506
Whitebox Hedged High Yield Prt, Whitebox Hedged High Yield Prt	00001524	10/19/2007	1/19/2009	0.62	$2.670	314,982	314,982
Whitebox Intermarket Partners, Whitebox Intermarket Partners	00001471	9/29/2006	9/29/2011	3.32	$2.750	62,724	62,724
Whitebox Intermarket Partners, Whitebox Intermarket Partners	00001528	10/19/2007	1/19/2009	0.62	$2.670	52,528	52,528
Whitebox Intermarket Partners, Whitebox Intermarket Partners	00001480	2/28/2007	2/28/2012	3.73	$2.940	70,959	70,959
Whitebox Special Opp Fund, LP, Whitebox Special Opp Fund, LP	00001482	2/28/2007	2/28/2012	3.73	$2.940	50,595	50,595
Whitebox Special Opp Fund, LP, Whitebox Special Opp Fund, LP	00001529	10/19/2007	1/19/2009	0.62	$2.670	56,180	56,180
Whitebox Special Opp Fund, LTD, Whitebox Special Opp Fund, LTD	00001481	2/28/2007	2/28/2012	3.73	$2.940	75,893	75,893
Whitebox Special Opp Fund, LTD, Whitebox Special Opp Fund, LTD	00001530	10/19/2007	1/19/2009	0.62	$2.670	37,453	37,453
Wolverine Convertible Arbitrag, Wolverine Convertible Arbitrag	00001472	9/29/2006	9/29/2011	3.32	$2.750	376,344	376,344
Wolverine Convertible Arbitrag, Wolverine Convertible Arbitrag	00001483	2/28/2007	2/28/2012	3.73	$2.940	261,830	261,830
Wolverine Convertible Arbitrag, Wolverine Convertible Arbitrag	00001531	10/19/2007	1/19/2009	0.62	$2.670	193,820	193,820
TOTALS						20,824,000	20,674,000

Accentia Biopharmaceuticals, Inc.	OUTSTANDING AND EXERCISABLE BY PRICE	Page:	1
	AS OF 6/6/2008	File:	Osprice
	Plan is equal to acct	Date:	6/12/2008
		Time:	3:44:23 PM

Name	ID	Number	Option Date	Expiration Date	Remaining Life in Years	Option Price	Shares Outstanding	Shares Exercisable
Sorenson, Fred		00000647	12/1/2003	12/1/2013	5.49	$5.15	84,956	84,956
Bergemman, Rito		00000648	12/1/2003	12/1/2013	5.49	$5.15	84,956	84,956
Birdsong, David A.		00000143	4/10/2003	4/10/2013	4.84	$2.22	226	226
Birdsong, David A.		00000144	4/10/2003	4/10/2013	4.84	$2.22	1,576	1,576
Birdsong, David A.		00000145	4/10/2003	4/10/2013	4.84	$2.22	45	45
Birdsong, David A.		00000659	1/1/2004	1/1/2014	5.57	$4.45	225	225
Birdsong, David A.		00000146	5/9/2003	5/9/2013	4.92	$2.22	675	675
Born, Randall E.		00000152	4/10/2003	4/10/2013	4.84	$2.22	563	563
Born, Randall E.		00000153	5/9/2003	5/9/2013	4.92	$2.22	338	338
Butler, Jim (James)		00000120	4/10/2003	4/10/2013	4.84	$2.22	450	450
Denovchek, Stephen M.		00000180	4/10/2003	4/10/2013	4.84	$2.22	2,252	2,252
Denovchek, Stephen M.		00000181	5/9/2003	5/9/2013	4.92	$2.22	675	675
Diesbach, Lawrence		00000182	4/10/2003	4/10/2013	4.84	$2.22	158	158
Disbrow, Cliff		00000183	4/10/2003	4/10/2013	4.84	$2.22	450	450
Holt, David		00000586	4/10/2003	4/10/2013	4.84	$2.22	2,072	2,072
Johnson, Ross M.		00000209	4/10/2003	4/10/2013	4.84	$2.22	2,252	2,252
Jones, Dudley (Rick) R.		00000210	4/10/2003	4/10/2013	4.84	$2.22	2,252	2,252
Jones, Dudley (Rick) R.		00000211	5/9/2003	5/9/2013	4.92	$2.22	675	675
Mario, Ernest		00000253	4/10/2003	4/10/2013	4.84	$2.22	450	450
Marro, Edward P.		00000254	4/10/2003	4/10/2013	4.84	$2.22	450	450
Navarro, Robert		00000265	4/10/2003	4/10/2013	4.84	$2.22	450	450
O’Donnell, Francis E. (Accentia)		00000270	4/10/2003	4/10/2013	4.84	$2.22	2,252	2,252
Reynolds, William C.		00000283	4/10/2003	4/10/2013	4.84	$2.22	1,576	1,576
Reynolds, William C.		00000424	11/7/2003	11/7/2013	5.42	$4.45	675	675
Reynolds, William C.		00000284	4/10/2003	4/10/2013	4.84	$2.22	675	675
Stefano, Steve		00000290	4/10/2003	4/10/2013	4.84	$2.22	2,252	2,252
Stewart, Jim		00000291	4/10/2003	4/10/2013	4.84	$2.22	450	450
Thomas, II, William J.		00000293	4/10/2003	4/10/2013	4.84	$2.22	6,755	6,755
Whitaker, Trampas		00000295	4/10/2003	4/10/2013	4.84	$2.22	180	180
Yurick, Gregory A.		00000247	5/9/2003	5/9/2013	4.92	$2.22	338	338
Yurick, Gregory A.		00000302	4/10/2003	4/10/2013	4.84	$2.22	563	563
Alexandrescu, Kimberly		00001609	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Arikian, Steven R.(accentia)		00000305	11/7/2003	11/7/2013	5.42	$2.110	95,012	95,012
Arikian, Steven R.(accentia)		00001645	1/7/2008	1/7/2018	9.59	$2.690	100,000	33,334
Arikian, Steven R.(accentia)		00001686	2/29/2008	3/1/2018	9.73	$2.610	30,000	0
Arora, Sarika		00001652	1/7/2008	1/7/2018	9.59	$2.690	1,000	334
Baker, David		00001602	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667
Bathen, Kristin		00001188	2/9/2006	2/9/2016	7.68	$6.900	11	11
Bathen, Kristin		00001258	12/15/2006	12/15/2016	8.53	$3.360	275	275
Bathen, Kristin		00001317	12/15/2006	12/15/2016	8.53	$3.360	275	184
Berenson, Karina L.		00001242	12/15/2006	12/15/2016	8.53	$3.360	2,740	2,740
Berenson, Karina L.		00001301	12/15/2006	12/15/2016	8.53	$3.360	2,740	1,827
Berenson, Karina L.		00001552	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
Birdsong, David A.		00001363	12/15/2006	12/15/2016	8.53	$3.360	667	667
Birdsong, David A.		00001124	1/1/2006	1/1/2016	7.57	$8.000	2,700	2,700
Birdsong, David A.		00001347	12/15/2006	12/15/2016	8.53	$3.360	6,479	6,479
Birdsong, David A.		00001288	12/15/2006	12/15/2016	8.53	$3.360	2,283	2,283
Birdsong, David A.		00000958	10/22/2004	10/22/2014	6.38	$3.160	1,900	1,900
Birdsong, David A.		00001550	1/7/2008	1/7/2018	9.59	$2.690	6,667	6,667

Birdsong, David A.	00001656	1/7/2008	1/7/2018	9.59	$2.690	334	334
Birdsong, David A.	00000309	11/7/2003	11/7/2013	5.42	$2.110	1,425	1,425
Birdsong, David A.	00000897	8/9/2004	8/9/2014	6.18	$3.160	2,375	2,375
Blaes, Barbara A	00000898	7/6/2004	7/6/2014	6.08	$2.630	950	950
Blaes, Barbara A	00001654	1/7/2008	1/7/2018	9.59	$2.690	500	167
Blaes, Barbara A	00001557	1/7/2008	1/7/2018	9.59	$2.690	10,000	3,334
Blanco, Lauren	00001588	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Bonitz, Susan	00001512	6/4/2007	6/4/2017	8.99	$2.900	15,000	10,000
Bonitz, Susan	00001658	1/28/2008	1/28/2018	9.65	$2.580	15,000	5,000
Born, Randall E.	00000961	10/22/2004	10/22/2014	6.38	$3.160	143	143
Born, Randall E.	00001125	1/1/2006	1/1/2016	7.57	$8.000	900	900
Born, Randall E.	00001570	1/7/2008	1/7/2018	9.59	$2.690	500	500
Bottjer, Brian D	00001519	7/10/2007	7/10/2017	9.09	$2.790	5,000	1,667
Bottjer, Brian D	00001564	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
Breuer, Thomas	00001189	2/9/2006	2/9/2016	7.68	$6.900	704	704
Breuer, Thomas	00001255	12/15/2006	12/15/2016	8.53	$3.360	1,651	1,651
Breuer, Thomas	00001314	12/15/2006	12/15/2016	8.53	$3.360	1,651	1,101
Brockmeier, Birgit	00001190	2/9/2006	2/9/2016	7.68	$6.900	364	364
Brockmeier, Birgit	00001259	12/15/2006	12/15/2016	8.53	$3.360	254	254
Brockmeier, Birgit	00001318	12/15/2006	12/15/2016	8.53	$3.360	254	170
Calder, Douglas	00001541	11/29/2007	11/29/2017	9.48	$2.700	15,000	0
Caravello, Jessica	00001603	1/7/2008	1/7/2018	9.59	$2.690	500	500
Casciano, Roman N.	00000589	10/23/2002	10/23/2012	4.38	$2.110	23,753	23,753
Casciano, Roman N.	00001544	1/7/2008	1/7/2018	9.59	$2.690	75,000	25,000
Casciano, Roman N.	00001409	12/15/2006	12/15/2016	8.53	$3.360	8,549	5,700
Casciano, Roman N.	00001391	12/15/2006	12/15/2016	8.53	$3.360	8,549	8,549
Casciano, Roman N.	00000904	3/1/2004	3/1/2014	5.73	$2.630	23,753	23,753
Casciano, Roman N.	00001171	2/9/2006	2/9/2016	7.68	$6.900	7,401	7,401
Chapman, Christopher C	00001694	4/16/2008	4/16/2018	9.86	$0.810	52,500	0
Chuklavit, Maruit Jonathan	00001618	1/7/2008	1/7/2018	9.59	$2.690	1,000	334
Clary, Tyrisha M.	00001610	1/7/2008	1/7/2018	9.59	$2.690	1,000	334
Cohen, Carl M.	00000905	11/19/2004	11/19/2014	6.45	$3.160	35,629	35,629
Coleman, Vance M.	00000906	10/4/2004	10/4/2014	6.33	$3.160	950	950
Coleman, Vance M.	00001559	1/7/2008	1/7/2018	9.59	$2.690	10,000	3,334
Consiglieri , Romulo	00000807	7/1/2004	7/1/2014	6.07	$2.630	225	225
Consiglieri , Romulo	00001179	2/9/2006	2/9/2016	7.68	$6.900	1,644	1,644
Consiglieri , Romulo	00001285	12/15/2006	12/15/2016	8.53	$3.360	1,468	1,468
Consiglieri , Romulo	00001344	12/15/2006	12/15/2016	8.53	$3.360	1,468	979
Costello, Vicki	00001419	12/15/2006	12/15/2016	8.53	$2.310	1,666	1,666
Costello, Vicki	00001589	1/7/2008	1/7/2018	9.59	$2.690	1,667	1,667
Crofts, Karen (KC)	00001606	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Cross, Brian W.	00001385	12/15/2006	12/15/2016	8.53	$3.360	3,262	3,262
Cross, Brian W.	00001402	12/15/2006	12/15/2016	8.53	$3.360	3,262	2,175
Cross, Brian W.	00001222	2/9/2006	2/9/2016	7.68	$8.000	5,000	5,000
Cross, Brian W.	00001152	2/9/2006	2/9/2016	7.68	$6.900	374	374
Cross, Brian W.	00001554	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
Daniel, Lora	00000324	2/17/2004	2/17/2014	5.70	$2.630	950	950
Daniel, Lora	00001576	1/7/2008	1/7/2018	9.59	$2.690	500	500
Demmig, Susanne	00000787	7/1/2004	7/1/2014	6.07	$2.630	319	319
Demmig, Susanne	00001319	12/15/2006	12/15/2016	8.53	$3.360	102	69
Demmig, Susanne	00001204	2/9/2006	2/9/2016	7.68	$6.900	169	169
Demmig, Susanne	00001260	12/15/2006	12/15/2016	8.53	$3.360	102	102
Denovchek, Stephen M.	00000327	11/7/2003	11/7/2013	5.42	$2.110	1,188	1,188
Denovchek, Stephen M.	00000969	10/22/2004	10/22/2014	6.38	$3.160	950	950
Denovchek, Stephen M.	00001220	1/1/2006	1/1/2016	7.57	$8.000	2,900	2,900
Denovchek, Stephen M.	00001436	3/5/2007	3/5/2017	8.75	$3.570	5,000	1,666
Denovchek, Stephen M.	00001655	1/7/2008	1/7/2018	9.59	$2.690	1,000	334

Denovchek, Stephen M.	00001561	1/7/2008	1/7/2018	9.59	$2.690	10,000	3,334
Denovchek, Stephen M.	00001362	12/15/2006	12/15/2016	8.53	$3.360	1,000	667
Dolgitser, Margarita	00001434	12/15/2006	12/15/2016	8.53	$3.360	1,142	762
Dolgitser, Margarita	00001435	12/15/2006	12/15/2016	8.53	$3.360	1,142	1,142
Dolgitser, Margarita	00001566	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667
Doron, Krista	00001096	1/1/2006	1/1/2016	7.57	$8.000	2,000	2,000
Dubinsky, John P.	00001216	11/2/2005	11/2/2015	7.41	$8.000	30,000	30,000
Dubinsky, John P.	00001637	3/1/2007	3/1/2017	8.73	$3.620	15,000	15,000
Duffey, Samuel S. (Accentia)	00000330	11/7/2003	11/7/2013	5.42	$2.110	118,765	118,765
Duffey, Samuel S. (Accentia)	00001146	2/9/2006	2/9/2016	7.68	$7.590	41,168	41,168
Duffey, Samuel S. (Accentia)	00001380	12/15/2006	12/15/2016	8.53	$3.700	41,168	41,168
Duffey, Samuel S. (Accentia)	00001375	12/15/2006	12/15/2016	8.53	$3.700	345,257	230,173
Duffey, Samuel S. (Accentia)	00001374	12/15/2006	12/15/2016	8.53	$3.700	4,743	3,159
Duffey, Samuel S. (Accentia)	00001641	1/7/2008	1/7/2018	9.59	$2.690	74,349	1
Duffey, Samuel S. (Accentia)	00001642	1/7/2008	1/7/2018	9.59	$2.690	200,651	91,666
Duffy, Kristy D	00001657	2/4/2008	2/4/2018	9.67	$2.940	10,000	0
Faerber, Janice	00001427	12/15/2006	12/15/2016	8.53	$3.360	1,200	1,200
Faerber, Janice	00001428	12/15/2006	12/15/2016	8.53	$3.360	1,200	801
Faerber, Janice	00001578	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Flores, Melissa	00001630	1/7/2008	1/7/2018	9.59	$2.690	500	500
Frederick, Argelis	00001628	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Freivogel , Klaus	00000782	7/1/2004	7/1/2014	6.07	$2.630	417	417
Freivogel , Klaus	00001180	2/9/2006	2/9/2016	7.68	$6.900	1,516	1,516
Freivogel , Klaus	00001320	12/15/2006	12/15/2016	8.53	$3.360	412	275
Freivogel , Klaus	00001261	12/15/2006	12/15/2016	8.53	$3.360	412	412
Fuhr, Katharina	00000785	7/1/2004	7/1/2014	6.07	$2.630	354	354
Fuhr, Katharina	00001181	2/9/2006	2/9/2016	7.68	$6.900	1,225	1,225
Fuhr, Katharina	00001345	12/15/2006	12/15/2016	8.53	$3.360	500	334
Fuhr, Katharina	00001286	12/15/2006	12/15/2016	8.53	$3.360	500	500
Gaughan, Matthew C.	00001595	1/7/2008	1/7/2018	9.59	$2.690	500	500
George, Megan	00001622	1/7/2008	1/7/2018	9.59	$2.690	500	500
Gibson, Elizabeth	00000336	1/12/2004	1/12/2014	5.60	$2.630	950	950
Gibson, Elizabeth	00001575	1/7/2008	1/7/2018	9.59	$2.690	3,000	1,000
Glass, Jared	00001626	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Glover, Shelly L.	00001099	1/1/2006	1/1/2016	7.57	$8.000	2,000	2,000
Glover, Shelly L.	00001581	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Gossage, Teresa C.	00001148	2/9/2006	2/9/2016	7.68	$6.900	319	319
Gossage, Teresa C.	00001591	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Gossage, Teresa C.	00001386	12/15/2006	12/15/2016	8.53	$3.360	1,631	1,631
Gossage, Teresa C.	00001403	12/15/2006	12/15/2016	8.53	$3.360	1,631	1,088
Gowen, Andrew C.	00001599	1/7/2008	1/7/2018	9.59	$2.690	500	500
Greger , Astrid	00000788	7/1/2004	7/1/2014	6.07	$2.630	413	413
Greger , Astrid	00001191	2/9/2006	2/9/2016	7.68	$6.900	374	374
Greger , Astrid	00001321	12/15/2006	12/15/2016	8.53	$3.360	164	110
Greger , Astrid	00001262	12/15/2006	12/15/2016	8.53	$3.360	164	164
Groß, Sonja	00000794	7/1/2004	7/1/2014	6.07	$2.630	496	496
Groß, Sonja	00001322	12/15/2006	12/15/2016	8.53	$3.360	309	207
Groß, Sonja	00001369	2/9/2006	2/9/2016	7.68	$6.900	419	419
Groß, Sonja	00001368	12/15/2006	12/15/2016	8.53	$3.360	309	309
Gultyaev , Dmitry	00001264	12/15/2006	12/15/2016	8.53	$3.360	1,338	1,338
Gultyaev , Dmitry	00001206	2/9/2006	2/9/2016	7.68	$6.900	643	643
Gultyaev , Dmitry	00000805	7/1/2004	7/1/2014	6.07	$2.630	455	455
Gultyaev , Dmitry	00001323	12/15/2006	12/15/2016	8.53	$3.360	1,338	893
Hammer, Martin	00000594	3/31/2004	3/31/2014	5.82	$2.630	17,518	17,518
Hasara, Garrison (acct)	00000885	7/1/2004	7/1/2014	6.07	$2.630	4,751	4,751
Hasara, Garrison (acct)	00001383	12/15/2006	12/15/2016	8.53	$3.360	9,786	9,786
Hasara, Garrison (acct)	00001422	10/10/2006	10/10/2016	8.35	$2.440	20,000	13,334

Hasara, Garrison (acct)	00001640	1/7/2008	1/7/2018	9.59	$2.690	12,251	12,251
Hasara, Garrison (acct)	00001639	1/7/2008	1/7/2018	9.59	$2.690	87,749	21,083
Hasara, Garrison (acct)	00001400	12/15/2006	12/15/2016	8.53	$3.360	9,786	6,525
Hasara, Garrison (acct)	00001153	2/9/2006	2/9/2016	7.68	$6.900	6,986	6,986
Hassel, Benedikt	00001213	2/9/2006	2/9/2016	7.68	$6.900	1,300	1,300
Hatchett, Krista D.	00001593	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Himmelsbach, Diana	00001193	2/9/2006	2/9/2016	7.68	$6.900	225	225
Himmelsbach, Diana	00001325	12/15/2006	12/15/2016	8.53	$3.360	206	138
Himmelsbach, Diana	00001266	12/15/2006	12/15/2016	8.53	$3.360	206	206
Hittinger, Michael W.	00001598	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Hoffmann, Jonas	00000784	7/1/2004	7/1/2014	6.07	$2.630	198	198
Hoffmann, Jonas	00001175	2/9/2006	2/9/2016	7.68	$6.900	108	108
Hoffmann, Jonas	00001267	12/15/2006	12/15/2016	8.53	$3.360	176	176
Hoffmann, Jonas	00001326	12/15/2006	12/15/2016	8.53	$3.360	176	118
Houston, Michael	00001616	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Hoyt, Morgan Leigh	00001627	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Hussey, Joanne	00001394	12/15/2006	12/15/2016	8.53	$3.360	2,936	2,936
Hussey, Joanne	00001412	12/15/2006	12/15/2016	8.53	$3.360	2,936	1,958
Hussey, Joanne	00001586	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Jaffee, Margo	00001520	9/14/2007	9/14/2017	9.27	$3.790	1,000	334
Jaffee, Margo	00001635	1/7/2008	1/7/2018	9.59	$2.690	2,000	667
Jakob, Waltraud	00000789	7/1/2004	7/1/2014	6.07	$2.630	342	342
Jakob, Waltraud	00001268	12/15/2006	12/15/2016	8.53	$3.360	154	154
Jakob, Waltraud	00001327	12/15/2006	12/15/2016	8.53	$3.360	154	103
Jakob, Waltraud	00001194	2/9/2006	2/9/2016	7.68	$6.900	380	380
Johnson, YiYi Lam	00001424	10/10/2006	10/10/2016	8.35	$2.440	7,500	5,000
Johnson, YiYi Lam	00001585	1/7/2008	1/7/2018	9.59	$2.690	7,500	2,500
Johnson, YiYi Lam	00001387	12/15/2006	12/15/2016	8.53	$3.360	897	897
Johnson, YiYi Lam	00001404	12/15/2006	12/15/2016	8.53	$3.360	897	599
Jones, Dudley (Rick) R.	00000349	11/7/2003	11/7/2013	5.42	$2.110	1,188	1,188
Jones, Dudley (Rick) R.	00000916	8/9/2004	8/9/2014	6.18	$3.160	2,375	2,375
Jones, Dudley (Rick) R.	00001134	1/1/2006	1/1/2016	7.57	$8.000	2,900	2,900
Jones, Dudley (Rick) R.	00001348	12/15/2006	12/15/2016	8.53	$3.360	8,834	5,890
Jones, Dudley (Rick) R.	00001545	1/7/2008	1/7/2018	9.59	$2.690	50,000	16,667
Jones, Dudley (Rick) R.	00001430	3/8/2007	3/8/2017	8.75	$3.530	15,000	5,000
Jones, Dudley (Rick) R.	00001289	12/15/2006	12/15/2016	8.53	$3.360	3,262	3,262
Jones, Dudley (Rick) R.	00000980	10/22/2004	10/22/2014	6.38	$3.160	1,900	1,900
Kalpas, Edward A.	00001632	1/7/2008	1/7/2018	9.59	$2.690	667	667
Kempf-Müller , Dr. Andrea	00000793	7/1/2004	7/1/2014	6.07	$2.630	292	292
Kempf-Müller , Dr. Andrea	00001269	12/15/2006	12/15/2016	8.53	$3.360	145	145
Kempf-Müller , Dr. Andrea	00001328	12/15/2006	12/15/2016	8.53	$3.360	145	97
Kempf-Müller , Dr. Andrea	00001207	2/9/2006	2/9/2016	7.68	$6.900	242	242
Kennemer, Erin E.	00001612	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
King, Edmund C.	00001229	10/27/2006	10/27/2016	8.39	$3.170	35,000	23,333
King, Edmund C.	00001689	2/29/2008	3/1/2018	9.73	$2.610	60,000	0
Kiss, Maria	00000800	7/1/2004	7/1/2014	6.07	$2.630	315	315
Kiss, Maria	00001270	12/15/2006	12/15/2016	8.53	$3.360	73	73
Kiss, Maria	00001329	12/15/2006	12/15/2016	8.53	$3.360	73	49
Kleiss, David	00001629	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Klemm, Stephan	00000895	7/1/2004	7/1/2014	6.07	$2.630	432	432
Klemm, Stephan	00001208	2/9/2006	2/9/2016	7.68	$6.900	513	513
Klemm, Stephan	00001330	12/15/2006	12/15/2016	8.53	$3.360	305	204
Klemm, Stephan	00001271	12/15/2006	12/15/2016	8.53	$3.360	305	305
Krakus, Michelle R.	00001166	2/9/2006	2/9/2016	7.68	$6.900	527	527
Krone, Frank	00001650	1/7/2008	1/7/2018	9.59	$2.690	10,000	3,334
Krukas, Michelle R.	00001246	12/15/2006	12/15/2016	8.53	$3.360	2,009	2,009
Krukas, Michelle R.	00001580	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667

Krukas, Michelle R.	00001305	12/15/2006	12/15/2016	8.53	$3.360	2,009	1,340
Kuckuk, Thomas	00000781	7/1/2004	7/1/2014	6.07	$2.630	794	794
Kwok, Annis	00001395	12/15/2006	12/15/2016	8.53	$3.360	456	456
Kwok, Annis	00001413	12/15/2006	12/15/2016	8.53	$3.360	456	305
Kwok, Annis	00001584	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Ladwig, Glenn P.	00001542	11/29/2007	11/29/2017	9.48	$2.700	20,000	0
Liczencias, Erika	00001176	2/9/2006	2/9/2016	7.68	$6.900	162	162
Liczencias, Erika	00001331	12/15/2006	12/15/2016	8.53	$3.360	587	392
Liczencias, Erika	00001272	12/15/2006	12/15/2016	8.53	$3.360	587	587
Lipp, David C.	00000362	11/7/2003	11/7/2013	5.42	$1.050	1,188	1,188
Lipp, David C.	00001573	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Lipp, David C.	00000986	10/22/2004	10/22/2014	6.38	$3.160	143	143
Little, Stephen D.	00001625	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Ludwig, Anna	00001273	12/15/2006	12/15/2016	8.53	$3.360	51	51
Ludwig, Anna	00001332	12/15/2006	12/15/2016	8.53	$3.360	51	35
Machado, Manuel	00001174	2/9/2006	2/9/2016	7.68	$6.900	1,691	1,691
Machado, Manuel	00001571	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667
Machado, Manuel	00001247	12/15/2006	12/15/2016	8.53	$3.360	920	920
Machado, Manuel	00001306	12/15/2006	12/15/2016	8.53	$3.360	920	614
Marshall, Rob	00001693	3/17/2008	3/17/2018	9.78	$2.730	10,000	0
Martinez, Jr., Alejandro (Alex)	00001619	1/7/2008	1/7/2018	9.59	$2.690	500	500
Matthews, Norman (Max)	00001605	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
McLendon, Gypsy L	00000925	4/26/2004	4/26/2014	5.89	$2.630	950	950
McLeod, Carroll	00001008	4/8/2004	4/8/2014	5.84	$2.630	1,900	1,900
McNulty, James (acct)	00000643	11/7/2003	11/7/2013	5.42	$2.110	118,765	118,765
McNulty, James (acct)	00001145	2/9/2006	2/9/2016	7.68	$7.590	25,449	25,449
McNulty, James (acct)	00001372	12/20/2006	12/20/2016	8.54	$3.560	25,600	12,800
McNulty, James (acct)	00001371	12/15/2006	12/15/2016	8.53	$3.700	12,337	12,337
McNulty, James (acct)	00001370	12/15/2006	12/15/2016	8.53	$3.700	13,112	13,112
McNulty, James (acct)	00001373	12/20/2006	12/20/2016	8.54	$3.560	124,400	87,206
McNulty, James (acct)	00001647	1/7/2008	1/7/2018	9.59	$2.690	100,652	58,334
McNulty, James (acct)	00001646	1/7/2008	1/7/2018	9.59	$2.690	74,348	0
McNulty, William J.	00001156	2/9/2006	2/9/2016	7.68	$6.900	3,992	3,992
McNulty, William J.	00001548	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
McNulty, William J.	00001384	12/15/2006	12/15/2016	8.53	$3.360	10,439	10,439
McNulty, William J.	00001006	3/1/2004	3/1/2014	5.73	$2.630	11,876	11,876
McNulty, William J.	00000890	7/1/2004	7/1/2014	6.07	$2.630	4,751	4,751
McNulty, William J.	00001401	12/15/2006	12/15/2016	8.53	$3.360	10,439	6,960
McOmber, Ben	00001604	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Mermejean, Patricia	00001195	2/9/2006	2/9/2016	7.68	$6.900	772	772
Morlotti, Luca	00001177	2/9/2006	2/9/2016	7.68	$6.900	108	108
Moser, David D	00001551	1/7/2008	1/7/2018	9.59	$2.690	50,000	16,667
Mueller , Elvira	00000801	7/1/2004	7/1/2014	6.07	$2.630	808	808
Mueller , Elvira	00001648	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
Mueller , Elvira	00001316	12/15/2006	12/15/2016	8.53	$3.360	2,827	1,885
Mueller , Elvira	00001218	2/9/2006	2/9/2016	7.68	$6.900	2,598	2,598
Mueller , Elvira	00001257	12/15/2006	12/15/2016	8.53	$3.360	2,827	2,827
Müller-Welte , Inka	00000791	7/1/2004	7/1/2014	6.07	$2.630	326	326
Neumann, Monika	00000810	7/1/2004	7/1/2014	6.07	$2.630	361	361
Neumann, Monika	00001333	12/15/2006	12/15/2016	8.53	$3.360	811	541
Neumann, Monika	00001196	2/9/2006	2/9/2016	7.68	$6.900	696	696
Neumann, Monika	00001274	12/15/2006	12/15/2016	8.53	$3.360	811	811
O’Donnell, Francis E. (Accentia)	00001690	2/29/2008	3/1/2018	9.73	$2.610	37,500	0
Ogbonnaya, Augustina	00001614	1/7/2008	1/7/2018	9.59	$2.690	1,000	334
Parker, Beverly D.	00001108	1/1/2006	1/1/2016	7.57	$8.000	2,000	2,000
Parker, Beverly D.	00001590	1/7/2008	1/7/2018	9.59	$2.690	500	500
Paschall, Pamela G.	00001431	3/12/2007	3/12/2017	8.76	$3.550	5,000	1,666

Paschall, Pamela G.		00001562	1/7/2008	1/7/2018	9.59	$2.690	12,500	4,167
Pasquale, Carmen		00000799	7/1/2004	7/1/2014	6.07	$2.630	311	311
Pasquale, Carmen		00001334	12/15/2006	12/15/2016	8.53	$3.360	587	392
Pasquale, Carmen		00001183	2/9/2006	2/9/2016	7.68	$6.900	1,183	1,183
Pasquale, Carmen		00001275	12/15/2006	12/15/2016	8.53	$3.360	587	587
Paul, Renee		00001563	1/7/2008	1/7/2018	9.59	$2.690	15,000	5,000
Paul, Renee		00001405	12/15/2006	12/15/2016	8.53	$3.360	1,957	1,305
Paul, Renee		00001388	12/15/2006	12/15/2016	8.53	$3.360	1,957	1,957
Paul, Renee		00001157	2/9/2006	2/9/2016	7.68	$6.900	898	898
Paul, Renee		00001149	2/9/2006	2/9/2016	7.68	$6.900	998	998
Paul, Renee		00000887	7/1/2004	7/1/2014	6.07	$2.630	1,900	1,900
Pearce, Alan M.		00001147	2/9/2006	2/9/2016	7.68	$7.590	37,425	37,425
Pearce, Alan M.		00001378	12/20/2006	12/20/2016	8.54	$3.560	8,600	4,299
Pearce, Alan M.		00001379	12/20/2006	12/20/2016	8.54	$3.560	241,400	162,375
Pearce, Alan M.		00001643	1/7/2008	1/7/2018	9.59	$2.690	200,652	91,667
Pearce, Alan M.		00001692	2/29/2008	3/1/2018	9.73	$2.610	30,000	0
Pearce, Alan M.		00001644	1/7/2008	1/7/2018	9.59	$2.690	74,348	0
Pearce, Alan M.		00001636	2/9/2006	2/9/2016	7.68	$7.590	47,431	47,431
Pearce, Alan M.		00001376	12/15/2006	12/15/2016	8.53	$3.700	4,137	4,137
Pearce, Alan M.		00001377	12/15/2006	12/15/2016	8.53	$3.700	33,288	33,288
Perrie, Nickie		00000934	8/11/2004	8/11/2014	6.18	$3.160	475	475
Plaza, Douglas A.		00000891	7/1/2004	7/1/2014	6.07	$2.630	1,188	1,188
Plaza, Douglas A.		00001407	12/15/2006	12/15/2016	8.53	$3.360	2,398	2,398
Plaza, Douglas A.		00001555	1/7/2008	1/7/2018	9.59	$2.690	3,334	3,334
Plaza, Douglas A.		00001389	12/15/2006	12/15/2016	8.53	$3.360	3,596	3,596
Plaza, Douglas A.		00001007	3/1/2004	3/1/2014	5.73	$2.630	7,126	7,126
Plaza, Douglas A.		00001155	2/9/2006	2/9/2016	7.68	$6.900	2,994	2,994
Podoloff, Colea		00001633	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Poole, William		00001537	6/25/2007	6/25/2017	9.05	$3.060	20,000	6,666
Poole, William		00001691	2/29/2008	3/1/2018	9.73	$2.610	45,000	0
Powers, Debra		00001634	1/7/2008	1/7/2018	9.59	$2.690	500	500
Precht, Christy R.		00000935	8/23/2004	8/23/2014	6.21	$3.160	950	950
Priebe, Barbara		00000796	7/1/2004	7/1/2014	6.07	$2.630	404	404
Priebe, Barbara		00001276	12/15/2006	12/15/2016	8.53	$3.360	792	792
Priebe, Barbara		00001335	12/15/2006	12/15/2016	8.53	$3.360	792	529
Priebe, Barbara		00001197	2/9/2006	2/9/2016	7.68	$6.900	467	467
Rains, Manfred		00001433	12/15/2006	12/15/2016	8.53	$8.510	4,750	4,750
Reynolds, William C.		00001560	1/7/2008	1/7/2018	9.59	$2.690	4,167	4,167
Reynolds, William C.		00001356	12/15/2006	12/15/2016	8.53	$3.360	1,001	1,001
Reynolds, William C.		00001297	12/15/2006	12/15/2016	8.53	$3.360	500	500
Reynolds, William C.		00001119	1/1/2006	1/1/2016	7.57	$8.000	2,900	2,900
Reynolds, William C.		00000997	10/22/2004	10/22/2014	6.38	$3.160	1,259	1,259
Reynolds, William C.		00000125	4/10/2003	4/10/2013	4.84	$1.050	1,663	1,663
Roberts, Douglas F		00000937	7/6/2004	7/6/2014	6.08	$2.630	2,850	2,850
Roberts, Douglas F		00001558	1/7/2008	1/7/2018	9.59	$2.690	3,334	3,334
Roos, Stacy		00001596	1/7/2008	1/7/2018	9.59	$2.690	500	500
Rosengarten, Mark		00001521	9/21/2007	9/21/2017	9.29	$3.220	3,334	3,334
Rosengarten, Mark		00001549	1/7/2008	1/7/2018	9.59	$2.690	5,000	5,000
Rosery, Hubertus		00000804	7/1/2004	7/1/2014	6.07	$2.630	390	390
Rosery, Hubertus		00001209	2/9/2006	2/9/2016	7.68	$6.900	674	674
Rushworth, Alison		00000797	7/1/2004	7/1/2014	6.07	$2.630	270	270
Rushworth, Alison		00001210	2/9/2006	2/9/2016	7.68	$6.900	254	254
Rushworth, Alison		00001336	12/15/2006	12/15/2016	8.53	$3.360	152	102
Rushworth, Alison		00001277	12/15/2006	12/15/2016	8.53	$3.360	152	152
Ryll, Dennis	(DG)	00000845	4/16/2004	4/16/2014	5.86	$2.110	5,938	5,938
Salyers, Chapelle		00001607	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Santos, Carlos		00001426	12/15/2006	12/15/2016	8.53	$3.360	1,174	1,174

Santos, Carlos	00001572	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667
Santos, Carlos	00001429	12/15/2006	12/15/2016	8.53	$3.360	1,174	783
Scheer, Linda M.	00001111	1/1/2006	1/1/2016	7.57	$8.000	2,000	2,000
Scheer, Linda M.	00001582	1/7/2008	1/7/2018	9.59	$2.690	500	500
Schiller, Ilona	00000798	7/1/2004	7/1/2014	6.07	$2.630	374	374
Schiller, Ilona	00001198	2/9/2006	2/9/2016	7.68	$6.900	610	610
Schmidt , Elvira	00000802	7/1/2004	7/1/2014	6.07	$2.630	493	493
Schmidt , Elvira	00001278	12/15/2006	12/15/2016	8.53	$3.360	1,584	1,584
Schmidt , Elvira	00001337	12/15/2006	12/15/2016	8.53	$3.360	1,584	1,057
Schmidt , Elvira	00001184	2/9/2006	2/9/2016	7.68	$6.900	1,668	1,668
Schmidt, Anke	00001192	2/9/2006	2/9/2016	7.68	$6.900	723	723
Schmidt, Anke	00001324	12/15/2006	12/15/2016	8.53	$3.360	705	471
Schmidt, Anke	00001265	12/15/2006	12/15/2016	8.53	$3.360	705	705
Schraibman, Eric	00000390	1/26/2004	1/26/2014	5.64	$2.630	950	950
Schraibman, Eric	00001651	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Schreiner , Raphaela	00000786	7/1/2004	7/1/2014	6.07	$2.630	376	376
Schreiner , Raphaela	00001338	12/15/2006	12/15/2016	8.53	$3.360	287	192
Schreiner , Raphaela	00001279	12/15/2006	12/15/2016	8.53	$3.360	287	287
Schreiner , Raphaela	00001185	2/9/2006	2/9/2016	7.68	$6.900	972	972
Schubert, David M.	00001638	3/1/2007	3/1/2017	8.73	$3.620	40,000	13,334
Schubert, David M.	00001687	2/29/2008	3/1/2018	9.73	$2.610	52,500	0
Schubert, David M.	00001215	11/2/2005	11/2/2015	7.41	$8.000	35,000	23,333
Schwander, Björn	00000803	7/1/2004	7/1/2014	6.07	$2.630	355	355
Schwander, Björn	00001199	2/9/2006	2/9/2016	7.68	$6.900	678	678
Schwander, Björn	00001339	12/15/2006	12/15/2016	8.53	$3.360	1,188	793
Schwander, Björn	00001280	12/15/2006	12/15/2016	8.53	$3.360	1,188	1,188
Sellen , Kirsten	00000795	7/1/2004	7/1/2014	6.07	$2.630	511	511
Sellen , Kirsten	00001340	12/15/2006	12/15/2016	8.53	$3.360	407	272
Sellen , Kirsten	00001281	12/15/2006	12/15/2016	8.53	$3.360	407	407
Sellen , Kirsten	00001186	2/9/2006	2/9/2016	7.68	$6.900	1,641	1,641
Sewell, John M.	00001224	2/9/2006	2/9/2016	7.68	$8.000	3,000	3,000
Sewell, John M.	00001406	12/15/2006	12/15/2016	8.53	$3.360	1,305	871
Sewell, John M.	00001583	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Sewell, John M.	00001421	12/15/2006	12/15/2016	8.53	$3.360	1,305	1,305
Sorenson, Fred	00001214	2/9/2006	2/9/2016	7.68	$6.900	2,166	2,166
Sorenson, Fred	00001649	1/7/2008	1/7/2018	9.59	$2.690	30,000	10,000
Soto, Cynthia	00001617	1/7/2008	1/7/2018	9.59	$2.690	500	500
Stergiou, Angelos	00001172	2/9/2006	2/9/2016	7.68	$6.900	6,036	6,036
Stergiou, Angelos	00001221	2/9/2006	2/9/2016	7.68	$8.000	5,000	3,333
Stergiou, Angelos	00001393	12/15/2006	12/15/2016	8.53	$3.360	5,480	5,480
Stergiou, Angelos	00001438	4/12/2007	4/12/2017	8.85	$3.280	20,000	20,000
Stergiou, Angelos	00001546	1/7/2008	1/7/2018	9.59	$2.690	60,000	20,000
Stergiou, Angelos	00001440	4/12/2007	4/12/2017	8.85	$3.280	27,250	17,250
Stergiou, Angelos	00001439	4/12/2007	4/12/2017	8.85	$3.280	2,750	2,750
Stergiou, Angelos	00001411	12/15/2006	12/15/2016	8.53	$3.360	5,480	3,654
Stern , Lee	00000637	11/7/2003	11/7/2013	5.42	$2.110	26,603	26,603
Stern , Lee	00000772	7/1/2004	7/1/2014	6.07	$2.630	7,126	7,126
Stern , Lee	00001162	2/9/2006	2/9/2016	7.68	$6.900	6,198	6,198
Stern , Lee	00001299	12/15/2006	12/15/2016	8.53	$3.360	5,709	3,807
Stern , Lee	00001547	1/7/2008	1/7/2018	9.59	$2.690	30,000	10,000
Stern , Lee	00001240	12/15/2006	12/15/2016	8.53	$3.360	5,709	5,709
Stogel, Steven	00001217	11/2/2005	11/2/2015	7.41	$8.000	40,000	26,666
Stowe, Jr., Edward W.	00000944	8/30/2004	8/30/2014	6.23	$3.160	950	950
Stowe, Jr., Edward W.	00001577	1/7/2008	1/7/2018	9.59	$2.690	3,000	1,000
Subrahmanian, Tarun	00001615	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Thieme , Marion	00000792	7/1/2004	7/1/2014	6.07	$2.630	420	420
Thieme , Marion	00001200	2/9/2006	2/9/2016	7.68	$6.900	809	809

Thieme , Marion	00001346	12/15/2006	12/15/2016	8.53	$3.360	375	251
Thieme , Marion	00001287	12/15/2006	12/15/2016	8.53	$3.360	375	375
Thomas, II, William J.	00000127	4/10/2003	4/10/2013	4.84	$1.050	8,117	8,117
Thomas, II, William J.	00001120	1/1/2006	1/1/2016	7.57	$8.000	6,800	6,800
Trimpin, Jan	00001178	2/9/2006	2/9/2016	7.68	$6.900	108	108
Trinker, Debra L.	00001623	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Tuberville, Johanna	00000398	1/5/2004	1/5/2014	5.58	$2.630	950	950
Tuberville, Johanna	00001574	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Twohig, Katherine T.	00001624	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Varshavsky, Tatyana	00001249	12/15/2006	12/15/2016	8.53	$3.360	685	685
Varshavsky, Tatyana	00001308	12/15/2006	12/15/2016	8.53	$3.360	685	457
Varshavsky, Tatyana	00001568	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Vidal, Sasha F.	00001250	12/15/2006	12/15/2016	8.53	$3.360	428	428
Vidal, Sasha F.	00001309	12/15/2006	12/15/2016	8.53	$3.360	428	286
Vidal, Sasha F.	00001587	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Vohringer, Cecilia	00001201	2/9/2006	2/9/2016	7.68	$6.900	218	218
Vohringer, Cecilia	00001341	12/15/2006	12/15/2016	8.53	$3.360	341	228
Vohringer, Cecilia	00001282	12/15/2006	12/15/2016	8.53	$3.360	341	341
Walls, Ramona	00001611	1/7/2008	1/7/2018	9.59	$2.690	1,000	334
Walusis, Jody	00001621	1/7/2008	1/7/2018	9.59	$2.690	500	500
Walzer , Stefan	00000806	7/1/2004	7/1/2014	6.07	$2.630	200	200
Walzer , Stefan	00001187	2/9/2006	2/9/2016	7.68	$6.900	1,162	1,162
Watson, Sara	00001613	1/7/2008	1/7/2018	9.59	$2.690	500	500
Wellmann, Birgit	00001202	2/9/2006	2/9/2016	7.68	$6.900	481	481
Wellmann, Birgit	00001342	12/15/2006	12/15/2016	8.53	$3.360	272	182
Wellmann, Birgit	00001283	12/15/2006	12/15/2016	8.53	$3.360	272	272
Whitaker, Ryan C.	00001594	1/7/2008	1/7/2018	9.59	$2.690	3,000	1,000
Whitmore, Jennifer	00001620	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Wiederkeher, Daniel P	00001167	2/9/2006	2/9/2016	7.68	$6.900	1,090	1,090
Wiederkeher, Daniel P	00001251	12/15/2006	12/15/2016	8.53	$3.360	2,283	2,283
Wiederkeher, Daniel P	00001310	12/15/2006	12/15/2016	8.53	$3.360	2,283	1,523
Wiederkeher, Daniel P	00001565	1/7/2008	1/7/2018	9.59	$2.690	5,000	1,667
Wiles, Thomas	00001631	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Wilmoth, Donna	00001608	1/7/2008	1/7/2018	9.59	$2.690	1,500	500
Wimbush, Alyson	00001597	1/7/2008	1/7/2018	9.59	$2.690	2,500	834
Worley, Angela	00001601	1/7/2008	1/7/2018	9.59	$2.690	500	500
Yousaf, Mehreen	00001252	12/15/2006	12/15/2016	8.53	$3.360	856	856
Yousaf, Mehreen	00001311	12/15/2006	12/15/2016	8.53	$3.360	856	571
Yousaf, Mehreen	00001567	1/7/2008	1/7/2018	9.59	$2.690	5,500	1,834
Yurick, Gregory A.	00000407	11/7/2003	11/7/2013	5.42	$2.110	143	143
Yurick, Gregory A.	00001005	10/22/2004	10/22/2014	6.38	$3.160	143	143
Yurick, Gregory A.	00001144	1/1/2006	1/1/2016	7.57	$8.000	900	900
Yurick, Gregory A.	00001569	1/7/2008	1/7/2018	9.59	$2.690	3,000	1,000
Yurick, Gregory A.	00001653	1/7/2008	1/7/2018	9.59	$2.690	500	167
Zerwes, Ute	00000811	7/1/2004	7/1/2014	6.07	$2.630	235	235
Zerwes, Ute	00001203	2/9/2006	2/9/2016	7.68	$6.900	518	518
Zerwes, Ute	00001284	12/15/2006	12/15/2016	8.53	$3.360	314	314
Zerwes, Ute	00001343	12/15/2006	12/15/2016	8.53	$3.360	314	210

						4,315,358	2,547,929

Schedule 3.1(g)(ii) - Obligations of the Company to issue Common Stock - Adjustment in Conversion Price pursuant to Section 4.18

The 8% Debentures financing dated September 29, 2006 (and related documents)

Midsummer Investment Ltd.

Whitebox Convertible Arbitrage, Ltd.

Whitebox Hedged High Yield Partners

Guggenheim Portfolio

GPC LIX

Pandora Select Partners

Whitebox Intermarket Partners

Wolverine Convertible

Rockmore Investment

Laurus Master Fund

The 8% Debentures financing dated February 27, 2007 (and related documents)

Midsummer Investment Ltd.

Whitebox Convertible Arbitrage, Ltd.

Whitebox Hedged High Yield Partners

Guggenheim Portfolio

GPC LIX

Pandora Select Partners

Whitebox Intermarket Partners

Whitebx Special Opportunities Partners

Wolverine Convertible

Rockmore Investment

UBS O’Connor LLC

BridgePointe Master Fund

GCA Strategic Fund

Diamond Opportunity Fund

Lloyd Miller

Crescent International

Cranshire Capital

R&R Opportunity Fund

The Convertible Preferred Stock financing dated January 18, 2008 (and related documents)

Valens U.S. SPV I, LLC

Valens Offshore SPV I, Ltd.

BAM Opportunity Fund LP

Hudson Bay Fund, LP

Hudson Bay Overseas Fund, Ltd

RRC Bio Fund, LP

Cranshire Capital, L.P.

Rosalind Capital Partners L.P.

Biohedge Holdings Limited

Diamond Opportunity Fund, LLC

Rockmore Investment Master Fund, Ltd.

BridgePointe Master Fund, Ltd.

GCA Strategic Investment Fund Limited

The following authorizations are required for the issuance of the Securities:

Board of Directors’ authorization

Schedule 3.1(i) - Undisclosed Events

On June 17, 2008 the Company and Laurus Master fund, Ltd. (“Laurus”) entered into agreements (the “Payoff and Amendment Agreements”) pursuant to which: (i) the Amended and Restated Secured Non-Convertible Revolving Note in the original principal amount of $5,000,000 dated as of April 29, 2005 (the “Revolving Note”) was satisfied; (ii) the Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 dated as of April 29, 2005 (the “Minimum Borrowing Note”) & Second Amended and Restated Secured Convertible Term Note in the original principal amount of $5,000,000 dated as of April 29, 2005 (the “Term Note”) were modified to provided that no interest or principal would accrue or be paid until December 31, 2008 at which time the notes would be marked “Paid”, conditioned upon satisfaction of stated conditions; (iii) Laurus released its security interest in all assets of the company except the capital stock and assets of Analytica International, Inc and the Company’s rights and interest in BiovaxID® royalties under the Royalty Agreement dated October 31, 2008; (iv) the Company agreed that if it sells its Analytica subsidiary, it will pay all proceed to Laurus up to $8.8 million and all proceeds above $8.8 million will be equally shared between the Company and Laurus; (v) if the Company does not sell Analytica or other wise pay Laurus $8.8 million by December 31, 2008, the Company shall assign 2% royalty interest in BiovaxID from the Company’s royalty Agreement and Laurus may either (a) demand payment of the amount, (b) take ownership of Analytica in which instance the Company will continue to be responsible for any deficit in the event Laurus sells Analytica, or (c) receive 1% royalty interest in BiovaxID worldwide sales from the Company’s royalty agreement for each $1 million of the amount then remaining unpaid.

The other material terms and conditions of the agreements are as follows:

•

The Company and Laurus have entered into an Assignment of Sale Proceeds whereby the Company has assigned to Laurus the proceeds of a contemplated sale of the Company’s Analytica subsidiary, up to a total of $8.8 million, with the Company and Laurus equally dividing any proceeds of such a sale in excess of $8.8 million. This sale of Analytica (and/or cash payment in the amount of $8.8 million) is required to occur on or before December 31, 2008. In the event that the Company does not sell Analytica by December 31, 2008, or if the sale proceeds are less than $8.8 million, the Company has the right to make cash payment to Laurus up to the amount of the shortfall. In the event that the Company does not sell Analytica by December 31, 2008 or if the sale proceeds or other cash payments are less than $8.8 million, Laurus may seek the cash shortfall from Accentia, elect to take possession of the stock of Analytica and the Company will continue to be obligated for any deficiency in the event Laurus sells Analytica, or to receive the assignment of additional royalty rights as described below.

•

The Company and Laurus have entered into an Assignment of Rights Under Royalty Agreement whereby the Company assigned to Laurus a royalty of 4% of worldwide sales of BiovaxID reducing the Company’s royalty percentage in BiovaxID from 19.5% to 15.5%. The Assignment of Rights Under Royalty Agreement additionally provides for the potential of additional royalties which may be assigned to Laurus under certain circumstances, including i) an additional assignment of 2% royalty in BiovaxID if no sale of Analytica takes place by December 31, 2008 or the Company does not otherwise make payment to Laurus of $8.8 million by that date; and ii) If Analytica is not sold or payment of $8.8 million has not been made by December 31, 2008, Laurus has the option to elect to A) take possession of the stock of Analytica and look to the Company for any deficit resulting from a sale of Analytica by Laurus; or B) receive an additional royalty in BiovaxID calculated on the basis of 1% of additional royalty for each $1 million shortfall in payment below $8.8 million (“Laurus’ Rights At December 31, 2008”).

•

The Company and Laurus have entered into a clarification of its existing guaranty obligation with respect to the outstanding Secured Promissory Note of Biovest to Laurus to fix the amount guaranteed by the Company at $4.9 million.

•

The Minimum Borrowing Note and the Term Note (the “Continuing Notes”) will continue in existence but are modified to provide that interest will not accrue and no principal payment shall be required under the Continuing Notes until December 31, 2008, and to further clarify that any payment under the Continuing Notes will reduce the Company’s aggregate indebtedness to Laurus of $8.8 million and will not alter or expand Laurus’ Rights at December 31, 2008 as described herein.

•	Laurus’ right to convert amounts due under the Continuing Notes into common stock of the Company continues and the conversion price was reduced to $1.20 per share.

The Company undertakes to provide an update to this disclosure in the event that any of the terms of this Laurus Debt Payoff and Amendment transaction change in any material respect prior to the closing of the transaction.

Schedule 3.1(j) - Litigations

On April 3, 2008, the Financial Industry Regulatory Authority (FINRA) notified the Company of their review of trading in the Company’s common stock surrounding the March 24, 2008 announcement of the results from the Phase 3 clinical trial of SinuNase™. FINRA’s review is still ongoing.

Schedule 3.1(n) - Liens

Each of the Company’s subsidiaries and their assets are subject to a lien imposed by existing notes held by Laurus Master Fund, Ltd.

However, upon the closing of the Laurus Payoff Transaction, all of the Company’s subsidiaries and their assets will be released. Except for Analytica International, Inc.’s capital stock and assets and all of the Company’s interest in the BiovaxID Royalty Agreement will be subject to a security interest granted to Laurus. Laurus will have the pre-emptive right to acquire the capital stock of Analytica.

Upon the closing of the Southwest Bank f/k/a Missouri State Bank Amendment to the Revolving Note Transaction, all of the Company’s subsidiaries and their assets used to secure the Southwest Revolving Note will be released. Except for the inventory and accounts receivable of TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals together with 15 million common stock shares of Biovest International, Inc. currently owned by the Company.

Upon the closing of the McKesson Corporation Amendment to the Termination Agreement Transaction, all of the Company’s subsidiaries and their assets used to secure the McKesson transaction will be released. Except for the common stock shares of Biovest International, Inc. currently owned by the Company.

Schedule 3.1(q) - Transactions With Affiliates and Employees

None

Schedule 3.1(s) - Certain Fees

The Company shall pay to Rodman & Renshaw a cash placement fee (the “Placement Agent’s Fee”) equal to 7% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering. For clarification, no Placement Agent’s Fee shall be due or paid hereunder at the time of, or based on, warrant exercise or other convertible security conversion.

As additional compensation for the Services, the Company shall issue to Rodman or its designees at the closing of the Offering (the “Closing”), warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to 5% of the aggregate number of Shares placed in the Offering, plus any Shares underlying any convertible Securities sold in the Offering, but excluding any warrants sold in the Offering. The Rodman Warrants shall have the same terms, except any anti-dilution and other price adjustment terms, including exercise price (provided that it shall be at least 110% of the price at which Shares are issued to Investors) and registration rights as the warrants issued to investors (“Investors”) in the Offering, subject to the requirements in respect of holding period required by NASD Rule 2710. If no warrants are issued to Investors, the Rodman Warrants shall have an exercise price equal to 110% of the price at which Shares are issued to Investors, an exercise period of five years and registration rights for the Shares underlying the Rodman Warrants equivalent to those granted with respect to the Shares and the holding period required by NASD Rule 2710.

SPA - Schedule 3.1(v)

REGISTRATION RIGHTS

as of June 6, 2008

Piggyback Registration Rights

Pursuant to a Registration Rights Agreement, dated April 3, 2002, between the Company and Steven Arikian, M.D., John Doyle, Julian Casciano, and Roman Casciano, as amended by Amendment No. 1, dated March 30, 2005, and Amendment No. 2, dated April 29, 2005, these four former stockholders of the Company’s Analytica subsidiary have piggyback registration rights under this agreement.

1.2 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (otter than a registration relating solely to the sale of securities to participants in a Company stock plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

Under the Amended and Restated Investors’ Rights Agreement, dated January 7, 2005, between the Company and Pharmaceutical Product Development, Inc., as amended July 8, 2005 and August 11, 2005, PPD has demand registration rights as to all of the shares of Common Stock held by it that were issued upon the automatic conversion of the Company’s Series E Preferred Stock at the time of the Company’s IPO. 1,423,441 of such shares (out of a total of 4,270,323 registrable securities under such agreement) were included in the Registration Statement effective on June 22, 2006.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sate of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

Under the Overadvance Letter Agreement, dated July 13, 2006, between the Company and Laurus Master Fund, Ltd. (“Laurus”), the Company issued to Laurus 100,000 shares of Company common stock as a non-refundable servicing payment. Under this agreement, Laurus was granted piggyback registration rights as to future-filed resale registration statements.

The Parent further agrees that if at any time after the date hereof there is not an effective Registration Statement covering all of the Additional Shares issued hereunder and the Parent shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to Laurus written notice of such determination and, if within fifteen (15) days after receipt of such notice, Laurus shall so request in writing, the Parent shall include in such registration statement all or any part of such Additional Shares Laurus requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Overadvance Side Letter, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholders) to such inclusion under such registration statement.

On June 15, 2007, the Company granted the following described warrants to certain related parties in consideration for ongoing guarantees and asset pledges:

Warrants to purchase two million shares of the Company’s common stock to Hopkins Capital Group II, LLC; Warrants to purchase two hundred thousand shares of the Company’s common stock to MOAB Investments, LP. Each of the warrants have an exercise period (“Term”) of four years from the date of grant. Each of the warrants have an exercise price of $4.32 per share, which represents a 38% premium over the closing price of the Company’s common stock on the date of the grant of the warrants. The Warrants vested upon grant. The holders have limited piggyback registration rights subject to the reasonable discretion of the Company.

(d) Piggyback Registration Rights. In the event that the Company plans to file a registration statement with, the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

On October 19, 2007, the Company issued warrants to certain of the investors in the February 28, 2007 8% Convertible Debenture Financing to purchase up to 1,895,133 shares of the Company’s Common Stock with an exercise price of $2.67 per share and with a term expiring on the first to occur of January 19, 2009 or three days following notice of the Company’s Common Stock trading at $6 per share based on a 10-day volume weighted average. The shares underlying these warrants have piggyback registration rights.

g) Registration Rights. The Holder shall have piggy back registration rights to register the shares underlying the Warrant. (“Piggy Back Registration Rights”). By virtue of the Piggy Back Registration Rights, in the event that the Company plans to file a registration statement with the SEC covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to include the shares underlying the Warrant in any Registration Statement if the underwriter or the party for whom the Registration Statement is being filed objects or if the Company reasonably determines that such registration may adversely effect the registration statement or the offering. The Piggy Back Registration Rights shall be limited by applicable U.S. Securities laws, including without limitation any SEC regulation or interpretation of those laws.

On October 30, 2007, the Company entered into an amendment to its revolving credit facility with Laurus to extend the Company’s access to its expanded borrowing availability under this revolving credit facility through March 31, 2008. In consideration of the extension, the Company issued to Laurus a redeemable warrant to purchase up to 4,024,398 shares with an exercise price of $2.67 per share until October 31, 2014 with piggyback registration rights. The Company has the right to terminate and cancel the warrant by making a cash payment in an amount equal to $0.99 for each share underlying the warrant. The Company’s right to terminate and cancel the Warrant expires on the earlier of April 30, 2008 or the date of public release of unblinded clinical trial data from the current Phase 3 clinical trial of SinuNase™.

From Amendment to Overadvance Side Letter dated 10/30/07

(b) The Parent further agrees that if at any time after the date hereof there is not an effective Registration Statement covering all of the Third Overadvance Warrant Shares issued hereunder and the Parent shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to Lauras written notice of such determination and, if within fifteen (15) days after receipt of such notice, Laurus shall so request in writing, the Parent shall include in such registration statement all or any part of such Third Overadvance Warrant Shares Laurus requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the Amendment Effective Date (as defined below), subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

On December 27, 2007 the Company issued to Hopkins Capital Group II, LLC a warrant to purchase up to 175,000 shares of the Company’s common stock at an exercise price of $2.91 vesting immediately and having a five year term. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

(d) Piggyback Registration Rights. In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

On June ____, 2008, the Company issued to Mayo Foundation for Medical Education and Research, a warrant to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of 110% of the VWAP for the twenty trading days prior to exercise or $1.50 per share, vesting immediately and having a five year term. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

Unfulfilled Registration Rights Agreements

On February 28, 2007, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $25.0 million in principal amount of 8% Convertible Debentures due February 27, 2011 (the “Debentures”). In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before May 29, 2007, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review). As a result of restrictions on the number of shares allowed to be registered pursuant to Rule 415, the Company has not yet completed the registration of all of these shares as required. However, effective on July 17, 2007 the Company filed a Registration Statement on Form S-3 which registered 10,516,652 shares pursuant to this Registration Rights Agreement, along with an amendment to the Registration Rights Agreement.

On August 22, 2007 the Company entered into an agreement with McKesson Corporation. (“McKesson”) titled “Termination Agreement Re Biologics Distribution Agreement” (the “Termination Agreement”) pursuant to which the Company and McKesson terminated the Biologics Distribution Agreement (“BDA”) entered into by the Company and McKesson as of February 27, 2004. As part of the termination of the BDA, the Company agreed to issue 1,498,128 shares of its common stock (the “Shares”) in payment of the refundable deposit and the termination of all obligations under the BDA. The Company has agreed to register the shares within 120 days of the Closing Date (the “Registration Deadline”). This registration statement has not yet been filed and made effective, but the need to register the shares will expire shortly after the effective date of the amendments to Rule 144, which will make these shares freely tradable on or about February 22, 2008.

On January 18, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements relating to a convertible preferred stock private placement (the “Private Placement”) of $8.7 million in principal amount. In connection with the Private Placement, the Company and the purchasers of the preferred stock entered into a Registration Rights Agreement under which the Company is required, on or before March 18, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review). As a result of restrictions on the number of shares allowed to be registered pursuant to Rule 415, the Company has not yet completed the registration of all of these shares as required. However, effective on April 11, 2008, the Company filed a Registration Statement on Form S-3 which registered 3,304,301 shares pursuant to this Registration Rights Agreement, along with an amendment to the Registration Rights Agreement.

SPA - Schedule 3.1(w)

LISTING AND MAINTENANCE REQUIREMENTS

The Company received notice from The NASDAQ Stock Market dated April 15, 2008, notifying the Company that it is not in compliance with NASDAQ Rule 4450(b)(1)(A), which requires a listed security to maintain a minimum $50 million market capitalization for continued trading on the NASDAQ Global Market. On May 23, 2008, Accentia’s application for transfer of the listing of its Common Stock from the NASDAQ Global Market (the “Global Market”) to the NASDAQ Capital Market (the “Capital Market”) was approved, and as of that date the Company’s Common Stock began trading on the Capital Market and ceased trading on the Global Market. The Company’s Common Stock continues to be traded under the symbol “ABPI”.

Accentia Biopharmaceuticals, Inc.

Schedule 3.1(aa)

Indebtedness Summary

6-Jun-08

	Principal	Prior to Laurus payoff agreement	Post-Laurus payoff agreement
Laurus secured debt pursuant to payoff agreement	8,800,000	first lien on all assets	first lien on Analytica International and Accentia’s BiovaxID royalty rights

Midsummer One Convertible Debenture	8,756,944	no security	no security

Midsummer Two Convertible Debenture	19,345,135	no security	no security

Southwest LOC	4,000,000	subordinated lien on all assets	first lien on Accentia Pharmaceuticals inventory and receivables and 15 million Biovest shares currently owned by Accentia

McKesson	4,133,499	subordinate lien on all assets	2 x (Guaranteed return total minus redemption payments less remaining McKesson shares times market value of Accentia stock) divided by Biovest market price = Biovest shares pledged to McKesson

Guaranty of Biovest Laurus Note	4,900,000	64% of note is guaranteed by Accentia	Set amount of $4.9 million guaranteed

Accentia Biopharmaceuticals, Inc.

Schedule 3.1(ee)

Accounting Firm

6-Jun-08

Cherry, Bekaert & Holland, LLP*

401 East Jackson Street, Suite 3400,

Tampa, Florida 33602

Telephone (813) 222-8555 - Fax (813) 222-8560

*	Effective May 2008, our former accounting firm, Aidman Piser & Company merged with Cherry, Bekaert & Holland, LLP

Schedule 3.1(ff) - Seniority

There is no indebtedness senior to the debentures with regard to collateral pledged to secure the Debentures. The following indebtedness is secured by collateral other than that pledged to secure the Debentures:

Laurus Master Fund, Ltd. retains a first security interest all of the capital stock and assets of Analytica International, Inc. and all of the royalty interest and rights in the BiovaxID Royalty Agreement

Southwest Bank f/k/a Missouri State Bank retains a first security interest in 15 million common stock shares of Biovest International, Inc. owned by the Company and all of the accounts receivable and inventory of TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals.

McKesson Corporation retains a first security interest in 18 million common stock shares of Biovest International, Inc. owned by the Company

The September 2006 Debenture Holders retain a first security interest in 18 million common stock shares of Biovest International, Inc. owned by the Company

Schedule 3.1(kk) – Noncompliant FDA Products

Respi~TANN products are marketed by the Company in the United States without an FDA-approved marketing application because they have been considered by us to be identical, related, or similar to products that have existed in the market without an NDA or ANDA. This product is marketed subject to the FDA’s regulatory discretion and/or enforcement policies. FDA has adopted a risk-based enforcement policy concerning unapproved drugs. The agency has articulated that, in enforcing the new drug application requirements, it prioritizes drugs that pose potential safety risks, lack evidence of effectiveness and prevent patients from seeking effective therapies, and those that are marketed fraudulently. In addition, the FDA has indicated that approval of an NDA for one drug within a class of drugs marketed without FDA approval may also trigger agency enforcement of the new drug requirements. Once the FDA issues an approved NDA for one of the drug products at issue or completes the efficacy review for that drug product, it may require us to also file a NDA or ANDA application for that same drug in order to continue marketing it in the United States. While the agency generally provides sponsors a one year grace period, the agency is not statutorily required to do so. In addition, although we may be given time to submit a marketing application before the agency would take enforcement action, the time it takes us to complete the necessary clinical studies and submit an application to FDA may exceed this time period, resulting in an interruption of marketing. It is also possible that the FDA could disagree with our determination that this product is identical, related, or similar to products that have existed in the marketplace without an NDA or ANDA.

In addition, some or all of the Respi~TANN product marketed by the Company contain a timed-release dosage mechanism utilizing tannic acid. In 1960, the FDA issued a policy stating that when a timed-release dosage feature is added to a drug, then an approved NDA is required in order to market the drug. While listed in the Code of Federal Regulations, this policy has never gone through the notice and comment rulemaking process required for the development of an FDA regulation. Additionally, numerous tannic-acid based medications have been introduced by other pharmaceutical companies since the FDA’s pronouncement without an NDA. Consequently, in continuing to market this product, we rely on the FDA’s enforcement discretion with respect to the product, but we cannot guarantee that the FDA will not in the future choose to require an NDA or ANDA for the product, notwithstanding the fact that similar products have been marketed for many years.

In the May 29, 2007, Federal Register the FDA issued a statement on extended release products containing guaifenesin and its intention to take enforcement action against drug products in time-released forms containing guaifenesin that are not subject to a formal approved New Drug Application (NDA). Only one firm, Adams Respiratory Therapeutics, has obtained approved NDAs for products in timed-release dosage forms containing guaifenesin. These products are sold under the trade names of MUCINEX and HUMIBID. The FDA stated that unapproved time-released products containing guaifenesin could no longer be manufactured after August 2, 2007 nor distributed on or after November 26, 2007.

At the time the Federal Register was made public, it was our opinion and the opinion of the manufacturer of Respi-TANN G, Kiel Laboratories, that this ruling did not affect Respi-TANN G. This opinion was based on the fact that the guaifenesin in Respi-TANN G is in an immediate released form, not an extended released form. Based on further internal review of the Federal Register document and further clarification from the FDA Accentia management made a corporate decision to stop distribution, promotion and manufacture of Respi-TANN G effective November 26, 2007. On November 26, 2007, the Company instructed its distributor of record, DDN Pharmaceutical Logistics, to place the existing inventory of Respi-TANN G, both trade and sample inventories, on hold. Furthermore, the Company instructed the Accentia sales force to cease promotion and sampling of Respi-TANN G effective immediately. In addition, the Company’s management communicated with all wholesalers about this decision with regard to DDN Pharmaceutical Logistics no longer shipping Respi-TANN G.

Accentia Biopharmaceuticals, Inc.

Schedule 4.9

Use of Proceeds Other Than Working Capital Purposes

6-Jun-08

All proceeds will be used for the following:

*	working capital

*	monthly McKesson share redemption of approximately $106,800

*	litigation expense not to exceed $75,000

*	monthly Southwest bank loan interest of approximately $28,000

Exhibit 99.1

Accentia Reports on Multiple Sclerosis Study:

Revimmune® Shows Unprecedented Results in

Reducing Disability and Improving Functions

TAMPA, FLORIDA – June 17, 2008 – Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced today that researchers from Johns Hopkins University have published encouraging results from a two-year study evaluating the treatment of aggressive relapsing-remitting multiple sclerosis with Revimmune™, Accentia’s patent-pending, novel usage of an approved chemotherapeutic drug (cyclophosphamide) in an ultra-high dose, pulsed intravenous administration for four hours daily over four days. Administered in this fashion, cyclophosphamide acts as a unique stem-cell sparing myeloablative which can reboot the immune system in order to delete the autoimmunity. Furthermore, Revimmune is believed to be the first therapy in development for multiple sclerosis that proposes the restoration of neurological function with the potential to eliminate the autoimmunity.

The article titled “Reduction of Disease Activity and Disability with High-Dose Cyclophosphamide in Patients with Aggressive Multiple Sclerosis” was published in the Archives of Neurology. It concludes that Revimmune was safe and well-tolerated in patients, and that the therapy resulted in a pronounced reduction in disease activity and disability after treatment which was sustained during the course of follow-up for approximately two years. In contrast, existing approved therapies for the treatment of multiple sclerosis are only intended to slow progression of the disease, not improve the patient’s functional status.

According to one of the study’s authors, Dr. Douglas Kerr of Johns Hopkins University, “I believe our preliminary results in treating MS with Revimmune are unprecedented with an average functional score improvement of about 40% in these patients who were tracked for two years after receiving therapy with sustained restoration of their functional improvement. Of those nine patients, eight of them had failed other therapies, and during the course of follow-up, five of them had no signs of disease activity, and the other four showed dramatic improvement over the course of follow-up. We look forward to working closely with Accentia’s team to advance Revimmune into a definitive phase 3 clinical trial, initially for refractory MS, but ultimately targeting a host of other autoimmune diseases as well.”

The full article can be accessed at:

http://archneur.ama-assn.org/cgi/reprint/65.8.noc80042v1.pdf

A correspondent for the Reuters news organization, Will Dunham, reported on these findings in an article titled “New Approach Promising Against Multiple Sclerosis”, which can be accessed at: http://www.reuters.com/article/latestCrisis/idUSN09228052

Revimmune therapy consists of an ultra-high intensity, short-course, intravenous formulation of cyclophosphamide. It is believed that Revimmune “reboots” a patient’s immune system, thereby typically eliminating the autoimmunity. The “rebooting” process is achieved because Revimmune eliminates the cells causing the autoimmunity and spares the stem cells in the bone marrow. These surviving stem cells are then able to repopulate a restored, uncompromised immune system.

Accentia has filed a pre-IND submission with the FDA for the commencement of a Phase 3 trial, and the Company is preparing to file an IND later this year. Based on initial discussions with the FDA, the Company anticipates that the primary endpoint for this planned study will be the recovery of lost functions in multiple sclerosis patients.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. (Nasdaq: ABPI) is committed to building significant value for its stockholders through the commercialization of patent-protected disruptive healthcare technologies designed to be positioned as leading products for the treatment of a broad range of chronic, debilitating and life-threatening diseases including respiratory, autoimmune and cancer indications. The Company generated more than $18 million in revenues in fiscal-year 2007, primarily based on sales of its marketed specialty pharmaceutical products and its analytical consulting business serving biopharmaceutical clients.

Accentia is advancing a portfolio of potential blockbuster drug candidates which target multi-billion dollar market opportunities. These late-stage products include: BiovaxID®, a novel anti-idiotype cancer vaccine for the treatment of B-cell malignancies including indolent follicular non-Hodgkin’s lymphoma; Revimmune™, a novel ultra-high-dose formulation of a previously approved chemotherapeutic agent expected to show utility in the treatment of up to 80 autoimmune diseases, with an initial focus on multiple sclerosis; and SinuNase™, a novel formulation of a previously approved anti-fungal for the topical, intranasal treatment of chronic sinusitis.

Accentia’s interest in BiovaxID is based on its majority ownership stake in Biovest International, Inc. (OTCBB: BVTI), and Accentia also maintains a royalty interest in Biovest’s biologic products. Accentia is a portfolio company of the Hopkins Capital Group.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, statements about Revimmune™, SinuNase™, BiovaxID®, AutovaxID™, SinuTest™, AllerNase™ and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions, and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends,"

"plans," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.